_____________________________________________________________




                       AGREEMENT AND PLAN OF MERGER

                        DATED AS OF AUGUST 7, 1995

                                  BETWEEN

                     PIEDMONT MANAGEMENT COMPANY INC.

                                    AND

                         CHARTWELL RE CORPORATION




     ________________________________________________________________

                             TABLE OF CONTENTS

                                                                          Page


                                 ARTICLE I

                                THE MERGER

      SECTION 1.1.  The Merger...........................................  2
      SECTION 1.2.  Closing..............................................  2
      SECTION 1.3.  Effective Time.......................................  2
      SECTION 1.4.  Effects of the Merger................................  3
      SECTION 1.5.  Certificate of Incorporation.........................  3

                                ARTICLE II

                  EFFECT OF THE MERGER ON THE SECURITIES
                      OF THE CONSTITUENT CORPORATIONS

      SECTION 2.1.   Effect on Capital Stock.............................  3
               (a)   Cancellation of Treasury Stock and
                       Chartwell-Owned Stock.............................  3
               (b)   Conversion of Piedmont Common Stock.................  3
               (c)   Piedmont Preferred Stock............................  4
               (d)   Piedmont Stock Options..............................  4
               (e)   Conversion Number...................................  5
               (f)   Cancellation and Retirement of Piedmont
                        Common Stock.....................................  5
      SECTION 2.2.   Exchange of Certificates............................  6
               (a)   Exchange Agent......................................  6
               (b)   Exchange Procedures.................................  6
               (c)   Letter of Transmittal...............................  7
               (d)   Distributions with Respect to
                       Unexchanged Shares................................  7
               (e)   No Further Ownership Rights in Piedmont
                      Common Stock.......................................  7
               (f)   No Fractional Shares................................  8
               (g)   Termination of Exchange Fund........................  8
               (h)   No Liability........................................  8
      SECTION 2.3.   Supplemental Indenture..............................  8
      SECTION 2.4.   Tax Consequences of Merger..........................  9

                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

      SECTION 3.1.   Representations and Warranties of
                          Chartwell......................................  9
               (a)   Organization, Standing and Corporate
                       Power.............................................  9
               (b)   Capital Structure...................................  9
               (c)   Authority; Noncontravention......................... 11
               (d)   SEC Documents; Financial Statements................. 12
               (e)   Transaction Documents............................... 13
               (f)   Absence of Certain Changes or Events................ 14
               (g)   Benefit Plans....................................... 15
               (h)   Taxes............................................... 16
               (i)   No Excess Parachute Payments;
                       Section 162(m) of the Code........................ 17
               (j)   Compliance with Applicable Laws..................... 17
               (k)   Voting Requirements................................. 18
               (l)   Opinion of Financial Advisor........................ 18
               (m)   Brokers............................................. 18
               (n)   Litigation.......................................... 18
               (o)   Chartwell Investees................................. 19
               (p)   Tax Consequences of the Merger...................... 19
      SECTION 3.2.   Representations and Warranties of
                       Piedmont.......................................... 20
               (a)     Organization, Standing and Corporate
                         Power........................................... 20
               (b)     Capital Structure................................. 21
               (c)     Authority; Noncontravention....................... 22
               (d)     SEC Documents; Financial Statements............... 24
               (e)     Transaction Documents............................. 26
               (f)     Absence of Certain Changes or Events.............. 27
               (g)     Absence of Changes in Benefit Plans............... 28
               (h)     Benefit Plans..................................... 28
               (i)     Voting Requirements............................... 29
               (j)     Certain Prior Actions............................. 29
               (k)     Taxes............................................. 29
               (l)     No Excess Parachute Payments;
                         Section 162(m) of the Code...................... 30
               (m)     Compliance with Applicable Laws................... 30
               (n)     Opinion of Financial Advisor...................... 31
               (o)     Brokers........................................... 31
               (p)     Litigation........................................ 31
               (q)     Intercompany Relationships........................ 31
               (r)     Piedmont Investees................................ 33

                                ARTICLE IV

                 COVENANTS RELATING TO CONDUCT OF BUSINESS
                              PRIOR TO MERGER

      SECTION 4.1.  Certain Covenants.................................... 34
      SECTION 4.2.  Dividend of CI Notes................................. 40

                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

      SECTION 5.1.   Preparation of Form S-4, CI Notes Form
                          S-1, Spin-off Form S-1, Form 10 and
                          the Proxy Statement............................ 41
      SECTION 5.2.  Meetings of Stockholders............................. 43
      SECTION 5.3.  Letter of Chartwell's Accountants.................... 43
      SECTION 5.4.  Letter of Piedmont's Accountants..................... 43
      SECTION 5.5.  Access to Information; Confidentiality............... 44
      SECTION 5.6.  Best Efforts......................................... 45
      SECTION 5.7.  Benefit Plans........................................ 45
      SECTION 5.8.  Indemnification and Insurance........................ 46
      SECTION 5.9.  Public Announcements................................. 47
      SECTION 5.10.  Acquisition Proposals............................... 47
      SECTION 5.11.  Fiduciary Duties.................................... 49
      SECTION 5.12.  Certain Fees and Expenses........................... 50
      SECTION 5.13.  Consents, Approvals and Filings..................... 51
      SECTION 5.14.  Spin-Off............................................ 51
      SECTION 5.15.  Piedmont Bank Debt.................................. 52
      SECTION 5.16.  Affiliates and Certain Stockholders................. 52
      SECTION 5.17.  Listing............................................. 53
      SECTION 5.18.  Stockholder Litigation.............................. 53
      SECTION 5.19.  Board Action Relating to Stock Option
                          Plan........................................... 53
      SECTION 5.20.  Chartwell Warrants.................................. 53
      SECTION 5.21.  Post-Merger Operations.............................. 54
      SECTION 5.22.  Stockholders Agreement and Registration
                          Rights Agreement............................... 54
      SECTION 5.23.  Noteholder Consent.................................. 54
      SECTION 5.24.     Additional Reserves.............................. 54

                                ARTICLE VI

                           CONDITIONS PRECEDENT

      SECTION 6.1.  Conditions to Each Party's Obligation To Effect the
                Merger................................................... 55
                (a)     Stockholder Approval.......... .................. 55
                (b)     Governmental and Regulatory Consents............. 55
                (c)     HSR Act.......................................... 55
                (d)     No Injunctions or Restraints..................... 55
                (e)     Form S-4......................................... 56
                (f)     Third-Party Consents............................. 56
                (g)     Listing.......................................... 56
                (h)     CI Notes......................................... 56
                (i)     Spin-Off......................................... 56
                (j)     Supplemental Indenture........................... 56
      SECTION 6.2.  Conditions to Obligations of Piedmont................ 56
                (a)     Representations and Warranties................... 56
                (b)     Performance of Obligations of
                          Chartwell...................................... 57
                (c)     No Material Adverse Change....................... 57
                (d)     Tax Opinions..................................... 57
                (e)     Stockholders Agreement and Registration
                          Rights Agreement............................... 57
      SECTION 6.3.  Conditions to Obligation of Chartwell................ 57
                (a)     Representations and Warranties................... 58
                (b)     Performance of Obligations of Piedmont........... 58
                (c)     No Material Adverse Change....................... 58
                (d)     Affiliates....................................... 58
                (e)     Tax Opinion...................................... 58

                                ARTICLE VII

                     TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.1.  Termination.......................................... 59
      SECTION 7.2.  Effect of Termination................................ 60
      SECTION 7.3.  Amendment............................................ 60
      SECTION 7.4.  Extension; Waiver.................................... 60
      SECTION 7.5.  Procedure for Termination, Amendment,
                         Extension or Waiver............................. 61

                               ARTICLE VIII

                            GENERAL PROVISIONS

      SECTION 8.1.   Nonsurvival of Representations and
                          Warranties..................................... 61
      SECTION 8.2.   Fees and Expenses................................... 61
      SECTION 8.3.   Definitions; Certain Calculations and
                          Related Matters................................ 61
      SECTION 8.4.   Notices............................................. 64
      SECTION 8.5.   Interpretation...................................... 65
      SECTION 8.6.   Counterparts........................................ 65
      SECTION 8.7.   Entire Agreement; Third-Party
                          Beneficiaries.................................. 65
      SECTION 8.8.   Governing Law....................................... 65
      SECTION 8.9.   Assignment.......................................... 66
      SECTION 8.10.  Enforcement......................................... 66
      SECTION 8.11.  Severability........................................ 66


                                 EXHIBITS

Exhibit A         CI Indenture
Exhibit B         Contribution and Distribution Agreement
Exhibit C         Restated Chartwell Charter
Exhibit D         Piedmont Charter Amendment
Exhibit E         Restated Chartwell By-Laws
Exhibit F         Stockholders Agreement
Exhibit G         Chartwell Employee Stock Purchase Plan
Exhibit H         Form of Affiliate Letter
Exhibit I         Registration Rights Agreement
Exhibit J         Supplemental Indenture


                       AGREEMENT AND PLAN OF MERGER
                        DATED AS OF AUGUST 7, 1995
                                  BETWEEN
                     PIEDMONT MANAGEMENT COMPANY INC.
                   A DELAWARE CORPORATION ("PIEDMONT"),
                                    AND
                         CHARTWELL RE CORPORATION,
                   A DELAWARE CORPORATION ("CHARTWELL").


            WHEREAS, the Board of Directors of each of Piedmont and Chartwell has adopted resolutions approving this Agreement, pursuant to which Piedmont shall be merged with and into Chartwell (the "Merger"); and

            WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of Piedmont have entered into a Voting Agreement with Chartwell pursuant to which they have agreed to vote, subject to the terms thereof, in favor of the transactions contemplated by this Agreement, and certain stockholders of Chartwell having the power to vote substantially all of the outstanding common stock, par value $.01 per share (the "Common Stock"), of Chartwell have entered into a Voting Agreement with Piedmont pursuant to which they have agreed to vote, subject to the terms thereof, in favor of the transactions contemplated by this Agreement; and

            WHEREAS, the Board of Directors of Piedmont has approved the issuance as a dividend by Piedmont, prior to the Merger, of one Contingent Interest Note (the "CI Notes") to each holder of record of shares of common stock, par value $.50 per share, of Piedmont (the "Piedmont Common Stock") prior to such issuance, such CI Notes to be issued pursuant to an Indenture between Piedmont and a trustee to be determined, which Indenture shall be in the form of Exhibit A hereto (the "CI Indenture"); and

            WHEREAS, the Board of Directors of Piedmont has approved the formation of a new subsidiary ("LH Corp."), the contribution to LH Corp. of all the shares of capital stock of certain subsidiaries of Piedmont engaged in the asset management business and certain other assets and liabilities, certain related reorganization transactions, and the distribution immediately prior to the Effective Time (as defined herein) of all the shares of capital stock of LH Corp. on a pro rata basis to the holders of the Piedmont Common Stock (the "Spin-off"), all of the foregoing to be effected pursuant to the Contribution and Distribution Agreement attached hereto as Exhibit B (the "Distribution Agreement") and the Tax Disaffiliation Agreement and other agreements attached as annexes to the Distribution Agreement (together with the Distribution Agreement, the "Spin-Off Agreements"), all of which will be executed and delivered by Piedmont and the other parties thereto prior to the Effective Time; and

            WHEREAS, immediately following the Effective Time, Chartwell will contribute or cause to be contributed to its wholly-owned subsidiary, Chartwell Reinsurance Company ("Chartwell Re"), all of the shares of capital stock of The Reinsurance Corporation of New York ("RECO" and such contribution, the "RECO Contribution"); and

            WHEREAS, Piedmont and Chartwell desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;


            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                 ARTICLE I

                                THE MERGER

            SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Piedmont shall be merged with and into Chartwell at the Effective Time (as hereinafter defined). Upon the Effective Time, the separate existence of Piedmont shall cease, and Chartwell shall continue as the surviving corporation (the "Surviving Corporation").

            SECTION 1.2. Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date (the "Closing Date") that is the later of (i) the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 6.1(a) through (g) shall be fulfilled or waived in accordance with this Agreement and (ii) the first business day following the date on which the condition set forth in Section 6.1(h) shall be fulfilled in accordance with this Agreement, at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

            SECTION 1.3. Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing (or on such other later date as Piedmont and Chartwell may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

            SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Piedmont shall vest in the Surviving Corporation, and all debts, liabilities and duties of Piedmont shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

            SECTION 1.5. Certificate of Incorporation. The Restated Certificate of Incorporation of Chartwell (the "Charter"), as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as of the Effective Time to read as set forth in Exhibit C hereto (as so amended and restated, the "Restated Chartwell Charter") and, as so amended and restated, the Restated Chartwell Charter shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


                                ARTICLE II

                  EFFECT OF THE MERGER ON THE SECURITIES
                      OF THE CONSTITUENT CORPORATIONS

            SECTION 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Piedmont Common Stock or any other shares of capital stock of
Piedmont:

            (a) Cancellation of Treasury Stock and Chartwell-Owned Stock. Each share of Piedmont Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Piedmont or any subsidiary of Piedmont or by Chartwell or any subsidiary of Chartwell shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

            (b) Conversion of Piedmont Common Stock. Each share of Piedmont Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of Common Stock (the "Stock Consideration") which is equal to the Conversion Number (as defined in Section 2.1(e)). The Stock Consideration and any cash to be paid in accordance with Section 2.2 in lieu of fractional shares of Common Stock are referred to collectively as the "Merger Consideration".

            (c) Piedmont Preferred Stock. Immediately prior to the record date for the payment of the dividend of the CI Notes, (i) Piedmont shall declare a dividend of $.50 per share on each share of Cumulative Convertible Series A Preferred Stock of Piedmont (the "Piedmont Preferred Stock") outstanding as of such time, (ii) thereafter Piedmont shall pay to the holders of shares of Piedmont Preferred Stock as of such time (A) the dividend declared pursuant to clause (i) and (B) $6.50 per share representing all accrued and unpaid dividends on such shares through April 15, 1995; provided, that the aggregate payment under subclauses (A) and (B) shall not exceed $1,334,000, and (iii) as of such time, each outstanding share of Piedmont Preferred Stock shall be automatically converted into two shares of Piedmont Common Stock.

            (d) Piedmont Stock Options. Immediately prior to the record date for payment of the dividend of CI Notes (the "Option Date"), each outstanding employee stock option to purchase Piedmont Common Stock granted under any of the Piedmont Stock Plans (as hereinafter defined) (each, a "Piedmont Stock Option") shall be canceled, and each holder of any "in-the-money" Piedmont Stock Option (determined as provided below) as of such date, whether or not then vested or exercisable, shall receive for such "in-the-money" Piedmont Stock Options that number of shares of Piedmont Common Stock obtained by dividing (i) the excess, if any, of the "fair market value" (determined as provided below) per share of Piedmont Common Stock multiplied by the number of such "in-the-money" Piedmont Stock Options held by such holder over the sum of (A) the aggregate option price of such Options plus (B) the aggregate amount required to be withheld for federal, state and local taxes (using for this purpose the supplemental wage payment withholding rate (currently 28% for federal taxes)) by (ii) the "fair market value" per share of Piedmont Common Stock. No fractional shares of Piedmont Common Stock shall be issued or delivered in connection therewith and each holder shall instead receive cash (without interest) in an amount equal to any fractional part of a share of Piedmont Common Stock derived from the above formula multiplied by the "fair market value" of a share of Piedmont Common Stock, less any applicable withholding taxes. Any Piedmont Stock Option that is not "in-the-money" on such record date shall be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor. Whether a Piedmont Stock Option is "in-the-money" shall be determined based on the average of the closing prices for Piedmont Common Stock for the five trading days preceding such record date (such average, the "fair market value"). Prior to such record date Piedmont shall (i) use its best efforts to obtain any consents from holders of Piedmont Stock Options and (ii) make any amendments to the terms of such Piedmont Stock Options and the Piedmont
Stock Plans that are necessary to give effect to the transactions contemplated by this Section. Notwithstanding any other provision of this Section, delivery of Common Stock and any cash in lieu of fractional shares may be withheld in respect of any employee stock option until such necessary consents are obtained; provided that in the event that any such consent with respect to any such option is not obtained, Piedmont Common
Stock shall nevertheless be issued in respect of such option (if "in-the-money" as determined above) and Common Stock shall be issued in respect of such Piedmont Common Stock in the Merger in accordance with Section 2.1(b) and any such Piedmont Common Stock or Common Stock shall be held by Piedmont or Chartwell, as applicable, for the benefit of the holder of such option. Prior to the Option Date, Piedmont shall be permitted to amend any Piedmont Stock Plan or Piedmont Stock Option to extend the date of exercise or accelerate the vesting of any currently outstanding Piedmont Stock
Option through the earlier of the Option Date and the date of termination of the Merger Agreement.

            (e) Conversion Number. (i) The "Conversion Number" shall be the number (rounded to the nearest ten-thousandth of a share) determined by dividing (A) the CWL Shares Issuable by (B) the number of shares of Piedmont Common Stock outstanding immediately prior to the Effective Time and not to be cancelled in accordance with Section 2.1(a) (the "Piedmont Shares Number"). The "CWL Shares Issuable" shall be determined by multiplying (A) the number of shares of Common Stock outstanding immediately prior to the Effective Time (the "Chartwell Shares Number") by (B) 0.826484. The Conversion Number shall be subject to adjustment if required in accordance with Section 2.1(e)(ii).

                 (ii) If either Chartwell or Piedmont (or both of them) experiences a Financial Adjustment (as defined in Section 8.3), the Conversion Number shall be automatically adjusted to the number (rounded to the nearest ten-thousandth of a share) determined by dividing the Piedmont Amount by the Chartwell Amount (each as defined below). For purposes hereof, the "Piedmont Amount" shall be determined by dividing (i) the Adjusted Piedmont Base Amount (as defined in Section 8.3) by (ii) the Piedmont Shares Number, and the Chartwell Amount shall be determined by dividing (i) the Adjusted Chartwell Base Amount (as defined in Section 8.3) by (ii) the Chartwell Shares Number.

            (f) Cancellation and Retirement of Piedmont Common Stock. As of the Effective Time, all certificates representing shares of Piedmont Common Stock, other than certificates representing shares to be cancelled in accordance with Section 2.1(a), issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Piedmont Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.2, without interest.

            SECTION 2.2.  Exchange of Certificates.  (a)  Exchange
Agent. As of the Effective Time, Chartwell shall deposit with a bank or trust company as shall be designated by Chartwell and reasonably satisfactory to Piedmont (the "Exchange Agent"), for the benefit of the holders of shares of Piedmont Common Stock, certificates representing the shares of Common Stock representing the aggregate Stock Consideration (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Exchange Fund").

            (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Piedmont Common Stock (including certificates which represented shares of Piedmont Preferred Stock prior to the automatic conversion thereof into shares of Piedmont Common Stock immediately prior to the record date for the payment of the dividend of CI Notes as contemplated by this Agreement) shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of Common Stock (and cash in lieu of fractional shares of Common Stock as contemplated by this Section 2.2) which the aggregate number of shares of Piedmont Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 2.1(b) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Piedmont Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of Piedmont or its transfer agent of certificates representing shares of Piedmont Common Stock and if such certificates are presented to Piedmont for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.2(b), each certificate representing shares of Piedmont Common Stock (other than certificates representing shares to be cancelled in accordance with Section 2.1(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

            (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than 5 days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Piedmont Common Stock which have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled pursuant to
Section 2.1.

            (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of Piedmont Common Stock which have been converted pursuant to Section 2.1, until the surrender for exchange of such certificate in accordance with this Article II. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Common Stock into which the shares of Piedmont Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 2.1, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Common Stock.

            (e) No Further Ownership Rights in Piedmont Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Piedmont Common Stock in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Piedmont Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Piedmont on such shares of Piedmont Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

            (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of Piedmont Common Stock which have been converted pursuant to Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Chartwell. No Piedmont stockholder shall be entitled to receive cash in lieu of fractional shares in an amount greater than the value of one full share of Common Stock.

                  (ii) Notwithstanding any other provisions of this Agreement, each holder of shares of Piedmont Common Stock who would otherwise have been entitled to receive a fraction of a share of Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (x) such fractional part of a share of Common Stock multiplied by (y) the amount determined by dividing (A) the closing price of a share of Piedmont Common Stock on the trading day immediately preceding the Effective Time by (B) the Conversion Number (subject to adjustment as provided in Section 2.1(e)(ii)). Chartwell shall provide the Exchange Agent with the necessary cash for such payments as and when it is needed.

            (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the certificates representing shares of Piedmont Common Stock for 180 days after the Effective Time shall be delivered to Chartwell, upon demand, and any holders of shares of Piedmont Common Stock who have not theretofore complied with this Article II shall thereafter look only to Chartwell for payment of their claim for any Merger Consideration and any dividends or distributions with respect to Common Stock.

            (h) No Liability. None of Piedmont, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any shares, cash, dividends or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Piedmont Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c))), any such shares, cash, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            SECTION 2.3. Supplemental Indenture. As of the Effective Time, the Surviving Corporation shall execute a supplemental indenture to the CI Indenture in substantially the form attached hereto as Exhibit J (the "Supplemental Indenture") evidencing its obligations as the successor to Piedmont with respect to the CI Notes.

            SECTION 2.4. Tax Consequences of Merger. It is the intent of Piedmont and Chartwell and the holders of the Common Stock of Chartwell and the holders of the Piedmont Common Stock that the Merger qualify as a reorganization described in Section 368(a)(1)(A) of the Internal Revenue Code of 1986 as amended (the "Code"), pursuant to which none of the holders of the Common Stock of Chartwell, the holders of the Piedmont Common Stock, Chartwell or Piedmont will recognize any gain or loss for Federal income tax purposes, except to the extent of any cash received in lieu of fractional shares and, with respect to Piedmont, to the extent of any excess loss accounts or deferred intercompany gains.


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

            SECTION 3.1. Representations and Warranties of Chartwell. Chartwell represents and warrants to Piedmont as follows:

            (a)   Organization, Standing and Corporate Power.
      Chartwell and each subsidiary of Chartwell is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Chartwell and each subsidiary of Chartwell is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, financial condition or results of operations of Chartwell and its subsidiaries taken as a whole or a material adverse effect on the consummation of any of the transactions contemplated hereby (a "Chartwell Material Adverse Effect"). Chartwell has delivered to Piedmont complete and correct copies of its Charter and By-laws and the certificates of incorporation and by-laws, or other organizational documents, of its subsidiaries, in each case as amended to the date of this Agreement.

            (b) Capital Structure. The authorized capital stock of Chartwell consists of (i) 6,000,000 shares of Common Stock and (ii) 18,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, 5,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, and 1,000,000 shares of Series C Preferred Stock, par value $.01 per share. At the close of business on August 4, 1995, 3,755,312 shares of Common Stock were issued and outstanding, 800,000 shares of Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Common Stock (each, a "Chartwell Stock Option") issued under Chartwell's 1993 Stock Option Plan (the "Chartwell Stock Option Plan"), 375,423 shares of Common Stock were reserved for issuance upon the exercise of the Warrants (as defined in Section 5.20) and 8,916 shares of Common Stock were held by Chartwell in its treasury. Except as set forth above, at the close of business on August 4, 1995, no shares of capital stock or other equity securities of Chartwell were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Chartwell are, and all shares which may be issued (i) pursuant to this Agreement or (ii) pursuant to the Chartwell Stock Option Plan or the Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Chartwell or any subsidiary of Chartwell having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Chartwell or any subsidiary of Chartwell may vote are issued or outstanding. Section 3.1(b) of the Disclosure Schedule lists each subsidiary of Chartwell and, except for the capital stock of such subsidiaries and the other ownership interests listed in Section 3.1(b) of the Disclosure Schedule, Chartwell does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each subsidiary of Chartwell have been validly issued and are fully paid and nonassessable and are owned by Chartwell, by one or more subsidiaries of Chartwell or by Chartwell and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth above or in Section 3.1(b) of the Disclosure Schedule, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which Chartwell or any subsidiary is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any of them, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, neither Chartwell nor any subsidiary of Chartwell is a party to or bound by any agreement, proxy or other arrangement restricting the transfer of Common Stock or affecting the voting of any shares of capital stock of Chartwell or any subsidiary.

            (c) Authority; Noncontravention. Chartwell has the requisite corporate power and authority to enter into this Agreement and, subject to the Chartwell Stockholder Approval (as defined in Section 5.10(a)), Chartwell and each of its subsidiaries has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Chartwell and the consummation by Chartwell and its subsidiaries of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chartwell and its subsidiaries, subject to the Chartwell Stockholder Approval. This Agreement has been duly executed and delivered by Chartwell and, assuming this Agreement constitutes the valid and binding agreement of Piedmont, constitutes a valid and binding obligation of Chartwell, enforceable against Chartwell in accordance with its terms. Except as disclosed in Section 3.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) subject to the Chartwell Stockholder Approval, conflict with any of the provisions of the Charter or By-laws of Chartwell or the comparable documents of any subsidiary of Chartwell,
      (ii) subject to the matters referred to in the next sentence and to the consent of holders of Chartwell's 10 1/4% Senior Notes due 2004 (the "Notes") as described in Section 5.23, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of Chartwell or any of its subsidiaries under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which Chartwell or any of its subsidiaries is a party or by which Chartwell or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Chartwell or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, could reasonably be expected to have a Chartwell Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Chartwell or any of its subsidiaries in connection with the execution and delivery of this Agreement by Chartwell or the consummation by Chartwell or any of its subsidiaries of the transactions contemplated hereby, except for
      (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger, (ii) the approvals, filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(c)(i) of the Disclosure Schedule, (iii) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 in connection with the issuance of Common Stock in the Merger (the "Form S-4") and of such reports or other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Piedmont is qualified to do business, (v) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.1(c)(ii) of the Disclosure Schedule, (vi) any applicable filings under state anti-takeover laws and (vii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Chartwell Material Adverse Effect.

            (d) SEC Documents; Financial Statements. (i) Chartwell has filed all required reports, schedules, forms, statements and other documents with the SEC since March 10, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "Chartwell SEC Documents"). As of their respective dates, the Chartwell SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Chartwell SEC Documents, and none of the Chartwell SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Chartwell SEC Document has been revised or superseded by a later Filed Chartwell SEC Document (as defined in Section 3.1(f)), none of the Chartwell SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Chartwell included in the Chartwell SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Chartwell and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in the Filed Chartwell SEC Documents, neither Chartwell nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Chartwell and its consolidated subsidiaries or in the notes thereto, other than liabilities and obligations which would not individually or in the aggregate reasonably be expected to have a Chartwell Material Adverse Effect.

                  (ii) The Annual Statement for the year ended December 31, 1994, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 1995, together with all exhibits and schedules thereto, with respect to Chartwell Re, in each case as filed with the applicable Insurance Regulator (as hereinafter defined) of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP") and present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of Chartwell Re at their respective dates and the results of operations, changes in capital and surplus and cash flow of Chartwell Re for each of the periods then ended. No deficiencies or violations material to the financial condition of Chartwell Re have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Piedmont prior to the date of this Agreement.

            (e) Transaction Documents. None of the information supplied or to be supplied by Chartwell for inclusion or incorporation by reference in (i) the Form S-4 will at the time the Form S-4 becomes effective under the Securities Act or at the time any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the registration statement on Form S-1 to be filed by Piedmont with the SEC in connection with the issuance of the CI Notes (the "CI Notes Form S-1") will at the time it becomes effective under the Securities Act or at the time any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the proxy statement relating to the approval by the stockholders of Piedmont of the matters referred to in the second sentence of Section 5.2 (the "Proxy Statement") will, at the date it is first mailed to Piedmont's stockholders or at the time of the Piedmont Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Chartwell in this Section 3.1(e) with respect to information supplied by Piedmont specifically for inclusion or incorporation by reference in the Form S-4, CI Notes Form S-1 or Proxy Statement.

            (f) Absence of Certain Changes or Events. Except as disclosed in the Chartwell SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Chartwell SEC Documents") or in
      Section 3.1(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Chartwell SEC Documents, Chartwell and each of its subsidiaries has conducted its business only in the ordinary course, and there has not been (i) any Chartwell Material Adverse Change (as defined in Section 8.3), or any event or condition that individually or in the aggregate could reasonably be expected to result in a Chartwell Material Adverse Change,
      (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Chartwell's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by Chartwell or any of its subsidiaries to any executive officer or other employee of Chartwell or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Chartwell SEC Documents, (y) any granting by Chartwell or any of its subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement or (z) any entry by Chartwell or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee, other than in the ordinary course of business and other than in connection with any hiring of Piedmont personnel, if any, or other additions to personnel required for post-Merger operations or (v) any change in accounting methods, principles or practices by Chartwell or any of its subsidiaries materially affecting its assets, liabilities or business, including but not limited to any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may have been required by a change in generally accepted accounting principles or SAP.

            (g) Benefit Plans. (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Chartwell or any of its subsidiaries for the benefit of any present or former officer, employee, agent, director or independent contractor of Chartwell or any of its subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms except where failure to administer in accordance with such terms would not have a Chartwell Material Adverse Effect. Chartwell, its subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where failure to comply would not have a Chartwell Material Adverse Effect.

                  (ii) None of Chartwell or any other person or entity that together with Chartwell is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") (a) has incurred any material liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course) or under Section 412(f) or 412(n) of the Code.

                  (iii) No Commonly Controlled Entity is obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from or incurred any contractual liability to any multiemployer plan resulting or which could reasonably be expected to result in any material "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

                  (iv) Except as disclosed in the Filed Chartwell SEC Documents or in Section 3.1(g) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Chartwell SEC Documents, there has not been any adoption or amendment by Chartwell or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan. Except as disclosed in the Filed Chartwell SEC Documents or in Section 3.1(g) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Chartwell or any subsidiary and any current or former employee, officer or director of Chartwell or any subsidiary, other than those entered into in the ordinary course of business after the date of this Agreement or in connection with any hiring of Piedmont personnel, if any, or other additions to personnel required for post-Merger operations.

            (h) Taxes. (i) Each of Chartwell and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Chartwell Material Adverse Effect.
      All tax returns filed by Chartwell and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Chartwell Material Adverse Effect. Chartwell and each of its subsidiaries has paid (or Chartwell has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed Chartwell SEC Documents reflect an adequate reserve for all taxes payable by Chartwell and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Chartwell or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Chartwell Material Adverse Effect, and, except as set forth on Section 3.1(h) of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal and state income tax returns of Chartwell and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the appropriate state taxation authorities, as the case may be, or the statute of limitations on assessment or collection of any Federal or state income taxes due from Chartwell or any of its subsidiaries has expired, for all taxable years of Chartwell or any of its subsidiaries through the taxable year ended December 31, (a) 1991 for Federal income taxes and (b) 1989 for state income taxes.

                  (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

            (i)   No Excess Parachute Payments; Section 162(m) of the Code.
      (i) Except as disclosed in Section 3.1(i) of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or Benefit Plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) could reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee or director of Chartwell or any of its subsidiaries and which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  (ii) Except as disclosed in Section 3.1(i) of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Chartwell or any subsidiary of Chartwell under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

            (j) Compliance with Applicable Laws. Each of Chartwell and its subsidiaries has in full force and effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, consents, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect and for defaults under Permits which failure or default individually or in the aggregate would not have a Chartwell Material Adverse Effect. Except as disclosed in the Filed Chartwell SEC Documents, Chartwell and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Chartwell Material Adverse Effect. Except as disclosed in the Filed Chartwell SEC Documents and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), as of the date of this Agreement, to the knowledge of Chartwell, no investigation by any Governmental Entity with respect to Chartwell or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Chartwell Material Adverse Effect. Except as disclosed in Section 3.1(j) of the Disclosure Schedule, neither Chartwell nor any of its subsidiaries is a party to any agreement, commitment or understanding, written or oral, with any Insurance Regulator, except for routine agreements, commitments and understandings with such Insurance Regulators which could not, individually or in the aggregate, reasonably be expected to have a Chartwell Material Adverse Effect.

            (k) Voting Requirements. The affirmative vote of holders of two-thirds of the shares of Common Stock with respect to this Agreement and the Merger and the other items described in the first sentence of
      Section 5.2 is the only vote of the holders of any class or series of Chartwell's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

            (l) Opinion of Financial Advisor. Chartwell has received the opinion of Salomon Brothers Inc to the effect that, as of the date of this Agreement, the exchange ratio in the Merger is fair to Chartwell and its stockholders from a financial point of view.

            (m) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Brothers Inc, the fees and expenses of which will be paid by Chartwell, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Chartwell.

            (n) Litigation. There is no suit, action, proceeding or arbitration pending or, to the knowledge of Chartwell, threatened against or affecting Chartwell or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Chartwell Material Adverse Effect, (ii) impair the ability of Chartwell to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Chartwell or any of its subsidiaries having, or which could reasonably expected to have, any such effect.

            (o) Chartwell Investees. Section 3.1(o) of the Disclosure Schedule sets forth a list of certain corporations and other entities (collectively, the "Chartwell Investees") in which Chartwell or a subsidiary has made an equity investment, and indicates the percentage of the voting equity interests and total ownership interests in such Chartwell Investees held by Chartwell and its subsidiaries as of the date hereof (collectively, the "Chartwell Investee Interests"). Except as disclosed in Section 3.1(o) of the Disclosure Schedule, to the knowledge of Chartwell, all the Chartwell Investee Interests are fully paid and nonassessable and are owned by Chartwell, by one or more subsidiaries of Chartwell or by Chartwell and one or more subsidiaries, free and clear of all Liens. Except as disclosed in Section 3.1(o) of the Disclosure Schedule, to the knowledge of Chartwell, neither Chartwell nor any subsidiary is a party to or bound by any agreement, proxy or other arrangement restricting the transfer or affecting the voting of any Chartwell Investee Interest. Chartwell has delivered to Piedmont complete and correct copies of each material agreement or other document with respect to its investment in each Chartwell Investee, in each case as in effect on the date of this Agreement. Except as disclosed in Section 3.1(o) of the Disclosure Schedule, Chartwell does not know of any representation and warranty made with respect to a subsidiary of Chartwell in Sections 3.1(c), (j) and (n) of this Agreement which would not be true and correct in all material respects (or, with respect to those representations and warranties that are qualified as to materiality, true and correct) if the Chartwell Investees were each considered a subsidiary of Chartwell for purposes of such representation and warranty, except for such failures to be true and correct in all material respects (or true and correct, as applicable) which would not reasonably be expected to have a Chartwell Material Adverse Effect.

            (p)   Tax Consequences of the Merger.

                  (i) Chartwell has no plan or intention to reacquire any of its Common Stock to be issued in the Merger.

                (ii) Chartwell has no plan or intention to sell or otherwise dispose of any of the assets of Piedmont or its subsidiaries acquired in the Merger, except for the RECO Contribution and dispositions made in the ordinary course of business.

               (iii) For a period of three years following the Closing Date, Chartwell will cause a corporation controlled by it to continue the active conduct of the historic business of Piedmont's subsidiaries other than the Asset Management Subs (as defined herein) conducted by such subsidiaries throughout the five year period prior to the distribution unless Chartwell first (A) obtains a ruling from the Internal Revenue Service to the effect that such actions will not result in the Spin-off being taxable to Piedmont or its stockholders or (B) obtains an opinion of recognized tax counsel satisfactory to LH Corp. that such actions will not result in the Spin-off being taxable to Piedmont or its stockholders.

                (iv) Chartwell is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  (v) The payment of cash in lieu of fractional shares of Common Stock is solely for the purpose of avoiding the expense and inconvenience to Chartwell of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Piedmont stockholders instead of issuing fractional shares of Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Piedmont stockholders in exchange for their shares of Piedmont Common Stock.

                  (vi) Immediately prior to the Effective Time, Chartwell will not own, and has not owned since the date of this Agreement, any shares of capital stock of Piedmont.

            SECTION 3.2. Representations and Warranties of Piedmont. Piedmont represents and warrants to Chartwell as follows:

            (a) Organization, Standing and Corporate Power. Piedmont and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Piedmont and each Retained Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Piedmont Material Adverse Effect (as hereinafter defined). Piedmont has delivered to Chartwell complete and correct copies of its Restated Certificate of Incorporation (the "Piedmont Charter") and By-laws and of the certificates of incorporation and by-laws of each of its Retained Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement,
      (i) a "Retained Subsidiary" of Piedmont means each of RECO and ReCor Insurance Company and (ii) a "Piedmont Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operation of Piedmont and its subsidiaries (other than LH Corp., Lexington Management Corporation, Manlex Corporation, Piedmont Capital Corporation, Lexington Funds Distributor, Inc., Piedmont Funding Corporation, Lexington Capital Management, Inc., Lexington Capital Management Associates, LCM Financial Services, Inc., Lexington Plan Administrators, Inc., MSR Advisors Inc., Market Systems Research Inc.
      and Piedmont Asset Advisors (collectively, the "Asset Management
      Subs")) taken as a whole or a material adverse effect on the consummation of any of the transactions contemplated hereby.

            (b) Capital Structure. The authorized capital stock of Piedmont consists of 12,000,000 shares of Piedmont Common Stock, par value $.50 per share, and 2,000,000 shares of preferred stock, par value $1 per share. At the close of business on August 4, 1995, (i) 4,987,064 shares of Piedmont Common Stock and 191,954 shares of Piedmont Preferred Stock were issued and outstanding, (ii) 265,000 shares of Piedmont Common Stock and 53,000 shares of Piedmont Preferred Stock were held by subsidiaries of Piedmont or by Piedmont in its treasury, (iii) 1,250,000 shares of Piedmont Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Piedmont Common Stock granted under Piedmont's two stock option plans (the "Piedmont Stock Plans") and
      (iv) at least 383,908 shares of Piedmont Common Stock were reserved for issuance upon conversion of the Piedmont Preferred Stock. Except as set forth above, at the close of business on August 4, 1995, no shares of capital stock or other equity securities of Piedmont were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Piedmont are, and all shares which may be issued upon the exercise of options under the Piedmont Stock Plans or upon conversion of the Piedmont Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Piedmont or any Retained Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Piedmont or any Retained Subsidiary may vote are issued or outstanding. Section 3.2(b) of the Disclosure Schedule lists each subsidiary of Piedmont and, except for the capital stock of such subsidiaries and the other ownership interests listed in Section 3.2(b) of the Disclosure Schedule, Piedmont does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. Except as disclosed in Section 3.2(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each Retained Subsidiary of Piedmont have been validly issued and are fully paid and nonassessable and are owned by Piedmont, by one or more Retained Subsidiaries of Piedmont or by Piedmont and one or more Retained Subsidiaries, free and clear of all Liens. Except as set forth above, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which Piedmont or any Retained Subsidiary is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of or other ownership interests in any of them, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as disclosed in Section 3.2(b) of the Disclosure Schedule, neither Piedmont nor any Retained Subsidiary is a party to or bound by any agreement, proxy or other arrangement restricting the transfer of Piedmont Common Stock or affecting the voting of any shares of capital stock of or other ownership interests in Piedmont or any Retained Subsidiary.

            (c) Authority; Noncontravention. Piedmont has all requisite corporate power and authority to enter into this Agreement and, subject to the Piedmont Stockholder Approval (as defined in Section 5.10(b)), Piedmont and each of its subsidiaries has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Piedmont and the consummation by Piedmont and its subsidiaries of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Piedmont and its subsidiaries, subject to the Piedmont Stockholder Approval and any action that may be required in connection with the Bank Consent (as defined herein). This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of Chartwell, constitutes a valid and binding obligation of Piedmont, enforceable against Piedmont in accordance with its terms.
      As of the Effective Time, the Spin-off Agreements will have been duly executed and delivered by Piedmont and each of its subsidiaries which is a party thereto and will constitute valid and binding obligations of Piedmont and such subsidiaries, enforceable in accordance with their respective terms. As of the Effective Time, the CI Indenture will have been duly executed and delivered by Piedmont and will constitute a valid and binding obligation of Piedmont. When issued and delivered pursuant to the CI Indenture, the CI Notes will have been duly executed, issued and delivered and, when authenticated, will constitute valid and legally binding obligations of Piedmont. Except as disclosed in Section 3.2(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) subject to the Piedmont Stockholder Approval, conflict with any of the provisions of the Piedmont Charter or the By-laws of Piedmont or the comparable documents of any of its subsidiaries, (ii) subject to the matters referred to in the next sentence and to the Bank Consent, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of Piedmont or any subsidiary under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which Piedmont or any of its subsidiaries is a party or by which Piedmont or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Piedmont or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, could reasonably be expected to have a Piedmont Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Piedmont or any of its subsidiaries in connection with the execution and delivery of this Agreement by Piedmont or the consummation by Piedmont or any of its subsidiaries, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the approvals, filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 3.2(c)(i) of the Disclosure Schedule, (iii) the filing with the SEC of (w) the CI Notes Form S-1, (x) the Proxy Statement relating to the Piedmont Stockholder Approval, (y) potentially, a registration statement on Form S-1 to be filed with the SEC by LH Corp. in connection with the issuance of LH Corp.
      common stock in the Spin-off (the "Spin-off Form S-1") and (z) a registration statement with respect to LH Corp. on Form 10 or other applicable form (the "Form 10") and such reports under the Exchange
      Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the qualification of the CI Indenture under the Trust Indenture Act of 1939, as amended (the
      "Trust Indenture Act"), (v) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which Piedmont is qualified to do business, (vi) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.2(c)(ii) of the Disclosure Schedule, (vii) any applicable filings under state anti-takeover laws and (viii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Piedmont Material Adverse Effect.

            (d) SEC Documents; Financial Statements. (i) Piedmont has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "Piedmont SEC Documents"). As of their respective dates, the Piedmont SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Piedmont SEC Documents, and none of the Piedmont SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than any such untrue statement or omission with respect to an Asset Management Sub which would not individually or in the aggregate reasonably be expected to have a Piedmont Material Adverse Effect. Except to the extent that information contained in any Piedmont SEC Document has been revised or superseded by a later Filed Piedmont SEC Document (as defined in Section 3.2(f)), none of the Piedmont SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than any such untrue statement or omission with respect to an Asset Management Sub which would not individually or in the aggregate reasonably be expected to have a Piedmont Material Adverse Effect. To the knowledge of Piedmont as of the date of this Agreement, (i) none of the Piedmont SEC Documents as of its date contained any such untrue statement or made any such omission with respect to an Asset Management Sub and (ii) except as revised or superseded by a later Filed Piedmont SEC Document, as of the date of this Agreement none of the Piedmont SEC Documents contains any such untrue statement or makes any such omission with respect to an Asset Management Sub. The consolidated financial statements of Piedmont included in the Piedmont SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Piedmont and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in the Filed Piedmont SEC
      Documents, neither Piedmont nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Piedmont and its consolidated subsidiaries or in the notes thereto, other than liabilities and obligations which would not individually or in the aggregate reasonably be expected to have a Piedmont
      Material Adverse Effect.

                  (ii) The Annual Statements for the year ended December 31, 1994, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 1995, together with all exhibits and schedules thereto, with respect to each Retained Subsidiary of Piedmont that is a regulated insurance company (an "Insurance Company"), in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with SAP and present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended. No deficiencies or violations material to the financial condition of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Chartwell prior to the date of this Agreement.

                  (iii) Section 3.2(d) of the Disclosure Schedule contains the audited and unaudited balance sheets of the Asset Management Subs as of December 31, 1994 and the unaudited balance sheets of the Asset Management Subs as of March 31, 1995, together with the related audited and unaudited statements of income and cash flows of the Asset Management Subs for the twelve-month period and three-month period, respectively, then ended (collectively, the "AMS Financials"). The AMS Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and, as to each Asset Management Sub or consolidated group of Asset Management Subs covered by each set of AMS Financials, fairly present the financial position of such Asset Management Sub or the consolidated financial position of such group of Asset Management Subs as of the dates thereof and their results of operations and cash flows or consolidated results of operations and cash flows, as applicable, for the periods then ended (subject, in the case of the quarterly statements, to normal year-end audit adjustments). All amounts representing liabilities owing to or from Piedmont and its subsidiaries other than the Asset Management Subs are identified and described in the AMS Financials. Section 3.2(d) of the Disclosure Schedule does not include any financial statements of Piedmont Funding Corporation ("PFC"). At March 31, 1995, PFC's stockholders' equity calculated in accordance with generally accepted accounting principles was a deficit of approximately $59,000.

            (e)   Transaction Documents.   None of the information supplied or
      to be supplied by Piedmont for inclusion or incorporation by reference in (i) the Form S-4 will, at the time it becomes effective under the Securities Act, at the time any amendment or supplement thereto becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the CI Notes Form S-1 will, at the time it becomes effective under the Securities Act, at the time any amendment or supplement thereto becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Proxy Statement will, at the date the Proxy Statement is first mailed to Piedmont's stockholders or at the time of the Piedmont Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Neither the Spin-off Form S-1 nor the Form 10 will, at the time it becomes effective under the Securities Act (in the case of the Spin-off Form S-1) or the Exchange Act (in the case of the Form 10), at the time any amendment or supplement thereto becomes effective, at the time of the Piedmont Stockholders Meeting (as defined in Section 5.2) or at the time of the Spin-off, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The CI Notes Form S-1 and the Spin-off Form S-1 will each comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, the Form 10 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Piedmont in this
      Section 3.2(e) with respect to information supplied by Chartwell specifically for inclusion or incorporation by reference in the Form S-4, CI Notes Form S-1 or the Proxy Statement.

            (f) Absence of Certain Changes or Events. Except as disclosed in the Piedmont SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Piedmont SEC Documents") or in
      Section 3.2(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Piedmont SEC Documents, Piedmont and each of its subsidiaries has conducted its business only in the ordinary course, and there has not been (i) any Piedmont Material Adverse Change (as defined in Section 8.3), or any event or condition that individually or in the aggregate could reasonably be expected to result in a Piedmont Material Adverse Change,
      (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Piedmont's outstanding capital stock, other than the declaration and payment after the date of this Agreement of dividends on the Piedmont Preferred Stock to the extent permitted by Section 4.1(b)(i), the issuance of the CI Notes as contemplated by Section 4.2 and the dividend of the stock of LH Corp. in the Spin-off, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by Piedmont or any of its Retained Subsidiaries to any executive officer or other employee of Piedmont or any of its Retained Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Piedmont SEC Documents, (y) any granting by Piedmont or any of its Retained Subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement or (z) any entry by Piedmont or any of its Retained Subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee, other than after the date of this Agreement in accordance with Section 4.1(b)(xvii), or (v) any change in accounting methods, principles or practices by Piedmont or any of its subsidiaries materially affecting its assets, liabilities or business, including but not limited to any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may have been required by a change in generally accepted accounting principles or SAP. (g) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Piedmont SEC
      Documents or in Section 3.2(g) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Piedmont SEC Documents, there has not been any adoption or amendment by Piedmont or any of its subsidiaries of any collective bargaining agreement or any Piedmont Benefit Plan (as defined in Section 3.2(h)). Except as disclosed in the Filed Piedmont SEC Documents or in Section 3.2(g) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Piedmont or any Retained Subsidiary and any current or former employee, officer or director of Piedmont or any subsidiary.

            (h) Benefit Plans. (i) Each Pension Plan, Welfare Plan, and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Piedmont or any of its subsidiaries for the benefit of any present or former officer, employee, agent, director or independent contractor of Piedmont or any of its subsidiaries (all the foregoing being herein called "Piedmont Benefit Plans") has been administered in accordance with its terms except where failure to administer in accordance with such terms would not have a Piedmont Material Adverse Effect. Piedmont, its subsidiaries and all the Piedmont Benefit Plans are in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where failure to comply would not have a Piedmont Material Adverse Effect.

                  (ii) None of Piedmont or any other person or entity that together with Piedmont is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Piedmont Commonly Controlled Entity") (a) has incurred any material liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course) or under Section 412(f) or 412(n) of the Code.

                  (iii) No Piedmont Commonly Controlled Entity is obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from or incurred any contractual liability to any multiemployer plan resulting or which could reasonably be expected to result in any material "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

            (i) Voting Requirements. The affirmative vote of the holders of a majority of the shares of Piedmont Common Stock and Piedmont Preferred Stock, voting as a single class, present, or represented, and entitled to vote thereon at the Piedmont Stockholders Meeting with respect to this Agreement and the Merger, and the affirmative vote of the holders of a majority of the shares of Piedmont Preferred Stock, voting as a separate class, present, or represented, and entitled to vote thereon at the Piedmont Stockholders Meeting with respect to the amendment of certain provisions of the Piedmont Charter relating to the Piedmont Preferred Stock as set forth in Exhibit D (the "Piedmont Charter Amendment"), are the only votes of the holders of any class or series of Piedmont's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

            (j) Certain Prior Actions. Prior to the date of this Agreement, RECO has purchased certain reinsurance coverage from a reinsurer, covering risks, with limits and in all other respects acceptable to Chartwell. RECO has paid the full premium required for such reinsurance coverage and such coverage is in full force and effect as of the date of this Agreement.

            (k) Taxes. (i) Each of Piedmont and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Piedmont Material Adverse Effect. All tax returns filed by Piedmont and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Piedmont Material Adverse Effect. Piedmont and each of its subsidiaries has paid (or Piedmont has paid on its subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed Piedmont SEC Documents reflect an adequate reserve for all taxes payable by Piedmont and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Piedmont or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Piedmont Material Adverse Effect, and, except as set forth on Section 3.2(k) of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal and state income tax returns of Piedmont and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the appropriate state taxation authorities, as the case may be, or the statute of limitations on assessment or collection of any Federal or state income taxes due from Piedmont or any of its subsidiaries has expired, for all taxable years of Piedmont or any of its subsidiaries through the taxable year ended December 31, (a) 1988, for Federal income taxes and (b) 1990, for state income taxes.

            (l)   No Excess Parachute Payments; Section 162(m) of the Code.
      (i) All amounts that could become payable as severance or termination pay to any officer, director or employee of Piedmont or any subsidiary are disclosed in Section 3.2(l) of the Disclosure Schedule. Except as disclosed in Section 3.2(l) of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or Piedmont Benefit Plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) could reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee or director of Piedmont or any of its subsidiaries and which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  (ii) Except as disclosed in Section 3.2(l) of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Piedmont or any subsidiary of Piedmont under any contract, Piedmont Benefit Plan, program, arrangement or understanding currently in effect.

            (m) Compliance with Applicable Laws. Piedmont and each of its subsidiaries has in full force and effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect and for defaults under Permits which failure or default individually or in the aggregate would not have a Piedmont Material Adverse Effect. Except as disclosed in the Filed Piedmont SEC Documents, Piedmont and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Piedmont Material Adverse Effect. Except as disclosed in the Filed Piedmont SEC Documents and except for routine examinations by Insurance Regulators, as of the date of this Agreement, to the knowledge of Piedmont, no investigation by any Governmental Entity with respect to Piedmont or any of its subsidiaries is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Piedmont Material Adverse Effect. Except as disclosed in Section 3.2(m) of the Disclosure Schedule, neither Piedmont nor any Retained Subsidiary is a party to any agreement, commitment or understanding, written or oral, with any Insurance Regulator, except for routine agreements, commitments and understandings with such Insurance Regulators which could not, individually or in the aggregate, reasonably be expected to have a Piedmont Material Adverse Effect.

            (n) Opinion of Financial Advisor. Piedmont has received the opinion of Smith Barney Inc. to the effect that, as of the date of this Agreement, the Merger consideration is fair to Piedmont's stockholders from a financial point of view.

            (o) Brokers. No broker, investment banker, financial advisor or other person, other than Smith Barney Inc., the fees and expenses of which will be paid by Piedmont and LH Corp., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Piedmont.

            (p) Litigation. There is no suit, action, proceeding or arbitration pending or, to the knowledge of Piedmont, threatened against or affecting Piedmont or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Piedmont Material Adverse Effect, (ii) impair the ability of Piedmont to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Piedmont or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

            (q) Intercompany Relationships. None of the Asset Management Subs presently uses in the conduct of its business any assets or properties, whether tangible, intangible or mixed, which are also utilized in the conduct of the business of Piedmont and the Retained Subsidiaries, and except as disclosed in Section 3.2(q) of the Disclosure Schedule, none of the Asset Management Subs is presently, directly or indirectly, a party to any agreement, arrangement or understanding, written or oral, with Piedmont or any of the Retained Subsidiaries (other than, as of the Effective Time, the Distribution Agreement and the other Spin-off Agreements), including without limitation any agreement, arrangement or understanding providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, any of Piedmont or any of the Retained Subsidiaries. Section 3.2(q) of the Disclosure Schedule sets forth all amounts receivable and payable under the foregoing agreements, arrangements and understandings from March 31, 1995 through the effective time of the Spin-off. The termination of all agreements, arrangements and understandings between the Asset Management Subs on the one hand and Piedmont and the Retained Subsidiaries on the other contemplated to be terminated under the Distribution Agreement would not, individually or in the aggregate, reasonably be expected to have a Piedmont Material Adverse Effect. After the Effective Time, none of Piedmont, the Surviving Corporation or any of their respective subsidiaries will have any liability whatsoever, direct or indirect, contingent or otherwise, relating to the business, operations, indebtedness, assets or liabilities of any of the Asset Management Subs. Since March 31, 1995, there have been no direct or indirect transfers of assets or liabilities or other transactions between the Asset Management Subs on the one hand and Piedmont and its other subsidiaries on the other, except as disclosed in Section 3.2(q) of the Disclosure Schedule or as contemplated by the Distribution Agreement. Except as disclosed in Section 3.2(q) of the Disclosure Schedule, at the date hereof there are no payables or receivables outstanding between the Asset Management Subs on the one hand and Piedmont and its other subsidiaries on the other, all of which will have been settled as of the Effective Time in accordance with the Distribution Agreement.
      Section 3.2(q) of the Disclosure Schedule sets forth a list of certain furniture, fixtures and equipment and certain other assets which are owned by Piedmont or its subsidiaries other than the Asset Management Subs. Since March 31, 1995, there has not been any material adverse change, or any event or condition that individually or in the aggregate would reasonably be expected to result in a material adverse change, in the business, financial condition or results of operations of the Asset Management Subs taken as a whole, in each case other than any such change that individually or in the aggregate would not reasonably be expected to result in a Piedmont Material Adverse Change. As of the effective time of the Spin-off, to the knowledge of Piedmont, (A) the Asset Management Subs (i) will not be insolvent, and will not become insolvent as a result of the Spin-off or any of the transactions contemplated hereby, (ii) will not be engaged, or about to be engaged, in a business or a trans-action for which they have unreasonably small capital and (iii) will not intend to incur, or believe that they would incur, debts beyond their ability to pay as such debts mature and (B) Piedmont's surplus (as defined under the DGCL) will be sufficient to permit the Spin-off without violation of Section 170 of the DGCL. Section 3.2(q) of the Disclosure Schedule sets forth all arrangements under which (i) Piedmont or any Retained Subsidiary guarantees or is otherwise directly or indirectly liable for any obligations of, or provides credit support to, any Asset Management Sub, or (ii) any Asset Management Sub guarantees or is otherwise directly or indirectly liable for any obligations of, or provides credit support to, Piedmont or any Retained Subsidiary, all of which arrangements will have been terminated as of the effective time of the Spin-off.

            (r) Piedmont Investees. Section 3.2(r) of the Disclosure Schedule sets forth a list of certain corporations and other entities (collectively, the "Piedmont Investees") in which Piedmont or a subsidiary has made an equity investment, and indicates the percentage of the voting equity interests and total ownership interests in such Piedmont Investees held by Piedmont and the Retained Subsidiaries as of the date hereof (collectively, the "Piedmont Investee Interests"). Except as disclosed in Section 3.2(r) of the Disclosure Schedule, to the knowledge of Piedmont, all the Piedmont Investee Interests are fully paid and nonassessable and are owned by Piedmont, by one or more Retained Subsidiaries of Piedmont or by Piedmont and one or more Retained Subsidiaries, free and clear of all Liens. Except as disclosed in Section 3.2(r) of the Disclosure Schedule, to the knowledge of Piedmont, neither Piedmont nor any subsidiary is a party to or bound by any agreement, proxy or other arrangement restricting the transfer or affecting the voting of any Piedmont Investee Interest. Piedmont has delivered to Chartwell complete and correct copies of each material agreement or other document with respect to its investment in each Piedmont Investee, in each case as in effect on the date of this Agreement. Except as disclosed in Section 3.2(r) of the Disclosure Schedule, Piedmont does not know of any representation and warranty made with respect to a subsidiary or Retained Subsidiary of Piedmont in Sections 3.2(c), (m) and (p) of this Agreement which would not be true and correct in all material respects (or, with respect to those representations and warranties that are qualified as to materiality, true and correct) if the Piedmont Investees were each considered a subsidiary or Retained Subsidiary, as applicable, of Piedmont for purposes of such representation and warranty, except for such failures to be true and correct in all material respects (or true and correct, as applicable) which could not reasonably be expected to have a Piedmont Material Adverse Effect.


                                ARTICLE IV

                 COVENANTS RELATING TO CONDUCT OF BUSINESS
                              PRIOR TO MERGER

            SECTION 4.1. Certain Covenants. (a) Conduct of Business of Chartwell. Except as specifically contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Chartwell shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with agents, insureds, reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, Chartwell shall not, and shall not permit any of its subsidiaries to, without the prior consent of Piedmont:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of Chartwell's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, except for repurchases of shares from any employee leaving employment pursuant to arrangements in effect on the date of this Agreement;

                 (ii) except as contemplated by Section 5.7, issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Chartwell Stock Options or Warrants outstanding on the date of this Agreement;

                (iii) except as contemplated by Sections 1.5 and 5.2, amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                 (iv) acquire (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that are material, individually or in the aggregate, to Chartwell and its subsidiaries taken as a whole, except purchases of investment assets in the ordinary course of business consistent with past practice and the acquisition or leasing of assets or premises in connection with expanding Chartwell's facilities and equipment in order to prepare for post-Merger operations;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to Chartwell and its subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

                 (vi) (x) except as contemplated by Section 5.23, incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Chartwell or any direct or indirect wholly-owned subsidiary of Chartwell or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Chartwell or to any direct or indirect wholly-owned subsidiary of Chartwell and routine, immaterial advances to employees and other than purchases of investment assets in the ordinary course of business consistent with past practice; provided, that Piedmont will not unreasonably withhold its consent to any transaction restricted by this subclause (y);

                (vii) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to Chartwell and its subsidiaries taken as a whole;

               (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Chartwell included in the Filed Chartwell SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Chartwell or any of its subsidiaries is a party;

                 (ix) make any change in accounting methods, principles or practices used by Chartwell or any of its subsidiaries materially affecting its assets, liabilities or business, including but not limited to any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by a change in generally accepted accounting principles or SAP;

                  (x) except in the ordinary course of business or as otherwise contemplated by this Agreement, modify, amend or terminate any material agreement, Permit or similar instrument to which Chartwell or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                 (xi) make or agree to make any new capital expenditure or expenditures which, in the aggregate, involve payments of in excess of $60,000, other than the acquisition or leasing of assets or premises in connection with expanding Chartwell's facilities or equipment in order to prepare for post-Merger operations; provided, that Piedmont will not unreasonably withhold its consent to any such expenditure;

                (xii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any insurance or reinsurance contract under which Chartwell Re is the insurer or reinsurer); provided, that Piedmont will not unreasonably withhold its consent to any such settlement or compromise;

               (xiii) in each case other than in connection with ordinary business operations, release any reserves, including reserves for unearned premiums, losses (including losses incurred but not reported), loss adjustment expenses, uncollectible reinsurance recoverables or other receivables or investments, establish any deferred tax assets, release any valuation allowance in respect of any deferred tax asset or release any deferred tax liability;

                (xiv) except as disclosed in Section 3.1(g) of the Disclosure Schedule, (A) grant to any executive officer or other employee of Chartwell or any of its subsidiaries any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Chartwell SEC Documents, (B) grant to any such executive officer or other employee any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement or (C) enter into any employment, severance or termination agreement with any such executive officer or other employee, other than in the ordinary course of business and other than in connection with any hiring of Piedmont personnel, if any, or other additions to personnel required for post-Merger operations; or

                 (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

      (b) Conduct of Business by Piedmont. Except as specifically contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Piedmont shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with agents, insureds, reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, Piedmont shall not, and shall not permit any of its subsidiaries to, without the prior consent of Chartwell:

               (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Piedmont, other than (1) the issuance of the CI Notes in accordance with Section 4.2, (2) the dividend of the stock of LH Corp. in the Spin-off as contemplated by
      Section 5.14 and (3) the payment of dividends on the Piedmont Preferred Stock as contemplated by Section 2.1(c) in an amount not to exceed an aggregate of $1,344,000, (y) split, combine or reclassify any of Piedmont's or a Retained Subsidiary's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Piedmont's or a Retained Subsidiary's outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, other than the conversion of the Piedmont Preferred Stock as contemplated by this Agreement, or make any payment in connection with obtaining the consents referred to in Section 2.1(d);

              (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (w) any such issuance by an Asset Management Sub to Piedmont or to another Asset Management Sub and other than in connection with the establishment by any Asset Management Sub of stock-based employee compensation arrangements which take effect as of the Spin-off, (x) upon the exercise of certain options outstanding under the Piedmont Stock Plans as contemplated by Section 2.1(d), (y) upon the conversion of outstanding Piedmont Preferred Stock and (z) in the Spin-off;

             (iii) except as contemplated by the second sentence of Section 5.2, amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except that any of the foregoing documents of any Asset Management Sub may be amended unless such amendment would materially impair its ability to perform its obligations under any Spin-off Agreement or would otherwise reasonably be expected to have a Piedmont Material Adverse Effect;

              (iv) acquire (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Piedmont and its subsidiaries taken as a whole, except purchases of investment assets; provided, that no investment assets shall be purchased by Piedmont or any Insurance Company which are not consistent with Chartwell Re's investment guidelines, as previously delivered to Piedmont;

               (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to Piedmont and its subsidiaries, except in the ordinary course of business consistent with past practice or in connection with the Spin-off; provided, that Chartwell will not unreasonably withhold its consent to any sale of the stock of The Navigators Group, Inc., held by Piedmont or any Retained Subsidiary;

              (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, other than indebtedness owing to or guarantees owing to Piedmont or any direct or indirect wholly-owned subsidiary of Piedmont which is not an Asset Management Sub and other than the issuance of the CI Notes as contemplated by Section 4.2 or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Piedmont or to any direct or indirect wholly-owned subsidiary of Piedmont that is not an Asset Management Sub and routine, immaterial advances to employees, all of which shall be repaid as of the Effective Time, and other than purchases of investment assets; provided, that no investment assets shall be purchased by Piedmont or any Insurance Company which are not consistent with Chartwell Re's investment guidelines, as previously delivered to Piedmont;

             (vii) make or agree to make any new capital expenditure or expenditures which, in the aggregate, involve payments of in excess of $60,000, other than any such expenditure by an Asset Management Sub; provided, that Chartwell will not unreasonably withhold its consent to any such expenditure;

            (viii) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to Piedmont or any Retained Subsidiary;

              (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities to the extent reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Piedmont included in the Filed Piedmont SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Piedmont or any of its Retained Subsidiaries is a party or by which confidential information or other rights of Piedmont or any Retained Subsidiary are protected;

               (x) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving Piedmont or any Retained Subsidiary if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any insurance or reinsurance contract under which any Insurance Company is the insurer or reinsurer); provided, that Chartwell will not unreasonably withhold its consent to any such settlement or compromise;

              (xi) make any change in accounting methods, principles or practices used by Piedmont or any of its Retained Subsidiaries materially affecting its assets, liabilities or business, including but not limited to any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by a change in generally accepted accounting principles or SAP;

             (xii) except in the ordinary course of business or as otherwise contemplated by this Agreement, modify, amend or terminate any material agreement, Permit or similar instrument to which Piedmont or any Retained Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

            (xiii) except in the ordinary course of business, enter into any new material agreement or any other agreement or agreements which, in the aggregate, involve payments of in excess of $100,000, other than any such agreement entered into by an Asset Management Sub and not by Piedmont or a Retained Subsidiary;

             (xiv) enter into any fronting or similar arrangements, either as the ceding company or the assuming company;

              (xv) enter into any new agreement with any managing general agent, or materially amend or terminate any existing agreement with a managing general agent, or any new long-term agreement with any actuary;

             (xvi) in each case other than in connection with ordinary business operations, release any reserves, including reserves for unearned premiums, losses (including losses incurred but not reported), loss adjustment expenses, uncollectible reinsurance recoverables or other receivables or investments, establish any deferred tax asset, release any valuation allowance in respect of any deferred tax asset or release any deferred tax liability; provided, that the foregoing will not prohibit the allocation of approximately $2.3 million of Piedmont's existing deferred tax asset to LH Corp. effective upon the Spin-off;

            (xvii) (A) grant to any executive officer or other employee of Piedmont or any of the Retained Subsidiaries any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Piedmont SEC Documents, (B) grant to any such executive officer or other employee any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement, or (C) enter into any employment, severance or termination agreement with any such executive officer or other employee; provided, that Chartwell will not unreasonably withhold its consent to the hiring by Piedmont or any Retained Subsidiary of any person necessary to replace any officer or employee of Piedmont or a Retained Subsidiary who ceases to be an officer or employee thereof after the date of this Agreement and prior to the Effective Time, if hiring such person is necessary to the efficient operation of Piedmont and the Retained Subsidiaries; or

           (xviii) authorize any of, or commit or agree to take any of, the foregoing actions.

            SECTION 4.2. Dividend of CI Notes. Piedmont shall, prior to the Effective Time, issue as a dividend to each Holder of Record one CI Note. The CI Notes shall be issued pursuant to the CI Indenture, which Indenture shall be in the form attached hereto as Exhibit A and shall entitle the holders of the CI Notes to interest and have the other terms set forth in the CI Indenture. Piedmont will not amend, waive or modify any provision of the CI Notes or of the CI Indenture without the consent of Chartwell. The aggregate principal amount of the CI Notes to be issued by Piedmont shall be limited to $1,000,000 and the amounts (including the Contingent Amount, as defined in the CI Indenture) payable in respect of each CI Note shall be as set forth in the CI Indenture. Each CI Note shall be in a principal amount which bears the same proportion to the aggregate principal amount of the CI Notes as the number of shares of Piedmont Common Stock held by the Holder of Record to which such CI Note is issued bears to the aggregate number of shares of Piedmont Common Stock held by all Holders of Record. As used in this Section 4.2, "Holder of Record" means each holder of record of one or more shares of Piedmont Common Stock, other than Piedmont or any of its subsidiaries, on the record date for such distribution, which shall be prior to such distribution.

                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

            SECTION 5.1.  Preparation of Form S-4, CI Notes Form
S-1, Spin-off Form S-1, Form 10 and the Proxy Statement. (a) As soon as practicable following the date of this Agreement, Chartwell shall prepare, in consultation with Piedmont and its counsel, and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Chartwell shall use its best efforts to promptly respond after consultation with Piedmont and its counsel to any comments of the SEC or its staff and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Chartwell shall also take, in consultation with Piedmont and its counsel, any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Common Stock in the Merger. Piedmont shall cooperate with Chartwell in the preparation of, and furnish such information concerning Piedmont and its subsidiaries as may be required to be included in, the Form S-4 (including the Proxy Statement included therein) or otherwise reasonably requested by Chartwell in connection therewith, and take such actions as may be reasonably requested by Chartwell in connection with the filing of the Form S-4 and any related state securities law filings and in causing the same to become effective. Chartwell will not use the S-4 or any amendment or supplement thereto without the prior approval of Piedmont of the form and content thereof, which approval will not be unreasonably withheld.

            (b) As soon as practicable following the date of this Agreement, Piedmont shall prepare, in consultation with Chartwell and its counsel, and file with the SEC the CI Notes Form S-1, the Spin-off Form S-1 (if required pursuant to Section 5.1(e)) and the Form 10. Piedmont shall use its best efforts to promptly respond after consultation with Chartwell and its counsel to any comments of the SEC or its staff and to have the CI Notes Form S-1 and the Spin-off Form S-1 declared effective under the Securities Act and the Form 10 declared effective under the Exchange Act as promptly as practicable after such filing. Piedmont will use its best efforts to cause the Proxy Statement and the prospectuses included in the CI Notes Form S-1 and the Spin-off Form S-1 to be mailed to Chartwell's stockholders as promptly as practicable after the Form S-4, Forms S-1 and Form 10 are declared effective. Piedmont shall also take, in consultation with Chartwell and its counsel, any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the CI Notes and the issuance of common stock of LH Corp. in the Spin-off. Chartwell shall cooperate with Piedmont in the preparation of, and furnish such information concerning Chartwell and its subsidiaries as may be required to be included in, the CI Notes Form S-1, Spin-off Form S-1 or Form 10 or otherwise reasonably requested by Piedmont in connection therewith, and take such actions as may be reasonably requested by Piedmont in connection with the filing of the CI Notes Form S-1, Spin-off Form S-1 or Form 10 and any related state securities law filings and in causing the same to become effective. Piedmont will not mail or use the Proxy Statement or any amendment or supplement thereto or any prospectus included in either Form S-1 or any amendment or supplement thereto without the prior approval of Chartwell of the form and content thereof, which approval will not be unreasonably withheld.

            (c) Concurrently with the filing of the CI Notes Form S-1, Piedmont shall file the CI Indenture with the SEC and shall use its best efforts to cause the CI Indenture to be qualified under the Trust Indenture Act.

            (d) As soon as practicable after the Form S-4 is declared effective by the SEC, Chartwell shall prepare, in consultation with Piedmont and its counsel, proxy or consent solicitation materials based upon and incorporating the Proxy Statement and shall use its best efforts to cause such materials to be mailed to Chartwell's stockholders as promptly as practicable thereafter.

            (e) Piedmont shall use its reasonable best efforts to obtain a "no-action" letter from the staff of the SEC in appropriate form permitting the distribution of the stock of LH Corp. without registration under the Securities Act. If, despite such reasonable best efforts, Piedmont is unable to obtain such a letter within a reasonable period of time, Piedmont will use its best efforts to cause such stock to be registered under the Spin-off Form S-1 as described in Section 5.1(b).

            SECTION 5.2. Meetings of Stockholders. Chartwell will take all action necessary in accordance with applicable law and its Charter and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon (i) the approval of this Agreement and the Merger, including the approval of the Restated Chartwell Charter, (ii) the amendment and restatement of the Chartwell By-laws in their entirety to read as set forth in Exhibit E hereto and (iii) the adoption of an Employee Stock Purchase Plan in the form set forth in Exhibit G hereto (collectively, the "Chartwell Vote Items"). Piedmont will take all action necessary in accordance with applicable law and the Piedmont Charter and its By-laws to convene a meeting of its stockholders (the "Piedmont Stockholders Meeting") to consider and vote upon (i) the approval of this Agreement and the Merger and (ii) the amendment of the Piedmont Charter set forth in Exhibit D hereto (collectively, the "Piedmont Vote Items"). Subject to Section 5.11 hereof, Chartwell and Piedmont will, through their respective Boards of Directors, recommend to their respective stockholders approval of the foregoing matters. Without limiting the generality of the foregoing, (x) Chartwell agrees that, subject to its right to terminate this Agreement pursuant to Section
5.11(a), its obligations pursuant to the first and last sentences of this
Section 5.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Chartwell of any Chartwell
Acquisition Proposal (as defined in Section 5.10(a)) or (ii) the withdrawal or modification by the Board of Directors of Chartwell of its approval or recommendation of this Agreement or the Merger and (y) Piedmont agrees that, subject to its right to terminate this Agreement pursuant to Section 5.11(b), its obligations pursuant to the second and last sentences of this
Section 5.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Piedmont of any Piedmont Acquisition Proposal (as defined in Section 5.10(b)) or (ii) the withdrawal or modification by the Board of Directors of Piedmont of its approval or recommendation of any of the Piedmont Vote Items. Piedmont and Chartwell will use reasonable efforts to hold the Stockholders Meeting and the Piedmont Stockholders Meeting on the same day and use their best efforts to hold such Meetings as soon as practicable after the date hereof.

            SECTION 5.3. Letter of Chartwell's Accountants. Chartwell shall use its best efforts to cause to be delivered to Piedmont a letter of Deloitte & Touche L.L.P., Chartwell's independent public accountants, dated the date on which the Form S-4 shall become effective and a letter of Deloitte & Touche L.L.P., dated the Closing Date, each addressed to Piedmont, in form and substance reasonably satisfactory to Piedmont and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.4. Letter of Piedmont's Accountants. Piedmont shall use its best efforts to cause to be delivered to Chartwell a letter of Coopers & Lybrand L.L.P., Piedmont's independent public accountants, dated the date on which the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated the Closing Date, each addressed to Chartwell, in form and substance reasonably satisfactory to Chartwell and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.5. Access to Information; Confidentiality. (a) Each of Chartwell and Piedmont shall, and shall cause each of its respective subsidiaries to, and Piedmont shall use its reasonable best efforts to cause each of the Piedmont Investees to, afford to the other party and to the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of Chartwell and Piedmont shall, and shall cause each of its respective subsidiaries to, and Piedmont shall use its reasonable best efforts to cause each of the Piedmont Investees to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of Chartwell and Piedmont will hold, and will cause its respective subsidiaries (including, in the case of Piedmont, LH Corp. and its subsidiaries) and each of their respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information in confidence to the extent required by, and in accordance with, the provisions of the letters dated October 31, 1994, between Piedmont and Chartwell.

            (b) Except to the extent inconsistent with applicable law, (i) Piedmont shall cause the members of the Underwriting Committee (or similar body) of RECO to consult on a regular basis with the members of the equivalent committee of Chartwell Re with respect to RECO's decisions to underwrite
(or not underwrite) new business or to renew (or not renew) existing business, (ii) Piedmont shall cause the members of the Reinsurance
Security Committee (or similar body) of RECO to consult on a regular basis with the members of the equivalent committee of Chartwell Re with respect to RECO's decisions to cede (or not cede) business to reinsurers and retrocessionaires and (iii) Piedmont shall cause the appropriate officers of RECO to consult on a regular basis with the appropriate officers of Chartwell Re with respect to commutations by RECO of existing insurance and reinsurance contracts.

            (c) Except to the extent inconsistent with applicable law, in each case under procedures to be agreed, (i) Chartwell shall cause the members of the Underwriting Committee (or similar body) of Chartwell Re to consult on a regular basis with the members of the equivalent committee of RECO with respect to Chartwell Re's decisions to underwrite (or not underwrite) new business or to renew (or not renew) existing business, (ii) Chartwell shall cause the members of the Reinsurance Security Committee (or similar body) of Chartwell Re to consult on a regular basis with the members of the equivalent committee of RECO with respect to Chartwell Re's decisions to cede (or not cede) business to reinsurers and retrocessionaires and (iii) Chartwell shall cause the appropriate officers of Chartwell Re to consult on a regular basis with the appropriate officers of RECO with respect to commutations by Chartwell Re of existing insurance and reinsurance contracts.

            SECTION 5.6. Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

            SECTION 5.7. Benefit Plans. (a) Chartwell will cause the Surviving Corporation and each of its subsidiaries to provide any employees of Piedmont or its subsidiaries who continue to be employed after the Effective Time by the Surviving Corporation or its subsidiaries (the "Continuing Employees") with employee benefits which are substantially comparable in the aggregate to those provided to other employees of the Surviving Corporation and its subsidiaries. For purposes of the employee benefits to be provided to the Continuing Employees by the Surviving Corporation, solely to the extent permissible pursuant to applicable law, Chartwell will cause the Continuing Employees to receive full credit for purposes of eligibility, vesting and benefit accrual for such Continuing Employees' service with Piedmont prior to the Effective Time; provided, however, that in any circumstance under which the granting of such credit for benefit accrual purposes would result in a duplication of benefits for the Continuing Employees under any Piedmont Benefit Plan and a similar plan, arrangement or policy of the Surviving Corporation, no such benefit accrual service shall be credited under the applicable plan, arrangement or policy of the Surviving
Corporation. Without limiting the generality of the foregoing, Chartwell will cause the Surviving Corporation to provide coverage or continuation of coverage for all Continuing Employees under a group health plan fulfilling the requirements of Section 4980B(f)(2)(B)(iv)(I) of the Code.

            (b) Contingent upon the Merger, as of or immediately prior to the Effective Time, Piedmont shall (i) cause to be contributed approximately $378,000 to the Piedmont Retirement Plan (defined benefit plan), (ii) amend the Piedmont Supplemental Benefits Plan to cause the automatic vesting and distribution of benefits accrued thereunder of the Piedmont employees in full satisfaction of its obligations and liabilities to the Piedmont employees under such Plan, (iii) purchase annuities in the Surviving Corporation's name in full satisfaction of its obligations and liabilities under certain Piedmont supplemental retirement agreements covering former Piedmont employees, (iv) pay employees of Piedmont and its subsidiaries (other than any Asset Management Sub) severance or stay bonuses, as the case may be, in the aggregate amount of approximately $6,300,000, and (v) take any actions contemplated to be taken by Piedmont at such time under the Distribution Agreement.

            SECTION 5.8. Indemnification and Insurance. (a) Chartwell shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Piedmont (the "Indemnified Parties"), in respect of acts or omissions occurring prior to the Effective Time (including but not limited to the transactions contemplated by this Agreement), to the extent provided under the Piedmont Charter and Piedmont By-laws as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and the Surviving Corporation, retained at the Surviving Corporation's expense.

            (b) Chartwell will cause to be maintained for a period of not less than six years from the Effective Time Piedmont's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors or officers of Piedmont or any subsidiary (other than the Asset Management Subs) on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (200% of such premium, the "Maximum Premium"); provided, however, that Chartwell may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of Chartwell or any of its subsidiaries, so long as (i) the issuer thereof has an A.M. Best Company rating of A or better and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or cancelled or if the annual premium would exceed the Maximum Premium during such six-year period, Chartwell will use its best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance to the extent commercially available. Section 5.8(b) of the Disclosure Schedule sets forth the amount of the Maximum Premium.

            SECTION 5.9. Public Announcements. Piedmont, on the one hand, and Chartwell, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement without the consent of the other party (such consent not to be unreasonably withheld), except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

            SECTION 5.10. Acquisition Proposals. (a) Chartwell shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, Chartwell or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Chartwell Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Chartwell Acquisition Proposal; provided, however, that, at any time prior to the approval by Chartwell's stockholders at the Stockholders Meeting of the Chartwell Vote Items (the "Chartwell Stockholder Approval"), Chartwell, any of its subsidiaries or any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, Chartwell or any of its subsidiaries may, following the receipt of an unsolicited Chartwell Acquisition Proposal, if the Board of Directors of Chartwell determines in good faith, following consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, participate in negotiations regarding such Chartwell Acquisition Proposal or furnish information regarding Chartwell and its business pursuant to an appropriate confidentiality agreement to the person making such Chartwell Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, Chartwell shall promptly advise Piedmont orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Chartwell Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.10(a) by any officer, director or employee of Chartwell or any of its subsidiaries or any investment banker, attorney or other advisor, representative or agent of Chartwell or any of its subsidiaries, whether or not such person is purporting to act on behalf of Chartwell or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.10(a) by Chartwell. For purposes of this Agreement, "Chartwell Acquisition Proposal" means any proposal or offer for a merger, consolidation or other business combination involving Chartwell or any subsidiary or any proposal or offer to acquire or cause to be acquired in any manner, directly or indirectly, including, without limitation, through any reinsurance transaction not in the ordinary course of business, all or substantially all of the business, assets or capital stock of Chartwell or any subsidiary, other than the transactions contemplated by this Agreement.

            (b) Piedmont shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, Piedmont or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Piedmont Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Piedmont Acquisition Proposal; provided, however, that, at any time prior to the approval by the Piedmont's stockholders at the Piedmont Stockholders Meeting of the Piedmont Vote Items (the "Piedmont Stockholder Approval"), Piedmont, any of its subsidiaries or any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, Piedmont or any of its subsidiaries may, following the receipt of an unsolicited Piedmont Acquisition Proposal, if the Board of Directors of Piedmont determines in good faith, following consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, participate in negotiations regarding such Piedmont Acquisition Proposal or furnish information regarding Piedmont and its business pursuant to an appropriate confidentiality agreement to the person making such Piedmont Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, Piedmont shall promptly advise Chartwell orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Piedmont Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 5.10(b) by any officer, director or employee of Piedmont or any of its subsidiaries or any investment banker, attorney or other advisor, representative or agent of Piedmont or any of its subsidiaries, whether or not such person is purporting to act on behalf of Piedmont or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.10(b) by Piedmont. For purposes of this Agreement, "Piedmont Acquisition Proposal" means any proposal or offer for a merger, consolidation or other business combination involving Piedmont or any subsidiary or any proposal or offer to acquire or cause to be acquired in any manner, directly or indirectly, including, without limitation, through any reinsurance transaction not in the ordinary course of business, all or substantially all of the business, assets or capital stock of Piedmont or any subsidiary, other than the transactions contemplated by this Agreement.

            SECTION 5.11. Fiduciary Duties. (a) The Board of Directors of Chartwell shall not (i) withdraw or modify in a manner adverse to Piedmont, the approval or recommendation by such Board of Directors of any of the Chartwell Vote Items, (ii) approve or recommend any Chartwell Acquisition Proposal or (iii) cause Chartwell to enter into any agreement with respect to any Chartwell Acquisition Proposal. Notwithstanding the foregoing, if Chartwell receives an unsolicited Chartwell Acquisition Proposal and the Board of Directors of Chartwell determines in good faith, following consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, prior to the Chartwell Stockholder Approval the Board of Directors may (w) withdraw or modify its approval or recommendation of any of the Chartwell Vote Items, (x) approve or recommend such Chartwell Acquisition Proposal, (y) cause Chartwell to enter into an agreement with respect to such Chartwell Acquisition Proposal or (z) terminate this Agreement pursuant to this Section. In the event the Board of Directors of Chartwell takes any action described in clause (y) or
(z) of the preceding sentence or Piedmont exercises its right to terminate this Agreement under Section 7.1(b)(iv) based on the Board of Directors of Chartwell having taken any action described in clause (w) or (x) of the preceding sentence, Chartwell shall, concurrently with the taking of such action or such termination, as applicable, pay to Piedmont the Section 5.12(a) Fee (as hereinafter defined), plus all Expenses of Piedmont payable pursuant to Section 5.12(a). Nothing contained in this Section 5.11(a) shall prohibit Chartwell from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Chartwell's stockholders which, in the good faith reasonable judgment of the Board of Directors of Chartwell based on the advice of outside counsel, is required under applicable law; provided that, except as permitted in accordance with this Section 5.11(a), Chartwell does not withdraw or modify its position with respect to any of the Chartwell Vote Items or approve or recommend a Chartwell Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of Chartwell permitted by this Section 5.11(a) shall not constitute a breach of this Agreement by Chartwell.

            (b) The Board of Directors of Piedmont shall not (i) withdraw or modify, in a manner adverse to Chartwell, the approval or recommendation by such Board of Directors of any of the Piedmont Vote Items, (ii) approve or recommend any Piedmont Acquisition Proposal or (iii) cause Piedmont to enter into any agreement with respect to any Piedmont Acquisition Proposal. Notwithstanding the foregoing, if Piedmont receives an unsolicited Piedmont Acquisition Proposal and the Board of Directors of Piedmont determines in good faith, following consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, prior to the Piedmont Stockholder Approval the Board of Directors may (w) withdraw or modify its approval or recommendation of any of the Piedmont Vote Items, (x) approve or recommend such Piedmont Acquisition Proposal, (y) cause Piedmont to enter into an agreement with respect to such Piedmont Acquisition Proposal or (z) terminate this Agreement pursuant to this Section. In the event the Board of Directors of Piedmont takes any action described in clause (y) or (z) of the preceding sentence or Chartwell exercises its right to terminate this Agreement under Section 7.1(b)(v) based on the Board of Directors of Piedmont having taken any action described in clause (w) or (x) of the preceding sentence, Piedmont shall, concurrently with the taking of such action or such termination, as applicable, pay to Chartwell the Section 5.12(b) Fee (as hereinafter defined), plus all Expenses of Chartwell payable pursuant to Section 5.12(b). Nothing contained in this
Section 5.11(b) shall prohibit Piedmont from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Piedmont's stockholders which, in the good faith reasonable judgment of the Board of Directors of Piedmont based on the advice of outside counsel, is required under applicable law; provided that, except as permitted in accordance with this Section 5.11(b), Piedmont does not withdraw or modify its position with respect to any of the Piedmont Vote Items or approve or recommend a Piedmont Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of Piedmont permitted by this Section 5.11(b) shall not constitute a breach of this Agreement by Piedmont.

            SECTION 5.12. Certain Fees and Expenses. (a) Chartwell shall pay to Piedmont upon demand $3 million (the "Section 5.12(a) Fee"), payable in same-day funds, plus up to $1 million in reimbursement of Expenses (as defined below) of Piedmont, as liquidated damages and not as a penalty, if (i) the
Section 5.12(a) Fee is payable pursuant to Section 5.11(a) or (ii) the requisite approval of Chartwell's stockholders of any of the Chartwell Vote Items is not obtained at the Stockholders Meeting.

            (b) Piedmont shall pay to Chartwell upon demand $3 million (the "Section 5.12(b) Fee"), payable in same-day funds, plus up to $1 million in reimbursement of Expenses of Chartwell, as liquidated damages and not as a penalty, if (i) the Section 5.12(b) Fee is payable pursuant to Section 5.11(b) or (ii) the requisite approval of Piedmont's stockholders of any of the Piedmont Vote Items is not obtained at the Piedmont Stockholders Meeting.

            (c) For purposes of this section, with respect to any person "Expenses" shall mean all documented reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of such person in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including but not limited to all printing costs and fees and expenses of counsel, investment banking firms, accountants, actuaries, experts and consultants.

            SECTION 5.13. Consents, Approvals and Filings. (a) Chartwell and Piedmont will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, state securities laws and state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, Chartwell and Piedmont will each use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of Chartwell and Piedmont shall use its best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

            (b) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

            (c) Chartwell shall give prompt notice to Piedmont, and Piedmont shall give prompt notice to Chartwell, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that, except as set forth in Section 7.1(d), no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            SECTION 5.14. Spin-Off. (a) Piedmont will, and will cause each of its subsidiaries to, use its best efforts to take all actions necessary or desirable to effect the Spin-off in accordance with the terms of the Spin-off Agreements. Prior to the Effective Time, Piedmont will, and will cause its subsidiaries to, enter into each of the Spin-off Agreements to which it is a party in the form attached hereto as Exhibit B, with such changes therein (if any) as may be consented to by Chartwell. Piedmont will, and will cause its subsidiaries to, (i) comply with its respective obligations under each of the Spin-off Agreements and (ii) not terminate or amend any Spin-off Agreement.

            (b) Between the date of this Agreement and the effective time of the Spin-off, LH Corp. or one or more of the other Asset Management Subs shall declare and pay to Piedmont in cash (i) a dividend in the amount of $500,000 and (ii) an additional dividend in an amount equal to 40% of all of the costs of Piedmont and its subsidiaries (including the Asset Management Subs) in connection with the transactions contemplated by this Agreement. Piedmont will provide Chartwell with an accounting for all of the foregoing costs and expenses as of the Effective Time.

            (c) The Spin-off is designed and intended by Piedmont and the holders of Piedmont Common Stock to qualify as a distribution of stock described in Section 355(a) of the Code pursuant to which no gain or loss is recognized by Piedmont or such holders, except with respect to Piedmont to the extent of any excess loss accounts or deferred intercompany gains. Piedmont and its subsidiaries will not take or cause to be taken any action which would reasonably be expected to disqualify the Spin-off as a tax-free spin-off within the meaning of Section 355 of the Code.

            SECTION 5.15. Piedmont Bank Debt. As disclosed in the Filed Piedmont SEC Documents, Piedmont is presently the borrower under a $20 million credit facility with a commercial bank (the "Bank Debt"). Piedmont and Chartwell shall use their reasonable best efforts to negotiate with the lender under such Bank Debt and to negotiate with other bank lenders or other sources of capital to refinance or replace such Bank Debt in order to obtain all necessary consents, waivers and releases of the lender under the Bank Debt (collectively, the "Bank Consent") to the transactions contemplated by this Agreement. Any amendment or modification of the Bank Debt and any agreement with respect to any debt or other third party investment that refinances or replaces the Bank Debt shall be subject to the approval of both Chartwell and Piedmont, which approval in each case shall not be unreasonably withheld.

            SECTION 5.16. Affiliates and Certain Stockholders. Prior to the Closing Date, Piedmont shall deliver to Chartwell a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of Piedmont, "affiliates" of Piedmont for purposes of Rule 145 under the Securities Act. Piedmont shall use its best efforts to cause each such person to deliver to Chartwell on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit H hereto. Chartwell shall not be required to maintain the effectiveness of the Form S-4 for the purposes of resale of Common Stock by such affiliates and the certificates representing Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.16.

            SECTION 5.17. Listing. Chartwell shall use its best efforts to cause the shares of Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange ("NYSE") or American Stock Exchange ("AMEX") or approved for trading on The Nasdaq National Market ("NASDAQ"), in each case subject to official notice of issuance, prior to the Effective Time.

            SECTION 5.18. Stockholder Litigation. Piedmont shall give Chartwell the opportunity to participate in the defense or settlement of any stockholder litigation against Piedmont and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Chartwell's consent, which shall not be unreasonably withheld. Chartwell shall give Piedmont the opportunity to participate in the defense or settlement of any stockholder litigation against Chartwell and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Piedmont's consent, which shall not be unreasonably withheld.

            SECTION 5.19.  Board Action Relating to Stock Option Plan.
Section 5.19 of the Disclosure Schedule sets forth a list of all Chartwell Stock Options which are outstanding as of the date hereof. As soon as practicable following the date of this Agreement, the Board of Directors of Chartwell (or, if appropriate, any committee administering a Chartwell Stock Option Plan) shall adopt such resolutions or take such actions as may be required to reset the exercise price of all outstanding Chartwell Stock Options to $21 per share, including entering into such amendments to the related option agreements as shall be necessary in connection therewith.

            SECTION 5.20. Chartwell Warrants. Section 5.20 of the Disclosure Schedule sets forth a list of all warrants issued by Chartwell to purchase shares of Common Stock which are outstanding as of the date hereof (the "Warrants"). Prior to the Effective Time, Chartwell shall use its best efforts to cause each of the holders of the Warrants to agree to amend such Warrants as of the Effective Time (as so amended, the "Amended Warrants").
The Amended Warrants will be in substantially the same form as the existing Warrants but (i) those Warrants so indicated on the Disclosure Schedule will have an exercise price adjusted to $21 per share, and the exercise price of the other Warrants will not be adjusted, (ii) all the Warrants will be amended to include a cashless exercise feature and (iii) the Warrants will otherwise be amended as described in Section 5.20 of the Disclosure Schedule.

            SECTION 5.21. Post-Merger Operations. (a) As of the Effective Time, Chartwell shall cause its Board of Directors to be comprised of six individuals who were members of such Board of Directors prior to the Effective Time, as well as the Chief Executive Officer, President and Executive Vice President/Chief Underwriting Officer of Chartwell (or, if any of such individuals is unable or unwilling to serve, such other senior officer of Chartwell as it shall designate) and an additional four individuals who were members of the Board of Directors of Piedmont prior to the Effective Time.
The foregoing thirteen individuals shall be apportioned among the classes of the Board of Directors of Chartwell as set forth in Section 5.21(a) of the Disclosure Schedule.

            (b) The officers of Chartwell at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 5.22. Stockholders Agreement and Registration Rights Agreement. Prior to the Effective Time, Chartwell shall execute and deliver, and Chartwell and Piedmont shall use their best efforts to cause their respective stockholders named therein to execute and deliver, a Stockholders Agreement substantially in the form attached hereto as Exhibit F (the "Stockholders Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form attached hereto as
Exhibit I.

            SECTION 5.23. Noteholder Consent. Chartwell shall use its best efforts to obtain all necessary consents of the holders of the Notes to the consummation of the transactions contemplated by this Agreement (the "Noteholder Consent"). In connection with obtaining the Noteholder Consent, Chartwell shall be permitted to establish a new wholly-owned subsidiary ("Newsub"), to which Chartwell may contribute all of the shares of capital stock of Chartwell Re and to assign to Newsub, and to cause Newsub to assume, in accordance with the terms of the Indenture under which the Notes were issued, all obligations of Chartwell under the Notes. Alternatively, Chartwell at its option may cause Newsub to provide its guarantee, in form and substance satisfactory to the holders of Notes, of the obligations of Chartwell under the Notes. Notwithstanding any other provision of this Agreement to the contrary, unless consented to by both Chartwell and Piedmont, Chartwell shall not obtain the Noteholder Consent if, despite Chartwell's using its best efforts to obtain the consent, the cost of obtaining such consent would be prohibitive. Newsub will also be the obligor following the Effective Time under the Bank Debt or any debt agreement that refinances or replaces the Bank Debt in connection with obtaining the Bank Consent.

            SECTION 5.24. Additional Reserves. Prior to the Effective Time, RECO will increase by an aggregate of $25 million its reserves for losses incurred but not reported under SAP with respect to the Protected Business, and Piedmont will correspondingly increase by an aggregate of $25 million its reserves for losses incurred but not reported under generally accepted accounting principles (such increase, the "Acquisition Reserve").


                                ARTICLE VI

                           CONDITIONS PRECEDENT

            SECTION 6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. The Chartwell Vote Items shall have been approved and adopted by the affirmative vote of the stockholders of Chartwell by the requisite vote in accordance with applicable law and the Charter and the Piedmont Vote Items shall have been approved and adopted by the stockholders of Piedmont by the requisite vote in accordance with applicable law and the Piedmont Charter.

            (b) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in Sections 3.1(c) and 3.2(c) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Chartwell and Piedmont will have been made or obtained (as the case may be), and such consents, approvals, permits and authorizations shall be subject to no conditions other than (i) conditions customarily imposed by insurance regulatory authorities or (ii) other conditions that would not reasonably be expected to have a Chartwell Material Adverse Effect or a Piedmont Material Adverse Effect.

            (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

            (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect; provided, however, that the party invoking this condition shall have used reasonable efforts to have any such order or injunction vacated.

            (e) Form S-4, etc. The Form S-4, CI Notes Form S-1 and (if required) the Spin-off Form S-1 shall each have become effective under the Securities Act and the Form 10 shall have become effective under the Exchange Act and none of the foregoing shall be the subject of any stop order or proceedings seeking a stop order, and the CI Indenture shall have been qualified under the Trust Indenture Act.

            (f) Third-Party Consents. Chartwell shall have obtained the Noteholder Consent and the parties shall have obtained the Bank Consent. All other consents and waivers of third parties to the consummation of the Merger and the other transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not have a material adverse effect on the business, financial condition or results of operations of Chartwell and its subsidiaries taken as a whole or a Piedmont Material Adverse Effect.

            (g)   Listing.    The shares of Common Stock issuable to
      Piedmont's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE or the AMEX or approved for trading on NASDAQ, subject to official notice of issuance.

            (h) CI Notes. The issuance of the CI Notes shall have occurred in accordance with the CI Indenture.

            (i) Spin-Off. Piedmont shall have received an opinion of its special tax counsel, Davis Polk & Wardwell, in form and substance satisfactory to Piedmont dated the date of the Spin-off prior to the Effective Time, to the effect that Piedmont and its stockholders will recognize no gain or loss for Federal income tax purposes as a result of the Spin-off except, with respect to Piedmont, to the extent of any excess loss accounts or deferred intercompany gains. The Spin-off shall have occurred in accordance with the terms of this Agreement and the Spin-off Agreements.

            (j) Supplemental Indenture. The Supplemental Indenture shall have been executed and delivered by all parties thereto.

            SECTION 6.2. Conditions to Obligations of Piedmont. The obligations of Piedmont to effect the Merger are further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of Chartwell set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Chartwell set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all material respects, as applicable, as of such date, and Piedmont shall have received a certificate signed on behalf of Chartwell by the chief executive officer and the chief financial officer of Chartwell to the effect set forth in this paragraph.

            (b) Performance of Obligations of Chartwell. Chartwell shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Piedmont shall have received a certificate signed on behalf of Chartwell by the chief executive officer and the chief financial officer of Chartwell to such effect.

            (c) No Material Adverse Change. Since December 31, 1994, there shall have been no Chartwell Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a Chartwell Material Adverse Change, other than any such Chartwell Material Adverse Change deemed to have been waived by Piedmont pursuant to Section 7.1(d).

            (d) Tax Opinions. Piedmont shall have received an opinion of its special tax counsel, Davis Polk & Wardwell, in form and substance satisfactory to Piedmont, dated the Effective Time, to the effect that Piedmont (except to the extent of any excess loss accounts or deferred intercompany gains) and its stockholders (except to the extent such stockholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 6.2(d), Davis Polk & Wardwell may request certificates of officers of Piedmont. In addition, Chartwell shall have received the opinion described in Section 6.3(e).

            (e) Stockholders Agreement and Registration Rights Agreement. The Stockholders Agreement shall have been executed and delivered by Chartwell and the stockholders of Chartwell prior to the Effective Time designated therein as parties thereto. The Registration Rights Agreement shall have been executed and delivered by Chartwell.

            SECTION 6.3. Conditions to Obligation of Chartwell. The obligation of Chartwell to effect the Merger is further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of Piedmont set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Piedmont set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all material respects, as applicable, as of such date, and Chartwell shall have received a certificate signed on behalf of Piedmont by the chief executive officer and the chief financial officer of Piedmont to the effect set forth in this paragraph.

            (b) Performance of Obligations of Piedmont. Piedmont shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Chartwell shall have received a certificate signed on behalf of Piedmont by the chief executive officer and the chief financial officer of Piedmont to such effect.

            (c) No Material Adverse Change. Since December 31, 1994, there shall have been no Piedmont Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a Piedmont Material Adverse Change, other than any such Piedmont Material Adverse Change deemed to have been waived by Chartwell pursuant to Section 7.1(d).

            (d) Affiliates. Chartwell shall have received from each affiliate named in the letter referred to in Section 5.16 an executed copy of an agreement substantially in the form of Exhibit H hereto.

            (e) Tax Opinions. Chartwell shall have received an opinion of its special tax counsel, LeBoeuf, Lamb, Greene & MacRae, L.L.P., in form and substance satisfactory to Chartwell, dated the Effective Time, to the effect that Chartwell and its stockholders will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 6.3(e), LeBoeuf, Lamb, Greene & MacRae, L.L.P., may request certificates of officers of Chartwell. In addition, Piedmont shall have received the opinion described in Section 6.2(d).


                                ARTICLE VII

                     TERMINATION, AMENDMENT AND WAIVER

            SECTION 7.1. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time:

            (a)   by mutual written consent of Piedmont and Chartwell;

            (b)   by either Piedmont or Chartwell:

                  (i) if, upon a vote at a duly held Stockholders Meeting or Piedmont Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of Chartwell or Piedmont, as the case may be, shall not have been obtained;

                  (ii) if the Merger shall not have been consummated on or before March 31, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iv) if the Board of Directors of Chartwell shall have exercised any of its rights set forth in Section 5.11(a) of this Agreement;

                  (v) if the Board of Directors of Piedmont shall have exercised any of its rights set forth in Section 5.11(b) of this Agreement; or

            (c) by Piedmont if the Noteholder Consent shall not have been obtained on or before December 31, 1995, unless the failure to obtain the Noteholder Consent is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, that the effectiveness of the Noteholder Consent may be subject to completion of the Merger and the concurrent payment of the cost, if any, of obtaining the consent and to the provisions of
      Section 9.04 of the Indenture under which the Notes were issued.

            (d) In the event that either Chartwell or Piedmont (the "Notifying Party") shall notify the other in writing that such Notifying Party has experienced a Chartwell Material Adverse Change (in the case of a notice given by Chartwell) or a Piedmont Material Adverse Change (in the case of a notice given by Piedmont) (a Chartwell Material Adverse Change and a Piedmont Material Adverse Change each being hereinafter referred to in this Section 7.1(d) as a "Material Adverse Change"), which notice shall refer to this Section 7.1(d), state that it is a "Notice of Material Adverse Change" and describe the Material Adverse Change, the party so notified shall have 30 days from its receipt of such notice to elect to terminate this Agreement pursuant to this Section 7.1(d). In the event that such party does not so elect to terminate this Agreement, it shall be deemed to have waived its right to refuse to consummate the Merger and the other transactions contemplated by this Agreement on the basis of the Material Adverse Change identified in the Notifying Party's notice, without prejudice to its rights with respect to any subsequent Material Adverse Change with respect to the Notifying Party. Notwithstanding any contrary implication of this
      Section 7.1(d), whether a party has experienced a Material Adverse Change shall not be a matter for determination solely by one party.

            (e) Any termination pursuant to this Section 7.1 may occur before or after the Chartwell Stockholder Approval or the Piedmont Stockholder Approval, except that (i) Chartwell shall have no right to terminate this Agreement pursuant to Sections 5.11(a) and 7.1(b)(iv) following the Chartwell Stockholder Approval and (ii) Piedmont shall have no right to terminate this Agreement pursuant to Sections 5.11(b) and 7.1(b)(v) following the Piedmont Stockholder Approval.

            SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either Chartwell or Piedmont as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Piedmont or Chartwell, other than the last sentence of Section 5.5(a) and Sections 3.1(m), 3.2(o), 5.12 and 7.2 and
Article VIII. Nothing contained in this section shall relieve any party from any liability resulting from any wilful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            SECTION 7.3. Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may amend this Agreement; provided, however, that after approval of the Merger by the stockholders of Piedmont, no amendment shall be made that by law requires the approval of Piedmont's stockholders without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement.
Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of Piedmont or Chartwell, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                               ARTICLE VIII

                            GENERAL PROVISIONS

            SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than the representations and warranties set forth in Section 3.1(p) which shall survive until the third anniversary of the Effective Time. This Section
8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including but not limited to Section 5.8.

            SECTION 8.2. Fees and Expenses. Except as provided otherwise in Sections 5.12 and 5.14, whether or not the Merger is consummated, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

            SECTION 8.3. Definitions; Certain Calculations and Related Matters. For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

            (b) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

            (c) a "subsidiary" of any person means another person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% of more of the equity securities of which, is owned directly or indirectly by such first person;

            (d) the "transactions contemplated by this Agreement" and "transactions contemplated hereby" shall include, without limitation, the Merger, the Spin-off, the execution, delivery and performance by the parties thereto of the Spin-off Agreements and the other agreements contemplated hereby and the RECO Contribution;

            (e) with respect to each of Chartwell and Piedmont, a "Financial Adjustment" shall mean any decrease, as of the date which is the fifth business day prior to the Closing Date, in the consolidated stockholders' equity of such company and its subsidiaries (other than, in the case of Piedmont, the Asset Management Subs) as determined in accordance with generally accepted accounting principles of more than $2.5 million on an after-tax basis from the amount thereof as of March 31, 1995, and as used herein with respect to either Chartwell or Piedmont, "Adjustment Amount" shall mean the amount by which such decrease exceeds $2.5 million, up to a maximum of $2.5 million;

            (f) a "Chartwell Material Adverse Change" shall mean any material adverse change in the business, financial condition or results of operations of Chartwell and its subsidiaries taken as a whole, including without limitation (i) any decrease in the consolidated stockholders equity of Chartwell and its subsidiaries as determined in accordance with generally accepted accounting principles of $5 million or more on an after-tax basis from the amount thereof as of March 31, 1995, or (ii) the incurrence by Chartwell Re of pre-tax losses and loss expenses in the amount of $5 million or more, net of collectible amounts recoverable from reinsurers (less any related reinstatement premiums), from any insured or reinsured event or related events occurring after the date of this Agreement;

            (g) a "Piedmont Material Adverse Change" shall mean any material adverse change in the business, financial condition or results of operations of Piedmont and its subsidiaries (other than the Asset Management Subs) taken as a whole, including without limitation (i) any decrease in the consolidated stockholders equity of Piedmont and its subsidiaries (other than the Asset Management Subs) as determined in accordance with generally accepted accounting principles of $5 million or more on an after-tax basis from the amount thereof as of March 31, 1995, (ii) the incurrence by RECO of pre-tax losses and loss expenses in the amount of $5 million or more, net of collectible amounts recoverable from reinsurers (less any related reinstatement premiums), from any insured or reinsured event or related events occurring after the date of this Agreement and (iii) the occurrence of Adverse Development (as defined below) with respect to the Protected Business (as defined in the CI Indenture), whether due to events or circumstances occurring before or after March 31, 1995. "Adverse Development" shall be deemed to have occurred if the amount equal to (x) the sum of (i) paid losses in respect of the Protected Business after March 31, 1995 and (ii) the amount of any increase necessary, consistent with past practice, in Piedmont's case reserves with respect to Protected Business from the amount thereof at March 31, 1995, minus (y) the sum of (i) any decrease necessary, consistent with past practice, in the ordinary course of business in RECO's case reserves with respect to Protected Business from the amounts thereof at March 31, 1995, and (ii) any collectible amounts recoverable from reinsurers recorded by RECO after March 31, 1995 (less any related reinstatement premiums) as a result of any increase in case reserves described in clause (x)(ii) above, equals or exceeds $7.5 million pre-tax. The establishment of any reserves constituting the Acquisition Reserve shall not be deemed to constitute a Piedmont Material Adverse Change;

            (h) the "Adjusted Chartwell Base Amount" shall be equal to (i) the consolidated stockholders equity of Chartwell and its subsidiaries as determined in accordance with generally accepted accounting principles as of March 31, 1995 less (ii) the amount of any payments to Noteholders in exchange for the Noteholder Consent and (iii) in the event there has been a Financial Adjustment with respect to Chartwell, less the sum of (A) $2.5 million and (B) the Adjustment Amount with respect to Chartwell;

            (i) the "Adjusted Piedmont Base Amount" shall be equal to (i) the consolidated stockholders equity of Piedmont and its subsidiaries as determined in accordance with generally accepted accounting principles as of March 31, 1995 less (ii) $58.2 million and (iii) in the event there has been a Financial Adjustment with respect to Piedmont, less the sum of (A) $2.5 million and (B) the Adjustment Amount with respect to Piedmont; and

            (j) "Excluded Cause" shall mean (i) any change in insurance laws or regulations, (ii) any change in generally accepted accounting principles, (iii) any change in prevailing interest rates to the extent that such change affects the market value of fixed income investment securities and (iv) in the case of Piedmont, any limitation on RECO's ability to quote and participate on certain lines of new and renewal business as a result of the reduction in April 1995 of its rating by A.M. Best Company from "A-" to "B++".

In making any determination of whether a Chartwell Material Adverse Change has occurred or of whether a Financial Adjustment has occurred with respect to Chartwell, there shall be excluded (i) all transaction costs incurred by Chartwell and its subsidiaries in connection with the transactions contemplated by this Agreement, including but not limited to all costs of obtaining the Noteholder Consent and all Expenses and (ii) the effects of all Excluded Causes. In making any determination of whether a Piedmont Material Adverse Change has occurred or of whether a Financial Adjustment has occurred with respect to Piedmont, there shall be excluded (i) the amount of the Acquisition Reserve, (ii) any reduction in stockholders equity resulting from the distribution of the CI Notes, (iii) up to $5 million post-tax in restructuring charges (including severance costs, costs of certain reinsurance, certain employee benefit costs and certain other costs as previously agreed), (iv) all transaction costs incurred by Piedmont and its subsidiaries (other than the Asset Management Subs' 40% share) in connection with the transactions contemplated by this Agreement, including but not limited to all Expenses and (v) the effects of all Excluded Causes.

            Not later than the fourth business day prior to the Closing Date, each party shall provide the other with a certificate of such party, in a form to be agreed, signed by its Chief Financial Officer, which certificate shall state whether, in the best judgment of such officer, a Financial Adjustment has occurred with respect to such party and, if so, such officer's best estimate of the amount of such Financial Adjustment. Such certificate shall be accompanied by such supporting documentation in reasonable detail as the party receiving the certificate shall request. In the event of postponement of the Closing Date, the foregoing certificates and information will be updated as necessary.

            SECTION 8.4. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Piedmont, to

                  Piedmont Management Company Inc.
                  80 Maiden Lane
                  New York, NY  10038

                  Attention:  Robert M. DeMichele

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY  10017

                  Attention:  David W. Ferguson

            (b)   if to Chartwell, to

                  Chartwell Re Corporation
                  300 Atlantic Street
                  Suite 400
                  Stamford, CT  06901

                  with a copy to:

                  LeBoeuf, Lamb, Greene
                    & MacRae, L.L.P.
                  125 West 55th Street
                  New York, NY  10019

                  Attention:  Peter R. O'Flinn

            SECTION 8.5. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.7. Entire Agreement; Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and the third party beneficiaries referred to in the following sentence any rights or remedies. The parties hereto expressly intend the provisions of Sections 5.7 and 5.8 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefitted by, such provisions.

            SECTION 8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            SECTION 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or any state court sitting in the City of Wilmington, Delaware (any such federal or state court, a "Delaware Court"), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Delaware Court.

            SECTION 8.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            IN WITNESS WHEREOF, Piedmont and Chartwell have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PIEDMONT MANAGEMENT COMPANY INC.


                                           /s/ Robert M. DeMichele
                                           -----------------------
                                    Name:      Robert M. DeMichele
                                    Title:     President & Chief
                                                 Executive Officer




                                    CHARTWELL RE CORPORATION


                                           /s/ Richard E. Cole
                                           -----------------------
                                    Name:      Richard E. Cole
                                    Title:     Chairman & Chief
                                                 Executive Officer




                                                                   Exhibit A



____________________________________________________________________________







                       PIEDMONT MANAGEMENT COMPANY INC.
                                as the Company

                                      and

                                   [TRUSTEE]
                                  as Trustee





                      ___________________________________

                                   Indenture

                         Dated as of ________ __, 1995

                      ___________________________________







____________________________________________________________________________






                           TABLE OF CONTENTS(*)

                                                               Page

                          RECITALS OF THE COMPANY

                                 ARTICLE 1

                DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1  Definitions.............................  1
            SECTION 1.2  Other Definitions....................... 16
            SECTION 1.3  Incorporation by Reference of Trust
                           Indenture Act......................... 17
            SECTION 1.4  Rules of Construction................... 17


                                 ARTICLE 2

                              THE SECURITIES

            SECTION 2.1  Form and Dating......................... 18
            SECTION 2.2  Execution and Authentication............ 18
            SECTION 2.3  Amount Limited.......................... 19
            SECTION 2.4  Denomination and Date of Securities;
                           Payments of Interest.................. 19
            SECTION 2.5  Registrar and Paying Agent; Agents
                           Generally............................. 19
            SECTION 2.6  Paying Agent to Hold Money in Trust..... 20
            SECTION 2.7  Transfer Restrictions; Transfer and
                           Exchange.........................      21
            SECTION 2.8  Replacement Securities.................. 22
            SECTION 2.9  Outstanding Securities.................. 23
            SECTION 2.10 Temporary Securities.................... 24
            SECTION 2.11 Cancellation............................ 24
            SECTION 2.12 CUSIP Numbers........................... 24
            SECTION 2.13 Limited Extension of Settlement Date.... 25

            ____________
             (*)Note:  The Table of Contents shall not for any
                       purposes be deemed to be a part of the
                       Indenture.



                          ARTICLE 3

                         REDEMPTION

            SECTION 3.1  Notices................................. 26
            SECTION 3.2  Notice of Redemption.................... 26
            SECTION 3.3  Effect of Notice of Redemption.......... 27
            SECTION 3.4  Deposit of Redemption or Purchase Price. 27
            SECTION 3.5  No Securities Redeemed or Purchased in
                           Part.................................. 28
            SECTION 3.6  Optional Redemption..................... 28
            SECTION 3.7  Mandatory Redemption.................... 28


                          ARTICLE 4

                          COVENANTS

            SECTION 4.1  Payment of Securities................... 28
            SECTION 4.2  Maintenance of Records; Compliance with
                           Laws; Access and Cooperation.......... 29
            SECTION 4.3  Reports by the Company.................. 30
            SECTION 4.4  Maintenance of Office or Agency......... 30
            SECTION 4.5  Negative Pledge......................... 31
            SECTION 4.6  Purchase of Securities upon a Change of
                           Control............................... 31
            SECTION 4.7  Limitation on Indebtedness.............. 33
            SECTION 4.8  Certificate to Trustee.................. 33


                          ARTICLE 5

                    CONSOLIDATION, MERGER, CONVEYANCE,

            SECTION 5.1  When Company May Merge, Etc............. 34
            SECTION 5.2  Successor Substituted................... 35


                                 ARTICLE 6

                           DEFAULT AND REMEDIES

            SECTION 6.1  Events of Default....................... 36
            SECTION 6.2  Acceleration............................ 38
            SECTION 6.3  Other Remedies.......................... 38
            SECTION 6.4  Waiver of Past Defaults................. 38
            SECTION 6.5  Control by Majority..................... 39
            SECTION 6.6  Limitation on Suits..................... 39
            SECTION 6.7  Rights of Holders of Securities to Receive
                           Payment............................... 40
            SECTION 6.8  Collection Suit by Trustee.............. 40
            SECTION 6.9  Trustee May File Proofs of Claim........ 40
            SECTION 6.10 Priorities.............................  41
            SECTION 6.11 Undertaking for Costs................... 41


                          ARTICLE 7

                           TRUSTEE

            SECTION 7.1  General................................. 42
            SECTION 7.2  Certain Rights of Trustee............... 42
            SECTION 7.3  Individual Rights of Trustee............ 44
            SECTION 7.4  Trustee's Disclaimer.................... 44
            SECTION 7.5  Notice of Default....................... 45
            SECTION 7.6  Reports by Trustee to Holders........... 45
            SECTION 7.7  Compensation and Indemnity.............. 45
            SECTION 7.8  Replacement of Trustee.................. 46
            SECTION 7.9  Successor Trustee by Merger, Etc. ...... 48
            SECTION 7.10 Eligibility............................. 48
            SECTION 7.11 Money Held in Trust..................... 48


                                 ARTICLE 8

                          DISCHARGE OF INDENTURE

            SECTION 8.1  Satisfaction and Discharge of Indenture. 48
            SECTION 8.2  Application by Trustee of Funds Deposited
                           for Payment of Securities............. 49
            SECTION 8.3  Repayment of Moneys Held by Paying
                           Agent................................. 49
            SECTION 8.4  Return of Moneys Held by Trustee and Paying
                           Agent Unclaimed for Three Years....... 49


                                 ARTICLE 9

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.1  Without Consent of Holders of Securities 50
            SECTION 9.2  With Consent of Holders of Securities... 50
            SECTION 9.3  Compliance with Trust Indenture Act..... 52
            SECTION 9.4  Revocation and Effect of Consents....... 52
            SECTION 9.5  Notation on or Exchange of Securities... 53
            SECTION 9.6  Trustee to Sign Amendments, etc......... 53


                                ARTICLE 10

                    DETERMINATION OF THE PAYMENT AMOUNT

            SECTION 10.1  Determination of the Contingent Amount. 53
            SECTION 10.2  Holder Actuary; Compensation and
                            Indemnity............................ 53
            SECTION 10.3  Company Actuary........................ 55
            SECTION 10.4  Preparation of Reserve Reports......... 55
            SECTION 10.5  Resolution of Disputes; Arbitration.... 56
            SECTION 10.6  Annual Review of Reserves And Claims... 57
            SECTION 10.7  Settlement in Stock.................... 58


                                ARTICLE 11

                               MISCELLANEOUS

            SECTION 11.1  Trust Indenture Act of 1939............ 59
            SECTION 11.2  Notices................................ 59
            SECTION 11.3  Certificate and Opinion as to Conditions
                            Precedent............................ 60
            SECTION 11.4  Statements Required in Certificate or
                            Opinion.............................. 60
            SECTION 11.5  Rules by Trustee, Paying Agent or
                            Registrar............................ 61
            SECTION 11.6  Payment Date Other Than a Business Day. 61
            SECTION 11.7  Governing Law.......................... 61
            SECTION 11.8  No Adverse Interpretation of Other
                            Agreements........................... 61
            SECTION 11.9  Successors............................. 61
            SECTION 11.10 Duplicate Originals.................... 62
            SECTION 11.11 Separability........................... 62
            SECTION 11.12 Table of Contents, Headings, Etc....... 62
            SECTION 11.13 Incorporators, Stockholders, Officers and
                            Directors of Company Exempt from
                            Individual Liability................. 62
            SECTION 11.14 Judgment Currency...................... 62

            SIGNATURES........................................... 63

            Exhibit A Form of Security........................... 64

            Exhibit B Calculation of Contingent Amount........... 75

            Exhibit C Registration Rights Agreement.............. 82


               INDENTURE, dated as of ________ __, 1995, between Piedmont Management Company Inc., a Delaware corporation, as the Company, and [Trustee], a national association, as Trustee.

                            RECITALS OF THE COMPANY

               WHEREAS, the Company has duly authorized the issue of its Contingent Interest Notes Due June 30, 2006 (collectively, the "Securities"), which Securities consist of (i) an aggregate principal amount of $1,000,000 plus interest accreting thereon from the date of issuance as provided herein at a rate of 8.0% per annum, compounded annually, and (ii) aggregate contingent interest of up to $55,000,000 as determined pursuant to Article 10, and, to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

               WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

               NOW, THEREFORE:

               In consideration of the premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

               SECTION 1.1       Definitions.

               "Acquired Indebtedness" means Indebtedness of a Person: (i) existing at the time such Person becomes a Subsidiary (or any renewal, extension, substitution, refinancing or replacement thereof at such time) or
(ii) assumed in connection with the acquisition of assets from another Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be.

               "Adverse Reserve Development" has the meaning set forth in Exhibit B.

               "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (except in cases where substantially all of the control that would ordinarily be exercisable by virtue of ownership of stock, other than the election of directors, has been eliminated by applicable regulatory authorities). For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing: (i) the sum of the products of (A) the number of years (or portion thereof) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such principal payment by
(ii) the sum of all such principal payments.

               "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

               "Board Resolution" means one or more resolutions of the board of directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

               "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

               "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation; and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

               "Capital Stock" of any Person means any and all shares, interests, participation, or other equivalent (however designated) of such Person's capital stock and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase the foregoing whether now outstanding or issued after the date hereof.

               "Change of Control" means (A) either (i) any transaction or series of transactions occurring after the Merger in which any "person" or "group" (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) (x) consisting of one or more of the holders (or their Affiliates) of the Common Stock of Chartwell immediately prior to the Merger becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 66-2/3% of the total voting power (on a fully-diluted basis as if all convertible securities had been converted) entitled to vote in the election of directors of the Company or the Surviving Entity (if other than the Company) or (y) other than the initial holders (or their Affiliates) of the Common Stock of the Company immediately after the Merger, becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (as defined above) entitled to vote in the election of directors of the Company or the Surviving Entity (if other than the Company); provided that this subclause
(y) shall not include any transaction in which the Company or the Surviving Entity becomes or is a direct or indirect Wholly-Owned Restricted Subsidiary of another entity (the "Parent") if immediately following such transaction no "person" or "group" would be the "beneficial owner" of greater than 50% of such total voting power of the Parent or (ii) the Common Stock of the Company shall cease to be listed on any national securities exchange or on The NASDAQ Stock Market; and (B) within one year after the occurrence of any of the events described in clause (A) above,
(i) the individuals who immediately prior to the occurrence of such event or events constituted the board of directors of the Company cease for any reason to constitute a majority of the directors of the Company then in office or (ii) the Chief Executive Officer and President of the Company (or an individual or individuals holding positions of equivalent responsibility) at the time of such event or events cease for any reason to hold such positions at the Company, or if the Company is controlled by another Person, such officers do not hold positions of equivalent responsibility at such other Person. In addition, a Change of Control shall be deemed to have occurred if (a) the Company or any Subsidiary sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries, considered as a whole, or (b) the Company or any Subsidiary of the Company sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the common stock of, or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of, RECO or Chartwell Reinsurance to another Person or Persons in one transaction or a series of transactions, including through a bulk reinsurance transaction or transactions, in each case with respect to clauses (a) and (b) above, other than any transaction which is specifically contemplated by the Merger Agreement or any sale, conveyance, transfer, lease or other disposition to the Company or any Wholly-Owned Restricted Subsidiary.

               "Chartwell" means Chartwell Re Corporation, a Delaware corporation.

               "Chartwell Reinsurance" means Chartwell Reinsurance Company, a Minnesota corporation.

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

               "Company" means Piedmont Management Company Inc., a Delaware corporation, and its successors and assigns. Chartwell shall be deemed to be the successor to Piedmont Management Company Inc. after the Merger, and from and after the Merger, "Company" shall mean Chartwell and its successors and assigns.

               "Company Actuary" means the actuary appointed by the Company pursuant to Section 10.3.

               "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries as determined in accordance with GAAP consistently applied.

               "Contingent Amount" has the meaning set forth in Exhibit B.

               "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at New York, New York.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values or exchange rates.

               "Determination Date" has the meaning set forth in Exhibit B.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

               "Fixed Amount" means the aggregate Principal Amount plus accreted interest thereon from the Issue Date through the Settlement Date (not including any period of extension pursuant to Section 2.13) at a rate of 8.0% per annum, compounded annually.

               "GAAP" means generally accepted accounting principles in the United States of America at the date of any computation required or permitted hereunder; provided that for purposes of calculation of the Contingent Amount GAAP means generally accepted accounting principles in the United States of America as in effect on the Determination Date.

               "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person to the extent guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement: (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness; (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling such other Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (iii) to supply funds to, or in any other manner invest in, such other Person (including any agreement to pay for property or services to be acquired by such other Person irrespective of whether such property is received or such services are rendered); (iv) to maintain working capital or equity capital of such other Person, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or (v) otherwise to assure the holder of such Indebtedness of such other Person against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such other Person in respect of leasehold interests assigned by such other Person to any other Person.

               "Holder", "holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.

               "Holder Actuary" means the actuary appointed to represent the interests of the Holders of the Securities pursuant to the Holder Actuary Agreement dated the date hereof between the Holder Actuary and the Company.

               "Indebtedness" means, with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money and all obligations of such Person for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, in each case, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (iii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business and software license agreements or other software acquisition agreements entered into in the ordinary course of business; (iv) all Capital Lease Obligations of such Person; (v) all obligations referred to in (but not excluded from) clause
(i), (ii), (iii) or (iv) above of other Persons and all dividends of other Persons, to the extent that the payment thereof is secured by (or to the extent that the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (vi) all Guaranteed Debt of such Person;
(vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; (viii) the net amount of all obligations under Currency Agreements or Interest Swap Obligations of such Person;
(ix) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit entered into in the ordinary course of the insurance or reinsurance business of such Person to the extent that such letters of credit are not drawn upon, or if and to the extent drawn upon, such drawing is reimbursed not later than the 30th Business Day following a demand for reimbursement following payment on the letter of credit) and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above. Indebtedness shall not include obligations under insurance, reinsurance or retrocession contracts entered into in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

               "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

               "Interest Swap Obligations" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

               "Issue Date" means the date on which Securities are originally issued under the Indenture.

               "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind.

               "Maturity Date" means June 30, 2006 (subject to any extension pursuant to Section 2.13).

               "Merger" means the merger of the Company with and into Chartwell pursuant to an Agreement and Plan of Merger dated as of August 7, 1995 between the Company and Chartwell (the "Merger Agreement").

               "Non-Recourse Indebtedness" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), unless the incurrence of such Indebtedness would have otherwise been permitted hereunder, (b) is directly or indirectly liable, unless the incurrence of such Indebtedness would have otherwise been permitted hereunder, or (c) constitutes the lender.

               "Officer" means, with respect to the Company, the chairman of the board of directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

               "Officers' Certificate" means a certificate signed in the name of the Company by the Chairman of the Board of Directors or the President or any Vice President and by the Chief Financial Officer, Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 to the extent applicable and include the statements provided for in Section 11.4, if and to the extent required thereby.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.4, if and to the extent required thereby.

               "Payment Amount" means the sum of (i) the Fixed Amount, (ii) the Contingent Amount and (iii) to the extent applicable, any Extension Interest.

               "Permitted Liens" means:

               (a) Liens securing Indebtedness of the Company with respect to any revolving credit facility not exceeding $10.0 million in principal amount in the aggregate at any one time outstanding (exclusive of any Lien permitted by any other clause of this definition); provided that such $10.0 million shall be reduced to the extent that any Indebtedness shall have been incurred and shall be outstanding under clause (ix) of the definition of "Permitted Subsidiary Indebtedness";

               (b) Liens in favor of the Company or any Restricted Subsidiary;

               (c) Liens on shares of capital stock or property of a Person existing at the time such Person is acquired by or merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and such Liens do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the shares or assets of the Person so acquired by, merged into or consolidated with the Company or such Restricted Subsidiary;

               (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

               (e) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

               (f) Liens existing on the date of the Merger;

               (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

               (h) Liens with respect to obligations under Currency Agreements or Interest Swap Obligations permitted under the Indenture;

               (i) Liens to secure any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewal, substitution, refinancing or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (a),
         (c), (d), (f), (j), (k) and (l); provided that any such Lien shall be limited to the same property that secured the original Lien and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the outstanding aggregate principal amount of the Indebtedness being so extended, renewed, substituted, refinanced or replaced (plus any premium and expenses incurred in connection therewith);

               (j) Liens securing Indebtedness incurred to finance the construction or purchase of, or repairs, improvements or additions to, property of the Company; provided that (i) any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries, (ii) such Lien is created prior to, at the time of or within 90 days after such construction, purchase, repair, improvement or addition is completed and (iii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the fair market cost of such construction, purchase, repair, improvement or addition;

               (k) Liens securing Indebtedness of a Restricted Subsidiary permitted to be incurred under this Indenture or any guarantee by the Company thereof; and

               (l) Liens securing Indebtedness of the Company provided, that at the date that any such Lien is created or incurred (on a pro forma basis), the ratio of (x) Senior Indebtedness to (y) Consolidated Net Worth of the Company does not exceed 0.9 to 1.

               "Permitted Subsidiary Indebtedness" means:

               (i) Indebtedness of any Restricted Subsidiary outstanding on the date of the Merger;

               (ii)  Acquired Indebtedness of any Restricted Subsidiary;

               (iii) Indebtedness of any Restricted Subsidiary issued to or held by the Company or a Wholly-Owned Restricted Subsidiary of the Company;

               (iv) (A) Interest Swap Obligations of any Restricted Subsidiary, the notional amount of which obligations do not exceed the aggregate principal amount of the Indebtedness they are designed to protect and (B) obligations pursuant to Currency Agreements entered into by any Restricted Subsidiary in respect of its (x) assets or (y) obligations, as the case may be, that are denominated in a currency other than U.S. dollars;

               (v) Guaranteed Debt of a Restricted Subsidiary in respect of Indebtedness of any other Restricted Subsidiary permitted to be incurred by such other Subsidiary under this Indenture;

               (vi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guaranteed Debt or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantee shall at no time exceed the gross proceeds actually received from the sale of such business, assets or Restricted Subsidiary;

               (vii) Indebtedness under performance, surety or appeal bonds; provided that such performance, surety or appeal bonds are furnished in the ordinary course of any Restricted Subsidiary's insurance or reinsurance business;

               (viii) Any renewals, extensions, substitutions, refinancings or replacements by any Restricted Subsidiary of any Indebtedness of a Restricted Subsidiary permitted under this Indenture, including any successive renewals, extensions, substitutions, refinancings or replacements thereof so long as any such new Indebtedness (A) shall be in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses incurred in connection with such refinancing and (B) (x) in the case of Indebtedness being refinanced which has an Average Life shorter than the Securities, such renewal, extension, substitution, refinancing or replacement does not reduce the Average Life or the final Stated Maturity of the principal of such Indebtedness and (y) in all other cases, any such new Indebtedness has an Average Life and final Stated Maturity that exceeds the Average Life and final Stated Maturity of the Securities; provided that for purposes of this clause (viii), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; and

               (ix) Indebtedness under any revolving credit facility of up to but not in excess of an aggregate principal amount outstanding at any one time of $10.0 million; provided that there is a period of 30 consecutive days in each calendar year during which no such Indebtedness is outstanding; and provided further that such $10.0 million shall be reduced to the extent of any Indebtedness secured by Liens created or incurred under clause (a) of the definition of "Permitted Liens".

               "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, fund, unincorporated organization or government or any agency or political subdivision thereof.

               "Principal Amount" means, with respect to the Securities, in the aggregate, $1,000,000.

               "Principal Restricted Insurance Subsidiary" means (i) Chartwell Reinsurance; (ii) RECO; (iii) any other insurance company Restricted Subsidiary of the Company that becomes a "significant subsidiary" as defined in Regulation S-X, as promulgated by the Commission; and (iv) any other Subsidiary of the Company that may succeed, by merger, consolidation or otherwise, to all or substantially all of the business of one or more of such persons specified in (i), (ii) and (iii) above.

               "pro rata" means, with respect to any Security, the ratio of the principal amount of such Security to the aggregate principal amount of the Securities.

               "Protected Business" has the meaning set forth in Exhibit B.

               "RECO" means The Reinsurance Corporation of New York, a New York corporation.

               "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

               "Redemption Date" means the date fixed for optional redemption of the Securities in accordance with Article 3 of the Indenture; provided that such date shall be extended if and to the extent required by Section 2.13.

               "Registered Common Stock" means Common Stock of the Company registered under the Securities Act of 1933, as amended (or other Common Stock of the Company that is freely tradeable (other than by affiliates (within the meaning of Rule 144 under the Securities Act) of the Company) without such registration; provided that in connection with the settlement of the Payment Amount due under the Securities in Common Stock without such registration, an unqualified opinion of a nationally recognized law firm experienced in securities law matters is delivered by the Company to the Trustee to such effect).

               "Responsible Officer" when used with respect to the Trustee means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Security" or "Securities" means any Contingent Interest Note Due June 30, 2006 authenticated and delivered under this Indenture.

               "Senior Indebtedness" means, without duplication, Indebtedness of all Restricted Subsidiaries of the Company plus any Indebtedness of the Company to the extent secured by Liens created or incurred under clauses (a),
(c), (d), (f), (i), (j) and (l) of the definition of "Permitted Liens".

               "Settlement Date" means each of the Maturity Date; the Redemption Date; a Change of Control Purchase Date; 165 days after the date of any acceleration of the Securities pursuant to Section 6.2 (unless an earlier Settlement Date shall occur within such 165 day period, in which case, such Settlement Date shall be such earlier Settlement Date or if such acceleration occurs as a result of an Event of Default specified in clause (c) or (d) of
Section 6.1, such Settlement Date shall be the date of such Event of Default); and in the case of an Event of Default pursuant to Section 6.1(a), other than any acceleration as a result of an Event of Default specified in clause (c) or
(d) of Section 6.1(a), the Settlement Date relating to the Trigger Date next preceding such Event of Default.

               "Stated Maturity" means, when used with respect to any Indebtedness or any installment of principal or of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or of interest is due and payable.

               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

               "Tax Benefit" has the meaning set forth in Exhibit B.

               "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

               "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and shall also include any successor trustee.

               "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is designated an Unrestricted Subsidiary prior to formation, creation or acquisition; (b) except in the case of any newly acquired Subsidiary, has total assets at the time of formation or creation with a fair market value not exceeding $1,000; (c) has no Indebtedness other than Non-Recourse Indebtedness; (d) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (e) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.
Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant entitled "Limitation on Indebtedness," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant entitled "Limitation on Indebtedness," and (ii) no default or Event of Default would be in existence following such designation.

               "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other equity ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

               SECTION 1.2 Other Definitions. Each of the following terms is defined in the section set forth opposite such term:


                       Term                           Section
                       ____                           _______
               Arbitration Cost                         10.5
               Authenticating Agent                      2.2
               cash transaction                          7.3
               Change of Control Offer                   4.6
               Change of Control Purchase Date           4.6
               Change of Control Purchase Notice         4.6
               Change of Control Purchase Price          4.6
               Event of Default                          6.1
               Existing Records                          4.2
               Extension Interest                        2.13
               Fair Value                               10.7
               finally determined                        2.13
               Holder Actuary Cost                      10.2
               Independent Actuary                      10.5
               Judgment Currency                        11.14
               Paying Agent                              2.5
               record date                               2.4
               Registrar                                 2.5
               Registration Rights                      10.7
               Report Date                              10.6
               Required Currency                        11.14
               Reserve Report                           10.4
               Security Register                         2.5
               self-liquidating paper                    7.3
               Surviving Entity                          5.1
               Trigger Date                             10.4.

               In addition, certain terms relating to the definition and calculation of the Contingent Amount are defined in Exhibit B attached to the Indenture.

               SECTION 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture or any supplemental indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture or such supplemental indenture. The following terms used in this Indenture or any supplemental indenture that are defined by the Trust Indenture Act have the following meanings:

               "indenture securities" means the Securities;

               "indenture security holder" means a Holder or a Securityholder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the indenture securities means the Company or any other obligor on the Securities.

               All other terms used in this Indenture or any supplemental indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein unless the context otherwise requires.

               SECTION 1.4 Rules of Construction. Unless the context otherwise requires in this Indenture or any supplemental indenture:

               (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (ii) words in the singular include the plural, and words in the plural include the singular;

            (iii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

             (iv) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

               (v) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.


                                   ARTICLE 2

                                THE SECURITIES

               SECTION 2.1 Form and Dating. The Securities and Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

               SECTION 2.2 Execution and Authentication. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

               The Trustee, at the expense of the Company, may appoint an authenticating agent (the "Authenticating Agent") to authenticate Securities. The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

               A Security shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               SECTION 2.3 Amount Limited. Subject to Section 2.8, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $1,000,000 plus interest accreting thereon from the Issue Date as provided herein at a rate of 8.0% per annum, compounded annually. The Securities are general unsecured obligations of the Company and shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Company.

               SECTION 2.4 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered Securities in denominations as the Company and the Trustee shall from time to time determine; provided that in no event shall the minimum denomination exceed $1,000.

               Each Security shall be dated the date of its authentication. The principal amount of the Securities shall bear interest from the date, and such interest shall be payable on the date, as set forth herein or in the Security.

               SECTION 2.5 Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"), which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their registration, transfer and exchange (the "Security Register"). No transfer of a Security shall be registered unless such transfer was permitted under Section 2.7. The Company or the Trustee may require any Person requesting such registration to present appropriate evidence establishing the compliance of such transfer with
Section 2.7 before permitting such registration of transfer. The Company may have one or more additional Paying Agents or transfer agents with respect to the Securities.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or
(ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar.

               The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each Settlement Date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

               SECTION 2.6 Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. New York City time on each due date of any amount due with respect to the Securities, the Company shall deposit with the Paying Agent money in immediately available funds (or as provided in Section 10.7, shares of Registered Common Stock and cash in lieu of fractional shares) sufficient to pay or satisfy such amount. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money or securities held by the Paying Agent for the payment of any amount due with respect to the Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money or securities held by it to the Trustee and account for any funds or securities disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money or securities held by it to the Trustee and to account for any funds or securities disbursed. Upon doing so, the Paying Agent shall have no further liability for the money or securities so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any amount due with respect to the Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money (or Registered Common Stock and cash in lieu of any fractional shares) sufficient to pay such amount so becoming due until such sum of money (or Registered Common Stock and cash in lieu of fractional shares) shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

               SECTION 2.7 Transfer Restrictions; Transfer and Exchange. Subject to compliance with the Securities Act, any Security may be transferred without restriction of any kind during the period beginning on the Issue Date and ending ninety (90) days from the Issue Date. After such ninety (90) day period, none of the Securities shall be transferred or assigned, except that Securities may be transferred, subject to compliance with the Securities Act, and any other applicable law, by a Holder at any time:

               (a)   to any Affiliate of such Holder;

               (b) to a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, at least 80% of the stockholders, members or general or limited partners of which, are such Holder or his or her issue, adopted issue, stepchild, parent, spouse or other lineal descendants;

               (c)   by will or the laws of descent and distribution;

               (d) to the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Holder;

               (e)   by gift without consideration of any kind;

               (f) to any entity owning, at the time of transfer, any of the Securities;

               (g) to any entity offering to acquire, by tender offer or otherwise, at least 25% of the Securities then outstanding; or

               (h)   to the Company;

provided that in the case of any transfer pursuant to subsection (f) or (g) above, any such transfer shall only be permitted during the period of (i) 60 days commencing April 1, 1999; (ii) 90 days prior to any Settlement Date; and
(iii) at any time after an acceleration of the Securities pursuant to Section
6.2.

               At the option of the Holder thereof, Securities may be exchanged for a Security or Securities having authorized denominations and an equal aggregate Principal Amount as such Securities to be exchanged. Any such exchange shall occur by the surrender of such Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.5 and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

               All Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

               The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

               All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

               SECTION 2.8 Replacement Securities. If a defaced or mutilated Security is surrendered to the Trustee or if a Holder claims that its Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable expenses and the reasonable expenses of the Trustee (including without limitation attorneys' fees and expenses) in replacing a Security. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

               Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

               To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

               SECTION 2.9 Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

               If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

               If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient (or Registered Common Stock and cash in lieu of any fractional shares) to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

               A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided that, in determining whether the Holders of the requisite Principal Amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such Securities, uncontrolled by the Company or by any such affiliate.

               SECTION 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

               SECTION 2.11 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously
authenticated and delivered   hereunder which the Company may have acquired in
any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation and shall deliver a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

               SECTION 2.12 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.

               SECTION 2.13 Limited Extension of Settlement Date. Except in the event of acceleration of the Securities pursuant to Section 6.2, in the event that, despite the best efforts of the Company, (i) any of the Company, the Holder Actuary, the Independent Actuary or any accounting firm is unable to perform in a timely manner its responsibilities hereunder with respect to the calculation of the Contingent Amount, and as a result such amount has not been finally determined as of any Settlement Date, or (ii) the Commission or any other regulatory authority has not provided any consent or approval needed in connection with the settlement of the Securities on or prior to the Settlement Date (including any such consent or approval necessary in order to permit the Company to settle the Securities in Registered Common Stock pursuant to Section 10.7), then, in any such case, the Settlement Date shall be automatically extended until the earlier of (x) the second Business Day after the date on which the Contingent Amount has been finally determined or such consent or approval has been obtained, as applicable, and (y) 180 days from the Settlement Date. For these purposes, the Contingent Amount shall be "finally determined" on the date that the Contingent Amount has been determined pursuant to either Subsection 10.4(d) or Subsection 10.5(b) of this Indenture. The Holders of the Securities shall be entitled to receive interest ("Extension Interest") on the sum of the Fixed Amount and the Contingent Amount in respect of any such extension at an interest rate per annum, compounded annually, equal to (i) 8% for the first 60 days of any such extension; (ii) 10% for 61 to 120 days of any such extension; and (iii) 12% for 121 to 180 days of any such extension. Extension Interest may be settled in Registered Common Stock to the extent permitted by Section 10.7. In the event that payment of amounts due with respect to the Securities shall not have been made within 180 days from the Settlement Date or following acceleration of the Securities upon any Event of Default, Extension Interest on the sum of the Fixed Amount and the Contingent Amount shall accrue at the rate of 12% per annum, compounded annually.


                                   ARTICLE 3

                                  REDEMPTION

               SECTION 3.1 Notices. If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.6 hereof, it shall furnish to the Trustee and the Holder Actuary, at least 180 days but not more than 190 days before a Redemption Date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur and (ii) the Redemption Date. In addition, promptly following determination of the Contingent Amount pursuant to Article 10, the Company shall notify the Holder Actuary and Trustee of the redemption price.

               SECTION 3.2 Notice of Redemption. At least 140 days but not more than 150 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

               The notice shall identify the Securities to be redeemed and shall state:

               (a)  the Redemption Date;

               (b) the redemption price (including accrued interest to the Redemption Date); provided that if at the time of such notice the Contingent Amount has not yet been determined, the Company shall separately mail or cause to be mailed a notice to each Holder of the redemption price promptly following determination of the Contingent Amount;

               (c) if Securities are to be settled in Registered Common Stock pursuant to Section 10.7, that delivery of such Stock will occur in lieu of payment in cash; provided that such notice may state that such delivery is subject to obtaining all necessary regulatory consents and approvals;

               (d)   the name and address of the Paying Agent;

               (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

               (g) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 165 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

               SECTION 3.3 Effect of Notice of Redemption. Once the Officers' Certificate is furnished to the Trustee and Holder Actuary pursuant to Section 3.1 of the Indenture, Securities called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

               SECTION 3.4       Deposit of Redemption or Purchase Price.
With respect to any Redemption Date or Change of Control Purchase Date (as defined in Section 4.6), the Company shall deposit with the Paying Agent money (or Registered Common Stock and cash in lieu of any fractional shares) in accordance with Section 2.6 of the Indenture. The Trustee or the Paying Agent shall promptly return to the Company any money (or Registered Common Stock) deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Securities to be redeemed or purchased.

               If Securities called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Paying Agent money (or Registered Common Stock) sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Securities to be redeemed or purchased on the Redemption Date or Change of Control Purchase Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such securities are actually surrendered), and the only remaining right of the Holder with respect to such Security or portion thereof shall be to receive such payment upon proper presentation and surrender of the Securities. If any Security called for redemption or subject to a Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid from the Redemption Date or Change of Control Purchase Date until paid at the rate provided in Section 2.13 hereof.

               SECTION 3.5 No Securities Redeemed or Purchased in Part. The Company shall not redeem or purchase less than all of any Security.

               SECTION 3.6 Optional Redemption. The Securities shall not be redeemable at the Company's option prior to the third anniversary of the Issue Date. Thereafter, the Securities shall be subject to redemption at the option of the Company, in whole but not in part, upon notice given pursuant to Section 3.1 of the Indenture, at 100% of the Payment Amount.

               SECTION 3.7 Mandatory Redemption. Except as set forth below under Section 4.6, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.


                                   ARTICLE 4

                                   COVENANTS

               SECTION 4.1 Payment of Securities. The Company will duly and punctually pay any and all amounts due under the Securities in accordance with the terms of the Securities and this Indenture. Amounts due under this Indenture shall be considered paid on the date due if the Paying Agent holds on that date money sufficient, or subject to Section 10.7, Registered Common Stock and cash in lieu of any fractional shares sufficient, to pay or satisfy all amounts then due.

               The Company shall pay interest on overdue amounts, including, to the extent lawful, interest on overdue interest, at the applicable rate per annum set forth in Section 2.13.

               SECTION 4.2 Maintenance of Records; Compliance with Laws; Access and Cooperation. (a) The Company shall and shall cause each Subsidiary to keep proper and true books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary.

               (b) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which it is subject, except where a failure to do so, singly or in the aggregate is not likely to have a materially adverse effect upon the business, prospects, assets or condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

               (c) The Company shall cause RECO to maintain the books and records with respect to Protected Business in sufficient detail and consistent with the level of detail contained in the books and records of RECO in existence on the Issue Date (the "Existing Records"). In preparing such books and records, the Company shall cause RECO to maintain records by class of business consistent with the Existing Records. The Company agrees to allow the Holder Actuary and Independent Actuary, if any, (and associated agents and accounting firms) reasonable access, during normal business hours, to the books and records (including tax returns, statements, reports, forms, claim files, and related documentation) and personnel of the Company, including Chartwell Reinsurance and RECO, during the period that the Securities are outstanding. With respect to the Holder Actuary, prior to its review in connection with preparing the Holder Actuary's Reserve Report, such access shall be provided only during a limited period during each year as shall be reasonable and adequate to review the annual reports referred to in Section
10.6 and to review the Company's compliance during the previous year with the matters referred to under Section 10.6. The Company agrees that such access will be designed to assure that the Holder Actuary will obtain full and adequate information regarding the adjustment, settlement and/or defense of any claims, disputes or other matters arising out of the Protected Business.

               (d) The Company agrees to act, and to cause RECO to act, in a commercially reasonable manner (i) in the investigation, adjustment, settlement or defense of any claims, disputes or other matters arising out of Protected Business and (ii) in deciding whether or not, and on what terms, any insurance or reinsurance contracts to the extent constituting Protected Business should be commuted. Protected Business may be commuted by the Company and its Subsidiaries in the ordinary course of business; provided that the Company shall not permit RECO to commute any treaty or group of treaties with a single issuer involving a payment of $1,500,000 or more unless such commutation has been approved in writing by the Holder Actuary, such approval not to be unreasonably withheld. The Holder Actuary shall respond to any commutation request within a reasonable period of time taking into account the facts and circumstances involved. If the Holder Actuary fails to so respond, the Holder Actuary shall be deemed to have consented to such commutation.

               SECTION 4.3 Reports by the Company. The Company covenants to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

               SECTION 4.4 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               SECTION 4.5 Negative Pledge. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of the Company (other than Permitted Liens) on any property or asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, unless all amounts due under the Indenture and the Securities are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

               SECTION 4.6 Purchase of Securities upon a Change of Control. (a) If there shall have occurred a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Securities to repurchase all, but not less than all, of such Holder's Securities at a purchase price equal to 100% of the Payment Amount, on a pro rata basis (the "Change of Control Purchase Price").

               (b) Within 15 days following the date on which the Change of Control occurs, the Company shall mail a notice to each Holder of Securities stating:

               (1)  that a Change of Control Offer is being made pursuant to
         Section 4.6 of the Indenture and that all Securities properly tendered will be accepted for payment;

               (2) the purchase price (if then determined) and the purchase date, which shall be (i) no earlier than 180 days nor later than 190 days from the date of such Change of Control or (ii) such later date as may be necessary for the Company or to comply with requirements under the Exchange Act (such date, or such later date, a "Change of Control Purchase Date"; provided that any such date shall be extended if and to the extent required by Section 2.13);

               (3) that any Securities not properly tendered will continue to remain outstanding in accordance with the terms of the Indenture;

               (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Securities accepted for payment pursuant to a Change of Control Offer shall cease to accrue interest after a Change of Control Purchase Date;
               (5) the procedures a Holder of Securities must follow to exercise rights under this Section 4.6 and a brief description of those rights;

               (6) if Securities are to be settled in Registered Common Stock pursuant to Section 10.7, that delivery of such Stock will occur in lieu of payment in cash; provided that such notice may state that such delivery is subject to obtaining all necessary regulatory consents and approvals; and

               (7) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing his election to have such Securities purchased.

               (c) A Holder may exercise its rights specified in Section 4.6(a) upon (1) delivery to any Paying Agent of a written notice (a "Change of Control Purchase Notice") at any time prior to the close of business on the third Business Day before the Change of Control Purchase Date, stating that such Holder accepts the Company's offer to repurchase all of such Holder's Securities and (2) delivery of such Securities to such Paying Agent at such office prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Change of Control Purchase Price therefor. Each Paying Agent shall promptly notify the Company of the receipt by the former of any and all Change of Control Purchase Notices and any and all written notices of withdrawal thereof.

               (d) Upon receipt by any Paying Agent of a Change of Control Purchase Notice, the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security (unless such Change of Control Purchase Notice is withdrawn pursuant to Section 4.6(g)). Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of the Business Day following the Change of Control Purchase Date (provided the conditions in Section 4.6(c) have been satisfied) and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required by Section 4.6(c).

               (e) On or prior to the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment all Securities properly tendered pursuant to a Change of Control Offer and (ii) deposit with the Trustee or with the Paying Agent money (or Registered Common Stock and cash in lieu of any fractional shares) in accordance with Section 3.4 of this Indenture.

               (f) The Company shall comply with applicable tender offer rules, including Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer and may modify a Change of Control Offer to so comply. The provisions of this Section 4.6 shall be deemed modified to the extent in conflict with any applicable laws or regulations.

               (g) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the relevant Paying Agent at the office of such Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal (by telegram, telex, facsimile transmission or letter) received by such Paying Agent at such office not later than three Business Days prior to the Change of Control Purchase Date, specifying, as applicable:

               (1)  the name of such Holder and

               (2) a statement that such Holder is withdrawing his election to have such Securities purchased.

               Each Paying Agent will promptly return to the prospective Holders thereof any Securities with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture.

               SECTION 4.7 Limitation on Indebtedness. The Company shall not permit any of its Restricted Subsidiaries to incur, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness) other than Permitted Subsidiary Indebtedness; provided that the Company may permit any Restricted Subsidiary to incur Indebtedness if at the date of such incurrence (on a pro forma basis) the ratio of (x) Senior Indebtedness to (y) Consolidated Net Worth of the Company does not exceed 0.9 to 1.

               SECTION 4.8 Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a certificate (which need not contain the statements required by
Section 11.4) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.


                                   ARTICLE 5

                      CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE

               SECTION 5.1 When Company May Merge, Etc. (a) The Company shall not and shall not permit any Restricted Subsidiary to, in any transaction or series of transactions, consolidate with or merge with or into any other Person (other than the Merger and other than any such transaction with a Wholly-Owned Restricted Subsidiary of the Company with a positive Consolidated Net Worth) or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for the Company and its subsidiaries taken as a whole) in one or more related transactions, including through a bulk reinsurance arrangement, to any Person (other than a Wholly-Owned Restricted Subsidiary of the Company with a positive Consolidated Net Worth) or group of affiliated Persons unless, at the time and after giving effect thereto:

               (i) (A) the Company shall be the continuing corporation (or, in the case of any consolidation or merger of a Restricted Subsidiary, the Company shall continue to have all of the obligations under this Indenture, including the obligation to make due and punctual payment of the Payment Amount and the performance of every covenant, agreement and obligation on the part of the Company under this Indenture); or (B) the Person (if other than the Company) formed by such consolidation, or into which the Company is merged or the Person that acquires by sale or other disposition the assets of the Company, substantially as an entirety (the "Surviving Entity"), is a corporation duly organized and validly existing under the laws of the United States or any state thereof and shall, in the case of clause
         (B), expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Indenture;

             (ii) immediately before and after such transaction, giving effect to such transaction on a pro forma basis, no default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth (after giving pro forma effect to such transaction but not including the accrual of deferred tax liabilities resulting from the transaction) of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction; provided that in the case of the merger or consolidation of any Restricted Subsidiary with Consolidated Net Worth of less than 5% of the Consolidated Net Worth of the Company with any other Person, clause (iii) of this
         Section 5.1(a) shall not apply; and

             (iv) if any of the property or assets of the Company or any Restricted Subsidiary prior to such transaction would thereupon become subject to any Lien securing Indebtedness of the Company, the outstanding Securities shall be secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, unless the Company or such Restricted Subsidiary could create such Lien without equally and ratably securing the Securities.

               (b) Notwithstanding anything in this Section 5.1(a) to the contrary, the Company may consummate the Merger subsequent to the issuance of the Securities, and in the event of such Merger, Chartwell shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Indenture.

               (c) In connection with the Merger or any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Merger or such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

               SECTION 5.2 Successor Substituted. Upon the Merger or any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the provisions described in Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Securities, the predecessor will be released from those obligations; provided that, in the case of a transfer by lease, the predecessor corporation shall not be released from the payment of any amount under the Securities.


                                   ARTICLE 6

                             DEFAULT AND REMEDIES

               SECTION 6.1 Events of Default. An "Event of Default" shall occur with respect to the Securities if:

               (a) the Company defaults in the payment of any amount due with respect to any Security when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase (giving effect to any period of extension under Section 2.13);

               (b) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture with respect to any Security and such default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate Principal Amount of the Securities;

               (c) an involuntary case or other proceeding shall be commenced against the Company or any Principal Restricted Insurance Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Principal Restricted Insurance Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

               (d) the Company or any Principal Restricted Insurance Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Principal Restricted Insurance Subsidiary or for all or substantially all of the property and assets of the Company or any Principal Restricted Insurance Subsidiary or (C) effects any general assignment for the benefit of creditors;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries whether such Indebtedness now exists, or is created after the date of this Indenture which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

               (f) a default occurs in the payment of any amount in excess of $1.0 million under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries whether such Indebtedness now exists, or is created after the date of this Indenture which default extends beyond the grace period applicable to such default, if any; or

               (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgments are not paid, discharged or stayed for a period of 30 days after their entry, provided that the aggregate of all such unpaid, undischarged or unstayed judgments exceeds $1.0 million (net of any amount as to which a reputable insurance company has accepted liability).

               SECTION 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (c) and (d) of Section 6.1 hereof) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities by written notice to the Company and the Trustee may declare the unpaid principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (c) or (d) of Section 6.1 hereof occurs, all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate Principal Amount of the then outstanding Securities, by written notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

               SECTION 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

               SECTION 6.4 Waiver of Past Defaults. Holders of a majority in aggregate Principal Amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing default or Event of Default and its consequences under this Indenture, except a continuing default or Event of Default in the payment of the principal of or interest on, the Securities (including in connection with an offer to purchase) (provided that the Holders of a majority in aggregate Principal Amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 6.5 Control by Majority. Holders of a majority in aggregate Principal Amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

               SECTION 6.6 Limitation on Suits. A Holder of a Security may pursue a remedy with respect to this Indenture or the Securities if:

               (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

               (b) the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in aggregate Principal Amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

               SECTION 6.7 Rights of Holders of Securities to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal of and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               SECTION 6.9 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                     First:      to the Trustee, its agents and attorneys for
         amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection, and to the Holder Actuary, its agents and attorneys for amounts due under
         Section 10.2 hereof, including payment of all compensation, expense and liabilities incurred by the Holder Actuary and the costs and expenses of collection;

                     Second:     to Holders for amounts due and unpaid on the
         Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

                     Third:      to the Company or to such party as a court of
         competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

               SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate Principal Amount of the then outstanding Securities.


                                   ARTICLE 7

                                    TRUSTEE

               SECTION 7.1 General. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

               SECTION 7.2 Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

               (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

             (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Section 11.4. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 7.1 and 7.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

            (iii) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

             (iv) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

               (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

             (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.5 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

            (vii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

           (viii) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers' Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal Amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.

               SECTION 7.3 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

               (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

               (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

               SECTION 7.4 Trustee's Disclaimer. The recitals contained herein and in the Securities (except the Trustee's certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture or the Securities or (ii) shall be accountable for the Company's use or application of the proceeds from the Securities.

               SECTION 7.5 Notice of Default. If any default or Event of Default with respect to the Securities occurs and is continuing and if such default or Event of Default is known to the actual knowledge of a Responsible Officer with the Corporate Trust Department of the Trustee, the Trustee shall give to each Holder of Securities notice of such default or Event of Default within 90 days after it occurs to all Holders of Securities in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such default or Event of Default shall have been cured or waived before the mailing or publication of such notice; provided that, except in the case of a default or Event of Default in the payment of any amount with respect to any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

               SECTION 7.6 Reports by Trustee to Holders. Within 60 days after each June 30, beginning with June 30, 1996, the Trustee shall mail to each Holder as and to the extent provided in Trust Indenture Act Section 313(c) a brief report dated as of such June 30, if required by Trust Indenture Act Section 313(a).

               SECTION 7.7 Compensation and Indemnity. The Company shall pay to the Trustee such reasonable compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

               The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without willful misconduct, negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Securities and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

               To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay any amount with respect to the Securities.

               The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claims. If the Trustee renders services and incurs expenses following an Event of Default under Section 6.1(c) or
Section 6.1(d) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

               SECTION 7.8 Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities and appointment of a successor Trustee as Trustee with respect to the Securities shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

               The Trustee may resign as Trustee with respect to the Securities at any time by so notifying the Company in writing. The Holders of a majority in aggregate Principal Amount of the outstanding Securities may remove the Trustee or a successor Trustee as Trustee with respect to the Securities by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities if: (i) the Trustee is no longer eligible under Section 7.10 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting; (v) within 10 days of the Merger, the Company notifies the Trustee and the Holder Actuary in writing of its intent to remove such Trustee and nominates a successor Trustee; provided that the Holder Actuary must consent to the appointment of such successor Trustee, which consent shall not be unreasonably withheld.

               If the Trustee resigns or is removed as Trustee with respect to the Securities, or if a vacancy exists in the office of Trustee with respect to the Securities for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. If the successor Trustee with respect to the Securities does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.8 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

               A successor Trustee with respect to the Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 7.7, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Securities to the successor Trustee, (ii) the resignation or removal of the retiring Trustee in respect of the Securities shall become effective and
(iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Securities under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities.

               Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

               The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities and each appointment of a successor Trustee in respect of the Securities to all Holders of Securities. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

               Notwithstanding replacement of the Trustee with respect to the Securities pursuant to this Section 7.8, the Company's obligations under
Section 7.7 shall continue for the benefit of the retiring Trustee.

               SECTION 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

               SECTION 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

               SECTION 7.11 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.


                                   ARTICLE 8

                            DISCHARGE OF INDENTURE

               SECTION 8.1 Satisfaction and Discharge of Indenture. If at any time (a) (i) the Company shall have deposited with the Paying Agent on or immediately prior to the date due money (or Registered Common Stock and cash in lieu of any fractional shares) sufficient to pay all amounts with respect to all of the Securities outstanding hereunder, as and when the same shall have become due and payable or (ii) the Company shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8) and (b) in either case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) the rights, obligations and immunities of the Trustee hereunder, (ii) Sections 8.3 and 8.4 and (iii) the Registration Rights set forth in Exhibit C), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

               SECTION 8.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 8.4, all moneys deposited with the Trustee under this Indenture shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon; but such money need not be segregated from other funds except to the extent required by law.

               SECTION 8.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

               SECTION 8.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys (or Registered Common Stock) deposited with or paid to the Trustee or any paying agent for the payment on any Security and not applied but remaining unclaimed for three years after the date upon which such Payment Amount shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such paying agent, and the holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys (or Registered Common Stock) shall thereupon cease.

                     [COVENANT DEFEASANCE TO BE ADDED]


                                   ARTICLE 9

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

               SECTION 9.1 Without Consent of Holders of Securities. Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder of a Security:

               (a)   to cure any ambiguity, defect or inconsistency;

               (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (c) to provide for the assumption of the Company's obligations under this Indenture to the Holders in the case of a merger, consolidation or other transaction pursuant to Article 5 hereof;

               (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any Holder of the Security; or

               (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

               Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

               SECTION 9.2       With Consent of Holders of Securities.
Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Securities with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), and, subject to Sections 6.4 and
6.7 hereof, any existing default or Event of Default (other than a default or Event of Default in the payment of any amount due under the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate Principal Amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities).

               Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

               It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate Principal Amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

               (a) reduce the aggregate Principal Amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the Payment Amount or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than the provisions of Sections 4.6);

               (c) reduce the rate of or change the time for payment of interest on any Securities;

               (d) waive a default or Event of Default in the payment of the Fixed Amount or the Contingent Amount or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate Principal Amount thereof and a waiver of the payment default that resulted from such acceleration);

               (e) make any Security payable in money other than that stated in the Securities;

               (f) make any change in the provisions of this Indenture relating to waivers of past defaults or Events of Default or the rights of Holders of Securities to receive payments of the Fixed Amount or the Contingent Amount or interest on the Securities;

               (g) waive a redemption payment with respect to any Security (other than a payment required by Section 4.6); or

               (h)   make any change in Section 6.4 or 6.7 hereof or in
Section 9.1 or in this Section 9.2 hereof.

               SECTION 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

               SECTION 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

               The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

               SECTION 9.5 Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

               Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

               SECTION 9.6       Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10

                      DETERMINATION OF THE PAYMENT AMOUNT

               SECTION 10.1 Determination of the Contingent Amount. On any Settlement Date, the Payment Amount shall be paid pro rata to the Holders of the Securities as provided in this Indenture. The Contingent Amount shall be determined as provided in this Article 10 and in Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Payment Amount shall be paid in cash or, subject to Section 10.7, Registered Common Stock.

               SECTION 10.2      Holder Actuary; Compensation and Indemnity.
(a) On the Issue Date, the Company shall appoint Ernst & Young LLP as Holder Actuary to represent the interests of the Holders of the Securities as provided in Indenture and pursuant to the Holder Actuary Agreement dated the date hereof between the Company and the Holder Actuary.

               The reasonable fees and expenses of the Holder Actuary incurred in connection with the performance of its duties under this Indenture, and the reasonable fees and expenses of any necessary agents engaged by the Holder Actuary in connection therewith (the "Holder Actuary Cost"), shall be promptly paid in full by Company; provided that the Company shall have no obligation to pay the Holder Actuary Cost to the extent that such cost exceeds $50,000 in any one year (or $200,000 in any year which includes a Settlement Date).

               The Company shall indemnify the Holder Actuary and any predecessor Holder Actuary for, and hold it harmless against, any loss or liability or expense incurred by it without willful misconduct, negligence or bad faith on its part arising out of or in connection with the performance of its duties as Holder Actuary under this Indenture, the Securities or the Holder Actuary Agreement, including the costs and expenses of defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Securities or the Holder Actuary Agreement.

               The obligations of the Company under this Section to compensate and indemnify the Holder Actuary and each predecessor Holder Actuary and to pay or reimburse the Holder Actuary and each predecessor Holder Actuary as set forth in this Section shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. If the Holder Actuary renders services and incurs expenses following an Event of Default under Section 6.1(c) or Section 6.1(d) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

               (b) In the event of the resignation of the Holder Actuary or any other circumstance whereby the Holder Actuary shall cease to perform or otherwise not be available to perform its duties under this Indenture, the Trustee shall select a successor Holder Actuary, which successor actuary shall be a nationally recognized property and casualty actuarial firm which has had no relationship with the Company during the greater of (i) the 5 years preceding the Issue Date and (ii) the period during which the Securities have been outstanding.

               SECTION 10.3 Company Actuary. (a) The Company shall appoint an actuary to act as Company Actuary under this Article 10. The Company Actuary may be, but shall not be not required to be, an employee of the Company. The Company may replace the Company Actuary at any time for any reason; provided that any such action does not and would not likely result in an extension of the Settlement Date under Section 2.13. The Trustee and the Holder Actuary shall be promptly notified in writing of the appointment, resignation or discharge of the Company Actuary. The fees and expenses of the Company Actuary shall be paid by the Company without any adjustment to the Contingent Amount.

               SECTION 10.4      Preparation of Reserve Reports.   (a)
Promptly following (i) the occurrence of a Change of Control, (ii) an acceleration of the Securities pursuant to Section 6.2 following an Event of Default, (iii) delivery of a notice of redemption to the Trustee under Section 3.1, and (iv) December 31, 2005 (each a "Trigger Date"), the Company shall notify the Trustee, the Holder Actuary and the Company Actuary of:

               (a) the Settlement Date (without regard to any extension under Section 2.13);

               (b) whether or not the Securities are to be settled in Registered Common Stock pursuant to Section 10.7; and

               (c) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities will be settled.

               In addition, promptly following the Trigger Date, the Company shall furnish to the Company Actuary and the Holder Actuary the information or access to the information referred to in Section 4.2 to allow each such Actuary to prepare a report (each a "Reserve Report") reflecting calculation of the Contingent Amount as of the applicable Settlement Date.

               (b) In accordance with and to the extent set forth in Exhibit B, each Reserve Report, including calculation of the Contingent Amount, shall be prepared independently by each Actuary. Such calculation shall be made in accordance with Exhibit B and, as set forth in Exhibit B, shall take account of the Tax Benefit resulting from the Adverse Reserve Development.

               The Tax Benefit may be calculated with the assistance of (i) in the case of the Company Actuary, an accountant selected by the Company who may be a Company employee and (ii) in the case of the Holder Actuary, an accountant selected by such Holder Actuary. The calculation of any items relevant to the determination of the Tax Benefit pursuant to Exhibit B shall be made in a manner that is consistent with the manner in which any comparable adjustments to reserves are reported or have been reported by the Company for federal income tax purposes. From the Trigger Date to the Settlement Date (including any extension thereof pursuant to Section 2.13), the Company shall provide each of the Holder Actuary and the Independent Actuary (and any of their agents) access to the books and records of the Company and each Subsidiary of the Company as provided in Section 4.2.

               (c) Each Reserve Report shall include in reasonable detail an explanation of the methodology used in such Report and all supporting calculations of Adverse Reserve Development (as defined in Exhibit B). Each Actuary shall use its best efforts to deliver its Reserve Report to the other Actuary at least 105 calendar days prior to the Settlement Date.

               (d) If the calculation of the Contingent Amount set forth in the Holder Actuary's Reserve Report (i) does not differ from that set forth in the Company Actuary's Reserve Report or (ii) differs from that set forth in the Company Actuary's Reserve Report and the amount of the difference does not exceed $3,000,000, then the Contingent Amount set forth in Company Actuary's Reserve Report shall be the Contingent Amount for purposes of payment of or settlement of the Securities.

               SECTION 10.5 Resolution of Disputes; Arbitration. (a) If the calculation of the Contingent Amount set forth in the Holder Actuary's Reserve Report differs from that set forth in the Company Actuary's Reserve Report and the amount of the difference exceeds $3,000,000, the Company and the Holder Actuary shall use their reasonable best efforts to resolve this difference. If, however, the difference cannot be resolved within 30 calendar days after delivery of the later to be delivered of either the Company Actuary or Holder Actuary Reserve Report, the Company and the
Holder Actuary shall thereafter jointly appoint an independent third party actuary, which shall be a nationally recognized property and casualty actuarial firm, with no relationship to the Company, the Trustee, the Holder Actuary or any holder of 5% or more of the Securities (the
"Independent Actuary") to resolve said dispute. If the parties cannot agree on the appointment of an Independent Actuary within 10 calendar days, then the Company and the Holder Actuary shall each select two actuarial firms meeting the requirements set forth in the preceding sentence. Each of the Company and Holder Actuary shall then be entitled to reject one of the two selections of the other party. The Independent Actuary shall then be chosen at random from the remaining two selections. The Independent Actuary shall have the authority to engage an independent third party accountant with no relationship to the Company, the Trustee, the Holder Actuary or any beneficial owner of 10% or more of the Securities to resolve any disagreement with respect to the calculation of the Tax Benefit.

               (b) Not later than 30 days prior to any Settlement Date, the Independent Actuary shall prepare and deliver to the Company, the Trustee, the Company Actuary and the Holder Actuary its calculation of the Contingent Amount. This calculation shall be prepared in accordance with the guidelines set forth in Exhibit B. Based on the foregoing, the Independent Actuary will determine which of (i) the Contingent Amount set forth in the Company Actuary's Reserve Report and (ii) the Contingent Amount set forth in the Holder Actuary's Reserve Report, is, in the judgment of the Independent Actuary, the best estimate of the Contingent Amount. The amount so selected will be the Contingent Amount for purposes of calculating the Payment Amount.

               (c) The reasonable fees and expenses of the Independent Actuary incurred in connection with this Indenture, and the reasonable fees and expenses of any necessary agents engaged by the Independent Actuary in connection therewith, shall be promptly paid in full by Company; provided that 50% of all such fees and expenses (the "Arbitration Cost") shall be deducted from the Contingent Amount as provided in Exhibit B. Notwithstanding the foregoing, the Independent Actuary shall have discretion to apportion such fees and expenses differently between the parties as the Independent Actuary deems equitable under the circumstances based upon its views as to the relative accuracy of the Contingent Amount contained in the Reserve Reports prepared by each of the Company Actuary and the Holder Actuary. The Arbitration Cost shall not be subject to the limits relating to the Actuary Cost set forth above under Section 10.2(b).

               SECTION 10.6 Annual Review of Reserves And Claims. Within 90 calendar days following December 31 of each calendar year prior to the Settlement Date, other than December 31, 2005 (each such December 31, a "Report Date"), the Company shall deliver to the Holder Actuary and to the Trustee a written statement setting forth in reasonable detail, including all supporting calculations and methodology, the Adverse Reserve Development calculated as of the Report Date for such year. In addition, each year the Company Actuary shall provide to the Holder Actuary and the Trustee a written report stating that all such amounts have been calculated in accordance with the guidelines set forth in Exhibit B hereto. Annually following delivery of each Report, the Company shall cause the Company Actuary to meet with the Holder Actuary and review in detail with the Holder Actuary the Adverse Reserve Development occurring during such calendar year. Following each such annual meeting, the Holder Actuary shall provide a written report to the Company Actuary expressing any material issues that have come to its attention regarding the Company's calculation of the Adverse Reserve Development. All statements and reports of the Company, the Company Actuary and the Holder Actuary under this Section 10.6 shall be solely for informational purposes, shall be non-binding and may not be used or considered for any purpose in any arbitration.

               SECTION 10.7 Settlement in Stock. (a) The Company shall have the right to satisfy the Payment Amount due to Holders under the Securities, whether at maturity, upon redemption or upon the occurrence of a Change of Control, in Registered Common Stock; provided that (i) at the time of payment such stock is quoted for trading on any U.S. national securities exchange or on The NASDAQ Stock Market and (ii) the Payment Amount of all Securities is able to be satisfied through the delivery of Registered Common Stock. In connection therewith, the Company shall not be required to issue fractional shares of common stock, and instead may pay cash in lieu of any such fractional shares. The Company shall not have the right to pay the Payment Amount due under the Securities in Registered Common Stock if an Event of Default has occurred and is continuing.

               (b) For purposes of any such payment, such Registered Common Stock shall be valued at 85.0% of its Fair Value. For these purposes, "Fair Value" of such Registered Common Stock shall mean the average of the closing sales or last reported sales prices of such Common Stock of the Company for the 20 trading days immediately preceding the date that is five trading days prior to the Settlement Date. Certain Holders on the Settlement Date who receive upon repayment of the Securities Common Stock of the Company shall have registration rights as described in the Registration Rights Agreement attached as Exhibit C to this Indenture ("Registration Rights").


                                  ARTICLE 11

                                 MISCELLANEOUS

               SECTION 11.1 Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

               SECTION 11.2 Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

               if to the Company:
               __________________

                     Piedmont Management Company Inc.
                     80 Maiden Lane, 20th Floor
                     New York, New York  10038
                     Telecopy:  (212) 262-4658
                     Attention:  Chief Financial Officer

               if to the Trustee:
               __________________

                     [Trustee]
                     __________________
                     New York, New York  _______
                     Telecopy:  (212)  ____-____
                     Attention:  [Corporate Trust Administration]

               The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication shall be sufficiently given to Holders by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.2, it is duly given, whether or not the addressee receives it.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

               SECTION 11.3 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

               (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               SECTION 11.4 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

               The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

               SECTION 11.5 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

               SECTION 11.6 Payment Date Other Than a Business Day. If any date for payment of any amount due on any Security shall not be a Business Day at any place of payment, then payment of principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

               SECTION 11.7 Governing Law. The internal laws of the State of New York shall govern this Indenture and the Securities.

               SECTION 11.8 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

               SECTION 11.9 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

               SECTION 11.10 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

               SECTION 11.11 Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 11.12 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

               SECTION 11.13 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

               SECTION 11.14 Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that
(a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Securities (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

                                  SIGNATURES

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


(SEAL)                                 PIEDMONT MANAGEMENT COMPANY
                                          INC.
Attest:

________________


                                       By:
                                          _____________________________
                                          Name:
                                          Title:


(SEAL)                                 [TRUSTEE],
                                          as Trustee
Attest:

________________


                                       By:
                                          _____________________________
                                          Name:
                                          Title:




STATE OF _________         )
                           )
COUNTY OF ________         )


               BEFORE ME, the undersigned authority, on this __ day of ________, 1995, personally appeared ____________, ____________ of Piedmont
Management Company Inc., a Delaware corporation, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such corporation for the purposes and consideration herein expressed and in the capacity therein stated.

               GIVEN UNDER MY HAND AND SEAL THIS ____ DAY OF ________, 1995.

(SEAL)

                                 ________________________________
                                 NOTARY PUBLIC, STATE OF ________
                                 Print Name:_____________________
                                 Commission Expires:_____________

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )


               BEFORE ME, the undersigned authority, on this _______ day of ________, 1995, personally appeared _________________, _______________ of
[Trustee], a national association, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such trust for the purposes and consideration herein expressed and in the capacity therein stated.

               GIVEN UNDER MY HAND AND SEAL THIS _____ DAY OF ________, 1995.

(SEAL)
                                 ________________________________
                                 NOTARY PUBLIC, STATE OF NEW YORK
                                 Print Name:_____________________
                                 Commission Expires:_____________


                                                                    Exhibit A

                          [FORM OF FACE OF SECURITY]


No.                                                    $[principal amount](*)

                       Piedmont Management Company Inc.
                 Contingent Interest Notes Due June 30, 2006.


                      Piedmont Management Company Inc., a Delaware
corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value
received, hereby promises to pay to      ________________ or registered
assigns, on the relevant Settlement Date (as defined in the Indenture), the following amounts (the "Payment Amount"):

         (1) the principal amount of this Security plus interest on such principal amount from the Issue Date through the Settlement Date at a rate of 8.0% per annum, compounded annually, at the Company's office or agency for said purpose in New York, New York, on the relevant Settlement Date (as defined in the Indenture);

         (2) the pro rata portion (as defined below) of the Contingent Amount, as defined in the Indenture (the "Indenture"), dated as of __________ __, 1995 between the Company and [TRUSTEE], as trustee (the "Trustee"), at the Company's office or agency for said purpose in New York, New York, on the relevant Settlement Date; and

         (3) the pro rata portion (as defined below) of the Extension Interest (as defined in the Indenture), if any, at the Company's office or agency for said purpose in New York, New York, on the relevant Settlement Date.

               For these purposes, "pro rata portion" means the ratio of the principal amount of this Security to the aggregate principal amount of all of the Securities issued under the Indenture.

_______________
    * The dollar amount indicated is the principal amount of the Security. In addition to the principal amount, the Holder of this Security shall receive such other amounts as indicated in this Security.


               Payment of the Payment Amount due under this Security shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts ("U.S. Currency"); provided that under certain circumstances as set forth in the Indenture such payment may be made in Registered Common Stock (as defined in the Indenture).

               Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               Capitalized terms used herein without definition shall have the same meaning as in the Indenture.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

(*)The dollar amount indicated is the principal amount of the Security. In addition to the principal amount, the Holder of this Security shall receive such other amounts as indicated in this Security.

Dated:  ___________ __, 1995

[Seal]
                                       ______________________________



                                       ______________________________




                         [FORM OF REVERSE OF SECURITY]

                       Piedmont Management Company Inc.
                  Contingent Interest Notes Due June 30, 2006


1.  Interest

               The Company promises to pay interest on the principal amount of this Security from the Issue Date through the Settlement Date at a rate of 8.0% per annum, compounded annually.

               In the event that Extension Interest, if any, shall become due and payable on this Security pursuant to the Indenture, the Company promises to pay such Extension Interest in accordance with the terms and rates set forth in Section 2.13 of the Indenture.


2.  Method of Payment

               The Company through the Paying Agent shall pay any Payment Amount on this Security to the registered holder of this Security on any Settlement Date. Except as otherwise provided in the Indenture, the Holder of this Security must surrender this Security to the Paying Agent to collect any Payment Amount. Payment of the Payment Amounts due under this Security shall be made in U.S. Currency; provided that under certain circumstances as set forth in the Indenture such payment may be made in Registered Common Stock (as defined in the Indenture).


3.  Paying Agent and Registrar

               Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or transfer agent without prior notice to the Holder of this Security. The Company may have one or more additional Paying Agents or transfer agents with respect to this Security. The Company or any affiliate of the Company may act as Paying Agent or Registrar to the Holder of this Security.


4.  Indenture

               The Company issued the Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Holders of the Securities are referred to the Indenture and the Act for a statement of those terms.

               Subject to Section 2.8 of the Indenture, the aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is limited to $1,000,000 plus interest accreting thereon from the Issue Date through the Settlement Date at a rate of 8.0% per annum, compounded annually. The Securities are general unsecured obligation of the Company and rank equally and pari passu with all other unsecured and unsubordinated debt of the Company.


5.       Optional Redemption

               (a) The Securities are subject to redemption, in whole but not in part, at any time on or after the third anniversary of the Issue Date, at 100% of the Payment Amount, upon not less than 180 nor more than 190 days' notice furnished to the Trustee and the Holder Actuary pursuant to Section 3.1 of the Indenture. Once such notice is furnished, Securities called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

               (b) Notice of redemption will be mailed, by either the Company or the Trustee as determined pursuant to the terms of the Indenture, at least 140 days but not more than 150 days before the Redemption Date to each Holder of a Security to be redeemed at the address of such Holder as it appears in the Security Register. Such notice of redemption shall state all such matters as may be required to be stated pursuant to Section 3.2 of the Indenture.


               (c) Except as set forth in Section 4.6 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.


6.       Purchase of Securities upon a Change of Control

               (a) In the event that a Change of Control (as defined in the Indenture) occurs, the Company shall make a Change of Control Offer to each Holder of Securities to repurchase all, but not less than all, of such Holder's Securities at a purchase price equal the Change of Control Purchase Price on the Change of Control Purchase Date.

               (b) Within 15 days following the date on which the Change of Control occurs, the Company shall mail a notice to each Holder of Securities stating that a Change of Control Offer is being made pursuant to the Indenture and such other matters as may be required to be stated pursuant to Section 4.6 of the Indenture.

               (c) A Holder may accept the Change of Control Offer upon (1) delivery to any Paying Agent of a written Change of Control Purchase Notice at any time prior to the close of business on the third Business Day before the Change of Control Purchase Date, stating that such Holder accepts the Company's offer to repurchase all of such Holder's Securities and (2) delivery of such Securities to such Paying Agent at such office prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Change of Control Purchase Price therefor.

               (d) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the relevant Paying Agent at the office of such Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal (by telegram, telex, facsimile transmission or letter) received by such Paying Agent at such office not later than three Business Days prior to the Change of Control Purchase Date, specifying, as applicable:

               (1)  the name of such Holder and

               (2) a statement that such Holder is withdrawing his election to have such Securities purchased.

               Each Paying Agent will promptly return to the prospective Holders thereof any Securities with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with the Indenture.


7.       Deposit of Redemption or Purchase Price

               If the Company has deposited with the Paying Agent money (or Registered Common Stock, if permitted under the Indenture) sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Securities to be redeemed or purchased on the Redemption Date or Change of Control Purchase Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such securities are actually surrendered), and the only remaining right of the Holder with respect to such Security or portion thereof shall be to receive such payment upon proper presentation and surrender of the Securities.


8.       Exchange

               This Security is in registered form and in a denomination that the Company and the Trustee have determined. A Holder may only transfer or exchange this Security in accordance with the Indenture. A Holder may be required to, among other things, furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.


9.       Persons Deemed Owners

               The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.


10.      Amendment, Waiver

               The Indenture permits, with certain exceptions as therein provided, the amendment or supplement thereof with the consent of the Holders of a majority in aggregate Principal Amount of the Securities then outstanding at the time of such amendment or supplement. The Indenture also contains provisions permitting the Holders of a majority in aggregate Principal Amount of the then outstanding Securities to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. A consent to an amendment, supplement or waiver by or on behalf of the Holder of the Security is conclusive and binding upon such Holder and upon every subsequent Holder of the Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of such consent is not made upon the Security.


11.      Defaults and Remedies

               The Securities have the Events of Default as set forth in
Section 6.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount of the Securities, subject to certain limitations, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

               Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate Principal Amount of the then outstanding Securities, by written notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Except in the case of a default or Event of Default in the payment of any amount with respect to any Security, the Trustee shall be protected in withholding notice of such default or Event of Default from the Holders, if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.


12.      Trustee Dealings with the Company or Its Affiliates

               The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.


13.      No Recourse Against Others

               No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.


14.      Authentication

               This Security shall not be valid or obligatory until an authorized officer of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication below.


15.      Governing Law

               The internal laws of the State of New York shall govern the Indenture and this Security.


               The Company will furnish to the Holder of this Security upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to the Company at the address set forth in the Indenture.



               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


               This is one of the Securities described in the within-mentioned Indenture.


                                       [TRUSTEE]
                                                      , as Trustee

                                       ________________________
                                          Authorized Officer




                                                                    Exhibit B


                                Calculation of
                               Contingent Amount


With respect to any Settlement Date, the Contingent Amount shall be calculated in accordance with the following definitions:

Contingent Amount:               With respect to any Settlement Date, the
                                 amount equal to:

                                       (A) (x) the sum of (i) the Maximum
                                       Interest and (ii) the Tax Benefit minus
                                       (y) the Adverse Reserve Development;
                                       provided that in no event will the
                                       amount resulting from this clause (A)
                                       be less than the Minimum Amount or
                                       greater than $55.0 million

                                 minus

                                       (B) the sum of (i) the Actuary Cost and
                                       (ii) the Arbitration Cost.

Maximum Interest:                With respect to any Settlement Date, the
                                 amount equal to $55.0 million discounted back from the Maturity Date to the applicable
                                 Settlement Date at a rate of 8.0% compounded annually.

Adverse Reserve
Development:                     For any Determination Date, the amount equal
                                 to:

                                       (A) (i) Incurred Loss and Allocated
                                       Loss Expense Development plus (ii)
                                       Commission Development minus Earned
                                       Premium Development, in each case as of
                                       the applicable Determination Date;

                                 minus

                                       (B) $25.0 million.

Incurred Loss and
Allocated Loss
Expense Development:             Shall mean:

                                       (1)   the sum of the development of
                                             incurred losses and allocated
                                             loss expenses for each
                                             calendar year beginning with
                                             the calendar year ending
                                             December 31, 1996 through the
                                             calendar year ending on the
                                             Determination Date, reflected
                                             on RECO's Statutory Annual
                                             Statement, Schedule P - Part 2
                                             - Summary (one year
                                             development column of Incurred
                                             losses and allocated loss
                                             expenses) with respect to the
                                             Protected Business for
                                             accident years 1994 and prior;

                                 plus

                                       (2)   the development of incurred
                                             losses and allocated loss
                                             expenses for the calendar year
                                             ended December 31, 1995,
                                             reflected on RECO's 1995
                                             Statutory Annual Statement,
                                             Schedule P - Part 2 - Summary
                                             (one year development column
                                             of incurred losses and
                                             allocated loss expenses) with
                                             respect to the Protected
                                             Business for accident years
                                             1994 and prior, minus
                                             $831,000;

                                 plus

                                       (3)   the sum of 25% of the development
                                             of incurred losses and allocated
                                             loss expenses for each calendar
                                             year beginning with the calendar
                                             year ending December 31, 1996
                                             through the calendar year ending
                                             on the Determination Date,
                                             reflected on RECO's Statutory
                                             Annual Statement, Schedule P -
                                             Part 2 - Summary (one year
                                             development column of incurred
                                             losses and allocated loss
                                             expenses) with respect to all
                                             business for accident year 1995;

                                 plus

                                       (4)   any GAAP adjustment related to
                                             the provision for uncollectible
                                             reinsurance of incurred losses
                                             and allocated loss expenses
                                             applicable to the Protected
                                             Business.

Earned Premium
Development:                     Shall mean estimated ultimate premiums
                                 recorded in the GAAP financial statements of the Company through the Determination Date minus estimated ultimate premiums recorded in the GAAP financial statements of the Company through March 31, 1995, in each case with respect to retrospectively rated casualty treaty excess contracts included in the Protected Business.

Commission Development:          Shall mean the estimated ultimate commissions
                                 recorded in the GAAP financial statements of the Company through the Determination Date minus estimated ultimate commissions recorded in the GAAP financial statements of the Company through March 31, 1995 with respect to the contracts applicable to the Protected
                                 Business.

Verification:                    In determining any component of Incurred Loss
                                 and Allocated Loss Expense Development,
                                 Earned Premium Development or Commission
                                 Development, whether as reflected on RECO's
                                 Statutory Annual Statement or on RECO's GAAP financial statements, each such component shall be subject to verification by the Holder Actuary and the Company Actuary against the books and records of RECO.

Actuary Cost:                    With respect to any Settlement Date, if
                                 the sum of (x) the amount determined
                                 pursuant to clause (A) of the definition of "Contingent Amount" above and (y) the Fixed Amount is equal to or less than $10.0 million, 50% of the Holder Actuary Cost, and if such amount is greater than $10.0 million, 100% of the Holder Actuary Cost.

Determination Date:              With respect to the final Maturity Date,
                                 December 31, 2005, and with respect to any other Settlement Date, December 31 of the year immediately preceding (i) a Change of Control, (ii) an acceleration of the Securities pursuant to Section 6.2 of the Indenture following an Event of Default, and
                                 (iii) delivery of a notice of redemption to the Trustee under Section 3.1 of the Indenture.

Protected Business:              All insurance and reinsurance business,
                                 however denominated, as to which premiums earned have been reflected on the books of RECO on or prior to March 31, 1995.

GAAP: U.S. generally accepted accounting principles as in effect on the Determination Date. Subject to "Applicable Standards" and "Certain Changes" below, all amounts shall be calculated in accordance with GAAP.

Tax Benefit:                     For any Settlement Date, means without
                                 duplication the sum of (A) the "Actual Tax
                                 Benefit" (as defined below) of the Adverse
                                 Reserve Development and (B) the "Deferred Tax
                                 Benefit" (as defined below) of the Adverse
                                 Reserve Development. The Actual Tax Benefit shall be equal to the difference between the amount of United States federal income tax payable by the affiliated group of which the Company is the common parent with respect to all taxable periods beginning on (or including) March 31, 1995 and ending on the applicable Determination Date (the "Taxable
                                 Period") and the amount of United States federal income tax that would have been payable with respect to such Taxable Period in the absence of such Adverse Reserve
                                 Development. The Deferred Tax Benefit shall be equal to the deferred tax asset reflected on the GAAP consolidated financial statements of the Company as of the applicable
                                 Determination Date attributable to the
                                 Adverse Reserve Development, after taking account of the valuation allowance, if any, with respect thereto (to the extent such valuation allowance is not allocable to a specific component of the deferred tax asset, it shall be apportioned ratably); provided that the Settlement Date is the Maturity
                                 Date. In the event that the Settlement Date is not the Maturity Date, the Deferred Tax
                                 Benefit shall be equal to the product of (i) the maximum corporate United States federal income tax rate as of the applicable
                                 Determination Date and (ii) the amount of the Adverse Reserve Development which did not result in an Actual Tax Benefit during the Taxable Period.

Minimum Amount:                  For any Settlement Date, an amount equal to
                                 the lesser of (x) the Tax Benefit and (y)
                                 $10.0 million minus the Fixed Amount.

Further Provisions

Applicable Standards:            The components of Adverse Reserve Development
                                 in the aggregate are to be determined and calculated in accordance with generally accepted actuarial standards of practice as applied in the insurance industry, from time to time, including but not limited to Actuarial Standard of Practice #9 of the
                                 Actuarial Standards Board (specifically,
                                 Documentation and Disclosure in Property and Casualty Ratemaking, Loss Reserving, and
                                 Valuation), as amended from time to time.
                                 Both the Company Actuary and the Holder
                                 Actuary are to be bound by these standards in the determination of Adverse Reserve
                                 Development.

Certain Changes:                 In determining any component of Adverse
                                 Reserve Development, there shall be taken into account, as appropriate, changes in insurance industry standards, generally accepted accounting principles, generally accepted actuarial standards and changes in prevailing law. Without limiting the foregoing, in the event of any legislative reform that has the effect of reducing any liability that relates to Protected Business, the Adverse Reserve Development shall be appropriately reduced. Conversely, in the event of any legislative reform that has the effect of substantially transforming any liability that relates to Protected Business into a charge that would not be included in the definition of "Adverse Reserve
                                 Development" appropriate adjustment shall be made to include the amount of such charge in the calculation of the Contingent Amount.

Consistency:                     Each year Adverse Reserve Development at RECO
                                 shall be established on a basis and using a methodology that is no more conservative than those used to determine reserves and assets for the other insurance and reinsurance on the books of the Company and its other subsidiaries.





                                                                  Exhibit C




                        [Registration Rights Agreement]

                                TO BE DRAFTED

THE REGISTRATION RIGHTS SHALL BE SUBSTANTIALLY TO THE EFFECT AS SET FORTH
BELOW:

               Holders on the Settlement Date who together receive common stock of the Company upon repayment of the Securities representing 25% or more of the common stock of the Company issued upon the repayment of such Securities shall have the right to initiate the registration of such common stock within two years of the Settlement Date; provided that no such demand registration shall be required unless more than $10,000,000 of stock will be sold in any such registration and provided further that the Company shall not be required to effect more than two such demand registrations. All Holders who are affiliates of the Company on the Settlement Date shall have unlimited piggyback registration rights in connection with any registrations of the common stock for a period of 5 years from the Settlement Date, subject to customary limitations.


REGISTRATION RIGHTS MECHANICS SHALL BE DRAFTED SUBSTANTIALLY SIMILAR TO THE REGISTRATION RIGHTS MECHANICS SET FORTH IN EXHIBIT I TO THE MERGER AGREEMENT.





                                                                 EXHIBIT B















                    CONTRIBUTION AND DISTRIBUTION AGREEMENT

                        Dated as of             , 1995

                                    Between

                       PIEDMONT MANAGEMENT COMPANY INC.

                                      and

                     [Insert name of new holding company]








                               TABLE OF CONTENTS
                                                                          Page

                                   ARTICLE I

                              CERTAIN DEFINITIONS

      SECTION 1.1.      Certain Definitions................................  1

                                  ARTICLE II

                     CONTRIBUTION OF ASSETS TO LH CORP.;
                           ASSUMPTION OF LIABILITIES

      SECTION 2.1.      Transfer of Shares of Contributed
                           Subsidiaries....................................  2
      SECTION 2.2.      Contribution of Other Assets.......................  2
      SECTION 2.3.      Assumption of Liabilities..........................  2
      SECTION 2.4.      Settlement of Intercompany Accounts................  3
      SECTION 2.5.      Tax Disaffiliation Agreement.......................  4

                                  ARTICLE III

             RECAPITALIZATION OF LH CORP.; DISTRIBUTION OF SHARES

      SECTION 3.1.      Recapitalization of LH Corp........................  4
      SECTION 3.2.      Mechanics of the Spin-off..........................  4
      SECTION 3.3.      Timing of Spin-off.................................  4

                                  ARTICLE IV

                                  CONDITIONS

      SECTION 4.1.      Recapitalization of LH Corp.; Contribution of
                        Assets.............................................  5
      SECTION 4.2.      Tax Disaffiliation Agreement.......................  5
      SECTION 4.3.      Conditions Precedent to Merger
                        Satisfied..........................................  5
      SECTION 4.4.      Release of Liens; Satisfaction of
                           Indebtedness....................................  5
      SECTION 4.5.      Certain Financial Matters..........................  5
      SECTION 4.6.      Listing............................................  5

                                   ARTICLE V

                             TIME OF DISTRIBUTION

      SECTION 5.1.      Effectiveness of Spin-off..........................  6
      SECTION 5.2.      Parent Deliveries..................................  6
      SECTION 5.3.      LH Corp. Deliveries................................  6
      SECTION 5.4.      Mutual Release, Etc................................  6


                                  ARTICLE VI

                  ADDITIONAL MATTERS RELATING TO THE SPIN-OFF

      SECTION 6.1.      Representations and Warranties.....................  7
      SECTION 6.2.      Use of Name........................................  8
      SECTION 6.3.      Access to Information; Retention of
                        Records............................................  8
      SECTION 6.4.      Provision of Corporate Records.....................  9
      SECTION 6.5.      Non-Competition and Confidentiality................  9
      SECTION 6.6.      Provision of Witnesses.............................  9
      SECTION 6.7.      Expenses........................................... 10

                                  ARTICLE VII

                                INDEMNIFICATION

      SECTION 7.1.      Indemnity.......................................... 10
      SECTION 7.2.      Procedure.......................................... 11

                                 ARTICLE VIII

                                   INSURANCE

      SECTION 8.1.      Insurance.......................................... 13

                                  ARTICLE IX

                           EMPLOYEE BENEFITS MATTERS

      SECTION 9.1.......................................................... 13
      SECTION 9.2.......................................................... 14
      SECTION 9.3.......................................................... 14
      SECTION 9.4.......................................................... 14
      SECTION 9.5.......................................................... 15
      SECTION 9.6.......................................................... 15
      SECTION 9.7.......................................................... 16

                                   ARTICLE X

                                 MISCELLANEOUS

      SECTION 10.1.     Complete Agreement; Construction................... 16
      SECTION 10.2.     Counterparts....................................... 16
      SECTION 10.3.     Termination........................................ 16
      SECTION 10.4.     Amendments and Waivers............................. 16
      SECTION 10.5.     Governing Law...................................... 17
      SECTION 10.6.     Notices............................................ 17
      SECTION 10.7.     Successors and Assigns............................. 18
      SECTION 10.8.     Interpretation..................................... 18
      SECTION 10.9.     Further Assurances and Consents.................... 18
      SECTION 10.10.    Arbitration........................................ 18


EXHIBITS

Exhibit A Tax Disaffiliation Agreement

Exhibit B Instrument of Assignment

Exhibit C Instrument of Assumption



SCHEDULES

Schedule 2.2

Schedule 2.3

Schedule 9.1






            CONTRIBUTION AND DISTRIBUTION AGREEMENT, dated as of ______, 1995 (the "Distribution Agreement"), between Piedmont Management Company Inc., a Delaware corporation ("Parent"), and [Insert name of new holding company], a Delaware corporation and a wholly owned subsidiary of Parent ("LH Corp.").

                                   RECITALS

            WHEREAS, Parent and Chartwell Re Corporation, a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of August 7, 1995 (the "Merger Agreement"), providing for the merger of Parent with and into the Company, with the Company as the surviving corporation;

            WHEREAS, immediately prior to the Effective Time (as defined in the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article IV of this Distribution Agreement, (i) Parent intends to contribute to LH Corp. all of the outstanding shares of capital stock of the Contributed Subs owned by Parent (the "AMS Shares") and certain other assets and (ii) the Board of Directors of Parent expects, following such contribution, to distribute as a dividend to the holders of common stock of Parent, par value $0.50 per share (the "Parent Common Stock"), on a pro rata basis, all of the then outstanding shares of common stock, par value $_____ per share, of LH Corp. (the "LH Corp. Common Stock") (such transaction being hereinafter referred to as the "Spin-off"); and

            WHEREAS, the purpose of the Spin-off being to make possible the Merger by divesting Parent of operations relating to the asset management business, this Distribution Agreement sets forth certain agreements between Parent and LH Corp. in consideration of the separation of their ownership.

            NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

            SECTION 1.1. Certain Definitions. As used in this Distribution Agreement, the following terms shall have the following respective meanings:

            "Contributed Subs" shall mean Lexington Management Corporation ("LMC"), Manlex Corporation, Piedmont Capital Corporation, Lexington Funds Distributor, Inc., Piedmont Funding Corporation, Lexington Capital Management, Inc., Lexington Capital Management Associates, LCM Financial Services, Inc., Lexington Plan Administrators, Inc., MSR Advisors Inc. ("MSRA"), Market Systems Research Inc. and Piedmont Asset Advisors.

            "LH Individual Account Plan" shall mean the LH Corp. Pay Conversion Plan (prior to the Time of Distribution, the Parent Pay Conversion
Plan).

            "Merger Date" shall mean the date on which the transactions contemplated by the Merger Agreement are consummated.

            "Retained Subs" shall mean The Reinsurance Corporation of New York ("RECO") and ReCor Insurance Company.

            "Special Agreements" shall mean the change in control and/or stay bonus agreements, as applicable, entered into between Parent and ______ individuals.

            "Time of Distribution" shall mean the time as of which the Spin-off is effective, as determined pursuant to Section 3.3.

            "Transfer Agent" shall mean First Chicago Trust Company of New York, the transfer agent for the Parent Common Stock.

            "Transferred Employees" shall mean those active employees of Parent or its subsidiaries listed on Schedule 9.4 hereto who become employees with the Company following the consummation of the transactions contemplated by the Merger Agreement.

            Other capitalized terms used herein and not otherwise defined shall have the respective meanings given them in the Merger Agreement.


                                  ARTICLE II

         CONTRIBUTION OF ASSETS TO LH CORP.; ASSUMPTION OF LIABILITIES

            SECTION 2.1. Transfer of Shares of Contributed Subsidiaries. Immediately prior to the Time of Distribution, Parent shall contribute to LH Corp. all of the AMS Shares.

            SECTION 2.2. Contribution of Other Assets. Immediately prior to the Time of Distribution, Parent shall assign, contribute, convey, transfer and deliver (collectively, "contribute") to LH Corp. all of the right, title and interest of Parent in and to certain assets and properties related to the business of the Contributed Subs listed on Schedule 2.2 (the "Contributed Assets").

            SECTION 2.3. Assumption of Liabilities. In connection with the contribution of the Contributed Assets, LH Corp. shall assume and agree to pay, perform and discharge, as and when due, and shall hold Parent harmless from, all of the liabilities (including contingent liabilities) and obligations of Parent related to the business of the Contributed Subs listed on
Schedule 2.3 (the "Assumed Liabilities").

            SECTION 2.4. Settlement of Intercompany Accounts. (a) As of the Time of Distribution: (i) Parent and LH Corp. shall eliminate without payment the $2,302,637 payable due from Lexington Plan Administrators, Inc. ("LPA") to Parent and the $4,554,493 payable due from Lexington Capital Management, Inc. ("LCM") to Parent, in each case existing as of March 31, 1995;
(ii) Parent shall assume the $1,350,014 payable due from LPA to RECO and the $2,014,167 payable due from LCM to RECO, in each case existing as of March 31, 1995, and LPA and LCM shall be released therefrom; (iii) Parent and the Retained Subs, on the one hand, and LH Corp. and the Contributed Subs, on the other, shall settle by cash payment the full net amount (the "Final Balance") owing between them as of the Time of Distribution under the Investment Management Agreement between LMC and RECO and the Investment Advisory
Agreement between MSRA and RECO disclosed in Section 3.2(q) of the Disclosure Schedule, with all components of the Final Balance to be computed in accordance with the terms disclosed in such Section 3.2(q) of the Disclosure Schedule; and (iv) Parent shall pay LH Corp. $271,937 in repayment of certain tax sharing payments previously made. Any amounts due to or from Parent and the Retained Subs on the one hand and LH Corp. and the Contributed Subs on the other pursuant to clauses (iii) and (iv) of the foregoing sentence shall be netted so that there shall be a single payment thereunder as of the Time of Distribution.

            (b) At least five business days prior to the Time of Distribution, Parent shall provide the Company with (i) an estimate of the Final Balance and (ii) an accounting for all transactions between Parent and the Retained Subs, on the one hand, and LH Corp. and the Contributed Subs, on the other, from March 31, 1995 to the Time of Distribution, in sufficient detail to enable the Company to confirm (A) LH Corp.'s estimate of the Final Balance, and (B) the accuracy of the representations and warranties in Section 3.2(q) of the Merger Agreement. Following the Time of Distribution, LH Corp. and the Contributed Subs will promptly reimburse Parent and the Retained Subs in cash in the full amount of any transfer of funds or other assets from Parent and the Retained Subs, on the one hand, to LH Corp. and the Contributed Subs, on the other, during the period from March 31, 1995 to the Time of Distribution, which transfer was not disclosed on Section 3.2(q) of the Disclosure Schedule or consented to in writing by the Company, other than those transfers of assets provided for by other Sections of this Agreement. Notwithstanding any other provision of this Distribution Agreement to the contrary, Parent shall not be obligated to repay any portion of the dividends described in Section 5.14(b) of the Merger Agreement.

            (c) Any payments required pursuant to this Section 2.4 shall be made by wire transfer of immediately available funds.

            SECTION 2.5. Tax Disaffiliation Agreement. Prior to the Time of Distribution, Parent and LH Corp. shall enter into an agreement relating to past and future tax allocation and the administration of certain claims of the Internal Revenue Service substantially in the form attached hereto as Exhibit A (the "Tax Disaffiliation Agreement").


                                  ARTICLE III

             RECAPITALIZATION OF LH CORP.; DISTRIBUTION OF SHARES

            SECTION 3.1.      Recapitalization of LH Corp.  (a)  The
authorized capital stock of LH Corp. currently consists of        shares of LH
Corp. Common Stock (the "Existing LH Corp. Shares"), all of which are issued and outstanding and owned beneficially and of record by Parent.

            (b)  Immediately prior to the Time of Distribution, Parent shall
(i) appropriately cause LH Corp. to amend and restate its Certificate of Incorporation to, among other things, provide for an increase in the number of authorized shares of common stock of LH Corp. to [fill in with a number in excess of PMAN shares outstanding] shares and (ii) exchange the Existing LH Corp. Shares for a total number of shares of LH Corp. Common Stock equal to the total number of shares of Parent Common Stock outstanding as of the Record Date (as defined below) for the Spin-off.

            SECTION 3.2. Mechanics of the Spin-off. At the Time of Distribution, the Transfer Agent shall distribute to each holder of record of Parent Common Stock, as of the close of the stock transfer books on the record date designated by or pursuant to the authorization of the Board of Directors of Parent (the "Record Date"), other than Parent or any subsidiary, certificates representing such number of shares of LH Corp. Common Stock as is equal to the number of shares of Parent Common Stock held by such holder on the Record Date.

            SECTION 3.3. Timing of Spin-off. Immediately prior to the Time of Distribution, subject to the satisfaction or waiver of the conditions set forth in Article IV, the Board of Directors of Parent shall formally declare the Spin-off and pay it by delivery of certificates for LH Corp. Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Spin-off shall be deemed to be effective upon notification by Parent to the Transfer Agent that the Spin-off has been declared and that the Transfer Agent is authorized to proceed with the distribution of LH Corp. Common Stock, which notification Parent agrees to deliver promptly following such declaration.


                                  ARTICLE IV

                                  CONDITIONS

            The obligations of Parent and LH Corp. to consummate the Spin-off shall be subject to the fulfillment of each of the following conditions:

            SECTION 4.1. Recapitalization of LH Corp.; Contribution of Assets. The contribution of the AMS Shares to LH Corp., the assignment of the Contributed Assets, the assumption of the Assumed Liabilities and the recapitalization of LH Corp. shall have been completed as described in, and in accordance with, Articles II and III hereof.

            SECTION 4.2. Tax Disaffiliation Agreement. The Tax Disaffiliation Agreement shall have been executed and delivered by each of Parent and LH Corp.

            SECTION 4.3. Conditions Precedent to Merger Satisfied. Each condition to the closing of the Merger set forth in Sections 6.1(a) through
(h) of the Merger Agreement shall have been satisfied or waived.

            SECTION 4.4. Release of Liens; Satisfaction of Indebtedness. A written acknowledgement by First Union, in its capacity as bank lender to Parent, that all liens on the AMS Shares will be released upon consummation of the Merger, shall have been delivered. All guarantees or other arrangements pursuant to which (i) Parent or any Retained Sub provides credit support for any obligation of LH Corp. or any Contributed Sub or (ii) LH Corp. or any Contributed Sub provides credit support for any obligation of Parent or any Retained Sub shall have been terminated and released.

            SECTION 4.5. Certain Financial Matters. As of the Time of Distribution, the Board of Directors of Parent shall be reasonably satisfied that, after giving effect to the Spin-off, (i) LH Corp. and the Contributed Subs will not be insolvent and will not have unreasonably small capital with which to engage in their businesses and (ii) Parent's surplus would be sufficient to permit, without violation of Section 170 of the General Corporation Law of the State of Delaware, the Spin-off.

            SECTION 4.6. Listing. The LH Corp. Common Stock to be issued in the Spin-off shall have been approved for listing on the New York Stock Exchange or the American Stock Exchange or approved for trading on the Nasdaq National Market, subject to official notice of issuance.


                                   ARTICLE V

                             TIME OF DISTRIBUTION

            SECTION 5.1. Effectiveness of Spin-off. Subject to the satisfaction or waiver of the conditions set forth in Article IV, the transactions contemplated by this Agreement shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., on the Closing Date, immediately prior to the Effective Time.

            SECTION 5.2. Parent Deliveries. At the Time of Distribution, Parent shall deliver to LH Corp.:

            (a) a duly executed Instrument of Assignment substantially in the form of Exhibit B hereto (the "Instrument of Assignment");

            (b) a written acknowledgement by First Union, in its capacity as bank lender to Parent, that all liens on the AMS Shares will be released upon consummation of the Merger;

            (c) a duly executed Transfer Agency Agreement (the "Transfer Agency Agreement") between Parent and the Transfer Agent relating to the Spin-off; and

            (d) cash in the amount determined pursuant to Section 2.4(a), if required thereunder.

            SECTION 5.3. LH Corp. Deliveries. At the Closing, LH Corp. shall deliver to Parent:

            (a) a duly executed Instrument of Assumption substantially in the form of Exhibit C hereto (the "Instrument of Assumption");

            (b) in each case where LH Corp. is a party to any agreement or instrument referred to in Section 5.2, a duly executed counterpart of such agreement or instrument;

            (c) a certificate or certificates representing all of the LH Corp. Common Stock, for delivery to the Transfer Agent for distribution pursuant to the Transfer Agency Agreement; and

            (d) cash in the amount determined pursuant to Section 2.4(a), if required thereunder.

            SECTION 5.4. Mutual Release, Etc. (a) Effective upon the Spin-off and except as otherwise specifically set forth in this Distribution Agreement or in any other agreement to be executed in connection with the Spin-off as contemplated hereby (each, an "Ancillary Agreement"), (i) Parent releases and forever discharges, and Parent will cause the Retained Subs to release and forever discharge, LH Corp. and the Contributed Subs, and (ii) LH Corp. releases and forever discharges, and LH Corp. will cause the Contributed Subs to release and forever discharge, Parent and the Retained Subs, of and from any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Time of Distribution, and from any further obligation under any agreement or contract in effect between them prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Distribution Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby and shall not affect either party's right to enforce this Distribution Agreement or any Ancillary Agreement in accordance with their respective terms. LH Corp. understands and agrees that neither Parent nor any of its subsidiaries is, in this Distribution Agreement or in any other agreement or document, representing or warranting in any way as to the assets, business or liabilities transferred as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Distribution Agreement, it being agreed and understood that LH Corp. and its subsidiaries shall take all of the assets being transferred hereunder "as is, where is" and that they shall bear the risk that the conveyance of such assets shall be insufficient to vest in them title that is good and marketable and free from encumbrances.

            (b) In the event that Parent or any Retained Sub shall be unable to transfer any assets to LH Corp. prior to the Time of Distribution for any reason, including because of the failure to obtain any approval or consent in connection with such transfer, Parent and each of the Retained Subs (i) shall hold any such property for the benefit of LH Corp., (ii) shall not transfer any such property to any person other than to LH Corp., (iii) shall cooperate with LH Corp. at LH Corp.'s expense to obtain expeditiously any such approvals or consents, and (iv) shall, upon obtaining the necessary approvals and consents relating to such property, promptly take such action as may be necessary to complete the transfer of such property.


                                  ARTICLE VI

                  ADDITIONAL MATTERS RELATING TO THE SPIN-OFF

            SECTION 6.1. Representations and Warranties. LH Corp. hereby represents and warrants to Parent that:

            (a) all of the representations and warranties of Parent and Sub made in Section 3.2(q) of the Merger Agreement are true and correct; and

            (b) this Distribution Agreement and each of the other agreements contemplated hereby to be executed and delivered by LH Corp. will, as of the Time of Distribution, have been duly authorized, executed and delivered by it and will constitute its valid and binding obligation, enforceable in accordance with their respective terms.

            SECTION 6.2. Use of Name. (a) From and after the Time of Distribution, LH Corp. shall promptly remove all references to Parent from all documents, stationery and facilities relating to the Contributed Subs and their business operations and shall not, at any time, employ or use a name in connection with its business operations that is in any way similar to Parent's name (or any name that is confusingly similar to that of any existing subsidiaries of Parent) or utilize Parent's other trademarks or trade names anywhere or at anytime.

            (b) From and after the Time of Distribution, Parent shall, and shall cause the Retained Subs to, promptly remove all references to the Contributed Subs from all documents, stationery and facilities relating to Parent or the Retained Subs and shall not, at any time, employ or use a name in connection with its business operations that is in any way similar to the name of any of the Contributed Subs or to LH Corp.'s name (or any name that is confusingly similar to that of any existing subsidiaries of LH Corp.).

            SECTION 6.3.      Access to Information; Retention of Records.
(a) From and after the Time of Distribution, each party to this Distribution Agreement shall afford the other party and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to make available persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information in such party's possession relating to the business and affairs of such other party (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other party including, without limitation, for audit, accounting and litigation purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

            (b) Except as otherwise required by law or agreed to in writing, each party shall retain, and shall cause its respective subsidiaries to retain, all information relating to the other party's business in accordance with the past practice of Parent. Notwithstanding the foregoing, except as provided in the Tax Disaffiliation Agreement, any party may destroy or otherwise dispose of any information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide not less than 30 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

            SECTION 6.4. Provision of Corporate Records. Each party shall arrange as soon as practicable following the Time of Distribution for the provision to the other party of existing corporate governance documents (e.g., minute books, stock registers, stock certificates, documents of title, etc.) in its possession relating to such other party or its business and affairs.

            SECTION 6.5. Non-Competition and Confidentiality. (a) LH Corp. agrees that, for a period of 18 months after the Time of Distribution, it shall not, anywhere in the United States of America, directly or indirectly, engage in the insurance or reinsurance business, either as an insurer, reinsurer, retrocessionaire, agent, broker or otherwise.

            (b) Parent and the Retained Subs, on the one hand, and LH Corp. and the Contributed Subs, on the other, shall hold, and shall cause their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law, all information concerning the other party (and, in the case of LH Corp. and the Contributed Subs, the "other party" for this purpose shall be deemed to include the Company and its subsidiaries) in its possession (except to the extent that such information can be shown to have been (i) available to such party on a non-confidential basis prior to the disclosure by the other party or (ii) in the public domain through no fault of such party), and neither party shall release or disclose such information to any other person, except its directors, officers, employees, agents, consultants and advisors who shall be bound by the provisions of this Section. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

            SECTION 6.6. Provision of Witnesses. Each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other party prior to the Time of Distribution in which the requesting party may from time to time be involved.


                                  ARTICLE VII

                                INDEMNIFICATION

            SECTION 7.1. Indemnity. (a) LH Corp. agrees to indemnify and hold harmless Parent, the Company, their respective affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, from and against any and all losses, damages, claims or liabilities (collectively "Damages") primarily arising out of, based upon, or resulting from the operation of the businesses of, or primarily relating to, LH Corp. or any Contributed Sub (including without limitation those Damages arising due to the failure of LH Corp. or any Contributed Sub to pay, perform or otherwise discharge its respective obligations under this Distribution Agreement or any other agreement, contract, loan or obligation in any way arising out of or connected with their business or the Spin-off).

            Without limiting the generality of the foregoing, LH Corp. agrees to indemnify and hold harmless Parent, the Company, their respective officers, directors, employees, agents and representatives, each person, if any, who controls Parent or the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Form S-4, CI Notes Form S-1, Spin-off Form S-1 (if required), Form 10 or Proxy Statement (collectively, the "SEC Documents") or any omission or alleged omission to state in any SEC Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, but in each case only to the extent such untrue statement or omission or alleged untrue statement or omission relates to LH Corp., any Contributed Sub, any Contributed Asset, any Assumed Liability or the Spin-off.

            (b) Parent agrees to indemnify and hold harmless LH Corp., its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them from and against any and all Damages primarily arising out of, based upon, or resulting from the operation of the businesses of, or primarily relating to, Parent or any Retained Sub (including without limitation those Damages arising due to the failure of Parent or any Retained Sub to pay, perform or otherwise discharge its respective obligations under this Distribution Agreement or any other agreement, contract, loan or obligation in any way arising out of or connected with their business or the Spin-off).

            Without limiting the generality of the foregoing, Parent agrees to indemnify and hold harmless LH Corp., its officers, directors, employees, agents and representatives, each person, if any, who controls LH Corp. within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any SEC Document or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, but in each case only to the extent such untrue statement or omission or alleged untrue statement or omission does not relate to LH Corp., any Contributed Sub, any Contributed Asset, any Assumed Liability or the Spin-off.

            (c)   In the event that any indemnification provided in paragraph
(a) or (b) is unavailable for any reason, the parties shall contribute in respect of the applicable Damages on an equitable basis.

            (d)   Any indemnification or contribution pursuant to this Section
7.1 shall be paid net of the amount of any insurance (other than any insurance paid for by the applicable indemnitee) or other amounts that would be payable by any third party to the indemnified party in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification and contribution provisions, (b) relieved of the responsibility to pay any claims to which it is obligated or (c) entitled to any subrogation rights with respect to any obligation hereunder.

            (e) Notwithstanding any other provision hereof to the contrary, this Section 7.1 shall not be deemed to create any obligation, or expand the scope of any existing obligation, on the part of any party to this Agreement to indemnify or hold harmless such party's own officers, directors, partners, employees, agents or representatives. The indemnification provided by this
Section 7.1 shall not include any Damages relating to any Tax (as defined in the Tax Disaffiliation Agreement), which shall be covered exclusively by the Tax Disaffiliation Agreement.

            SECTION 7.2. Procedure. (a) Any party seeking any indemnification provided for under this Distribution Agreement (the "Indemnified Party") in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a "Third Party Claim"), shall notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of the Third Party Claim within 15 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure.

            (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses (except as provided in Section 7.2(c)), to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses (except as provided below and in Section 7.2(c)) subsequently incurred by the Indemnified Party in connection with the defense thereof. Notwithstanding the Indemnifying Party's election to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action at its own expense; provided, however, that the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest that would preclude such counsel from representing the Indemnified Party pursuant to legal canons of ethics or other applicable law, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent it within 30 days after notice to the Indemnifying Party of the institution of such Third Party Claim or (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, each party hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available (subject to reimbursement by the Indemnifying Party of actual expenses incurred in connection therewith) on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnified Party completely in connection with such Third Party Claim. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, so long as the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party with respect to the applicable claims, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without the Indemnifying Party's prior written consent, which consent may not be withheld unless, in the Indemnifying Party's good-faith judgment, such settlement, compromise or discharge is unreasonable in light of such Third Party Claim against, and defenses available to, the Indemnified Party.

            (c) Notwithstanding anything set forth in Section 7.2(b) to the contrary, in the event an Indemnified Party reasonably believes and so notifies the Indemnifying Party in writing that the applicable claim, even if fully indemnified for, is reasonably likely to have a material adverse effect on the Indemnified Party's business, financial condition or results of operations, then the Indemnifying Party shall not have the right to assume the defense of such claim but shall have the right to employ separate counsel and to participate in the defense of such action at its own expense. In such an event, the Indemnified Party and its counsel shall consult, whenever reasonably practicable, with the Indemnifying Party and its counsel with respect to the status of the claim and any related litigation.


                               ARTICLE VIII

                                 INSURANCE

            SECTION 8.1. Insurance. From and after the Time of Distribution, LH Corp. will use its reasonable best efforts to procure insurance having terms, conditions, exclusions and limitations substantially equivalent to the insurance coverages currently maintained by Parent with respect to the Contributed Subs and the Contributed Assets and providing coverage with respect to the property, business and operations of the Contributed Subs from and after the Time of Distribution and with respect to any liabilities of LH Corp. caused by or arising out of occurrences or events taking place at or after the Time of Distribution. In no event shall Parent or any Retained Sub be required to obtain or provide insurance coverage for LH Corp. or the Contributed Subs with respect to any of the foregoing.


                                  ARTICLE IX

                           EMPLOYEE BENEFITS MATTERS

            SECTION 9.1. Effective as of the Time of Distribution, except as otherwise provided in this Article IX, (i) LH Corp. shall assume the sponsorship of all of the employee benefit plans, stock option plans and severance agreements listed on Schedule 9.1 attached hereto and their related trusts, insurance contracts and other related funding media (collectively, the "Plans") with respect to all of the participants therein and beneficiaries thereunder as of such date, (ii) Parent shall cause all right, title, interest, authorities, obligations, duties, liabilities and assets in, to and under the Plans to be transferred to and assumed by LH Corp. in accordance with applicable law and (iii) Parent shall cease to have any such right, title, interest, authority, obligation, duty, liabilities or assets with respect to the Plans. LH Corp. and Parent shall execute and deliver such documents and instruments as may be required to effect such transfers and assumptions in accordance with applicable law. Parent shall use its best efforts to cause any insurance companies, trustees or other third parties whose consent may be necessary or desirable to effect such transfers and assumptions to consent in writing thereto.

            SECTION 9.2. Effective as of the Time of Distribution, each of the Plans shall be amended by (i) changing all references to "Piedmont
Management Company Inc." to "[    ]", (ii) ceasing further benefit accruals
under the Plans for participants not employed by LH Corp. or any other Contributed Sub as of the end of the Closing Date ("Parent Employees") and
(iii) to the extent permissible pursuant to applicable law, fully vesting the benefits accrued by the Parent Employees under the Plans as of the Closing Date (including for these purposes any Parent Employees terminated between the date of the Merger Agreement and the Closing Date).

            SECTION 9.3. Effective as of the Closing Date, Parent shall cease to be a participating employer in the Plans.

            SECTION 9.4. (a) Parent hereby represents that the LH Corp. Individual Account Plan has received a favorable determination letter from the Internal Revenue Service and Parent knows of no event or circumstance occurring or existing since the date of such letter that would cause such plan to fail to be qualified under Section 401(a) of the Code, or that would cause the trust related to such plan to fail to be exempt from taxation under
Section 501(a) of the Code.

            (b) As soon as practicable following the Merger Date, LH Corp. shall (i) cause the trustee of the LH Corp. Individual Account Plan to identify the assets of the LH Corp. Individual Account Plan representing the full account balances of Transferred Employees as of the Merger Date, (ii) make any and all filings and submissions to the appropriate governmental agencies arising in connection with such segregation of assets and (iii) make all necessary amendments to the LH Corp. Individual Account Plan and related trust agreement to provide for such identification of assets and the transfer of assets as described below. The manner in which the account balances of Transferred Employees under the LH Corp. Individual Account Plan are invested shall not be affected by such identification of assets.

            (c) As soon as practicable following the Merger Date, Parent shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described in this Section 9.4 to an individual account plan maintained by Parent or any of its affiliates (the "Successor Individual Account Plan"). As soon as practicable after LH Corp. has informed Parent that it is reasonably satisfied as to the qualified status of the Successor Individual Account Plan as amended to the date of transfer (including any amendment, to the extent necessary, to effect the transfer of assets described in this Section 9.4), LH Corp. shall cause the trustee of the LH Corp Individual Account Plan to transfer in the form of cash or marketable securities (or such other form, including participant loans, as may be agreed by LH Corp. and Parent) the full account balances of Transferred Employees under LH Corp. Individual Account Plan (which account balances will have been credited with appropriate earnings attributable to the period from the date of the identification thereof pursuant to clause (b) above to the date of transfer described herein), reduced by any necessary benefit or withdrawal payments to or in respect of Transferred Employees occurring during such period, to the appropriate trustee as designated by Parent under the trust agreement forming a part of the Successor Individual Account Plan.

            (d) In consideration for the transfer of assets described herein, Parent shall, or shall cause one or more of its subsidiaries to, effective as of the date of transfer described herein, assume the obligations of LH Corp. and its subsidiaries in respect of the dollar amounts of the account balances accumulated by Transferred Employees under the LH Corp. Individual Account Plan (exclusive of any portion of such account balances that are paid or otherwise withdrawn prior to the date of transfer described herein) on or prior to the date of transfer. Neither Parent nor any of its affiliates shall assume any other obligations or liabilities arising under or attributable to the LH Corp. Individual Account Plan.

            SECTION 9.5. At the Time of Distribution, Parent shall pay LH Corp. approximately $157,000 in consideration of LH Corp.'s agreement to (i) assume Parent's obligations to reimburse the cost of providing continuing medical and dental coverage under the Plans to Parent Employees (including Transferred Employees) covered by Special Agreements and (ii) provide continuation coverage under the Plans in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 to Parent Employees who are or become eligible for and elect such continued coverage.

            SECTION 9.6. At the Time of Distribution, Parent shall pay LH Corp. approximately $300,000 in consideration of LH Corp.'s agreement to assume Parent's obligations to provide post-retirement medical and life insurance under the Plans to those current or former employees of Parent and its affiliates (other than LH Corp.) who have or will have retired at or prior to the Time of Distribution.

            SECTION 9.7. No provision of this Article IX shall create any third party beneficiary rights in any former employee of Parent and its affiliates, Parent Employee or Transferred Employee, including any rights in respect of continued employment or resumed employment, and no provision of this Distribution Agreement shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.


                                   ARTICLE X

                                 MISCELLANEOUS

            SECTION 10.1. Complete Agreement; Construction. This Distribution Agreement, together with the Ancillary Agreements, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Distribution Agreement are inconsistent with the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail.

            SECTION 10.2. Counterparts. For the convenience of the parties hereto, this Distribution Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and such counterparts shall together constitute the same agreement.

            SECTION 10.3. Termination. Notwithstanding anything to the contrary in this Distribution Agreement, this Distribution Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Time of Distribution by mutual written consent of Parent and LH Corp. in the event the Merger Agreement is terminated by any party thereto in accordance with the terms thereof.

            SECTION 10.4. Amendments and Waivers. This Distribution Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and consented to by the Company. By an instrument in writing, the parties hereto may waive compliance by any other party with any term or provision of this Distribution Agreement that such other party was or is obligated to comply with or perform; provided that no such waiver by Parent shall be effective unless consented to by the Company.

            SECTION 10.5. Governing Law. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

            SECTION 10.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the first business day occurring on or after the date of transmission if transmitted by facsimile (upon confirmation of receipt by journal or report generated by the facsimile machine of the party giving such notice), (ii) on the first business day occurring on or after the date of delivery if delivered personally or
(iii) on the first business day following the date of dispatch if dispatched by Federal Express or other next-day courier service. All notices hereunder shall be given as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      If to Parent or the Company:

            c/o  Chartwell Re Corporation
                  300 Atlantic Street, Suite 400
                  Stamford, Connecticut  06901

                  Attention:  Kathleen M. Carroll

            with a copy to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York  10019

                  Attention:  Peter R. O'Flinn

      If to LH Corp.:

                  [LH Corp.]
                  Park 80 West, Plaza II
                  Saddle Brook, New Jersey  07662

                  Attention:  Robert M. DeMichele

            with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017

                  Attention:  David F. Ferguson

            SECTION 10.7. Successors and Assigns. This Distribution Agreement shall be binding on, enforceable against and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
None of the parties hereto may assign its rights or delegate any of its duties under this Distribution Agreement without the prior written consent of the other party. In addition, Parent may not assign its rights or delegate its duties under this Distribution Agreement without the express consent of the Company. Nothing contained in this Distribution Agreement is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Distribution Agreement, except that (i) Sections 7.1(a), (b) and (c) are intended to benefit the affiliates, successors, assigns, directors, officers, partners, employees, agents, representatives, controlling persons and others referred to therein and (ii) each provision hereof which refers to the Company is intended to benefit the Company.

            SECTION 10.8. Interpretation. When a reference is made in this Distribution Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section of or Schedule or Exhibit to this Distribution Agreement unless otherwise indicated. The table of contents and headings contained in this Distribution Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Distribution
Agreement. Whenever the words "include", "includes" or "including" are used in this Distribution Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Distribution Agreement shall have the meanings determined by generally accepted accounting principles.

            SECTION 10.9. Further Assurances and Consents. Parent and LH Corp. will, and will cause their respective subsidiaries to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Distribution Agreement or any part hereof or the transactions contemplated hereby.

            SECTION 10.10. Arbitration. Resolution of any and all disputes arising from or in connection with this Distribution Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 10.10; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (a) injunctive relief or (b) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder. Parent or LH Corp. may commence proceedings hereunder by delivering a written notice to the other party providing a reasonable description of the Dispute to the other, and expressly requesting arbitration hereunder. The parties hereby agree to submit all Disputes to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in New York City by three arbitrators acting by majority vote (the "Panel") selected by agreement of the parties not later than 15 days after delivery of the Demand or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (a) each party shall have the right to audit the books and records of the other party that are reasonably related to the Dispute; (b) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a party intends to present in such hearing; and (c) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the Panel, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either party may at its expense make a stenographic record thereof. The Panel shall complete all hearings not later than 90 days after its selection or appointment, and shall make a final award not later than 30 days thereafter. The award shall be in writing and shall specify the factual and legal basis for the award. All reasonable costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, shall be paid by the non-prevailing party. Notwithstanding the foregoing, in no event may the Panel award multiple, punitive or exemplary damages.

            THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES.




            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                          PARENT


                          By:____________________________________
                               Name:
                               Title:


                          LH CORP.


                          By:____________________________________
                               Name:
                               Title:




                  CONTRIBUTION AND DISTRIBUTION AGREEMENT

                            DISCLOSURE SCHEDULE

                     PIEDMONT MANAGEMENT COMPANY INC.


                               Schedule 2.2


                       Contribution of Other Assets


1.  Consolidated deferred tax asset, worth approximately $2,300,000

2. Goodwill of Lexington Management Company, worth approximately $239,000, to be transferred from Piedmont Management Company Inc. ("Piedmont") to Lexington Management Company

3. Stock of Alliance Capital Reserves, Lexington Gold Fund, Alltel Corp, BFS Bankorp Inc., Berkley W R Corp, Geotek Communications Inc., Navigators Group, Inc., and Wellsford Res. Prop., which support Piedmont's obligations under the deferred compensation agreement with Robert DeMichele; additional securities purchased after the date of this Agreement with the proceeds of sale of any of the foregoing securities, or any other securities purchased after the date of this Agreement, with any additional contributions required to be made by Piedmont under such deferred compensation agreement

4. Receivable for loan to John Waymire, President of Lexington Capital Management Inc., in the amount of $194,856




                               Schedule 2.3


                         Assumption of Liabilities

                         See Items in Schedule 9.1




                               Schedule 9.1


                         Employee Benefits Matters

1. Deferred Compensation Agreement dated February 2, 1981 between Robert DeMichele and Piedmont Management Company Inc., in amount of $1,647,347

2. Piedmont Management Company Inc. Executive Benefit Plan (as Amended and Restated to January 1, 1994) and related Rabbi Trust Agreement for the benefit of Robert M. DeMichele

3. Piedmont Management Company Inc. Supplemental Benefits Plan (Effective January 1, 1984)

4. Piedmont Management Company Inc. Pay Conversion Plan (as Amended and Restated as of January 1, 1989) and related Trust Agreement with The Bank of New York (as amended)

5. Piedmont Management Company Inc. Retirement Plan (January 1, 1989) and related Trust Agreement with The Bank of New York (as amended)

6. Directors and Officers Insurance and Company Reimbersement Policy (National Union Fire Insurance Company of Pittsburgh, PA)

7.   Workers' Compensation Policy (Chubb)

8.   Group Life Policy (INA Life Insurance Company of New York)

9.   Group Universal Life Policy (CIGNA)

10.  Group Insurance Plan - Dental (CIGNA)

11.  Medical Benefit Indemnification Policy (CIGNA)

12.  group Insurance Plan 0 Designated Provider Program (CIGNA)

13.  Group Medical Expense Insurance Policy/Group Dental Insurance Policy
(CIGNA)

14.  Short Term Disability Policy (INA Life Insurance Company of New York)

15.  Long Term Disability Policy (Hartford Life Insurance Company)

16.  Personal Accident Insurance Policy (First UNUM Life Insurance Company)

17.  Pass Through Premium Account

18.  Dependant Care Policy




                                 Schedule 9.4


               [To be completed prior to signing this Agreement]







                         TAX DISAFFILIATION AGREEMENT


            This Agreement is entered into as of the ____ day of ________, 1995 between York ("York"), a Delaware corporation, and L.Co. ("L.Co."), a Delaware corporation.

                             W I T N E S S E T H:

            WHEREAS, York and Stamford Corporation have entered into an Agreement and Plan of Merger dated as of ________, 1995 (the "Merger Agreement");

            WHEREAS, York and L.Co. intend to enter into a Distribution Agreement dated ________, 1995 (the "Distribution Agreement"), providing for the distribution by York to its shareholders of all of the common stock of L.Co. (the "Distribution");

            WHEREAS, York and L.Co. desire to set forth their agreement on the rights and obligations of York, L.Co. and their respective Affiliates with respect to various Tax matters and the handling and allocation of federal, state, and local Taxes incurred in Taxable periods beginning prior to the Distribution Date;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

            1.    Definitions

            (a)   As used in this Agreement:

            "Affiliate" (and the correlative meaning, "Affiliation") of any person shall mean any individual, corporation, partnership or other entity directly or indirectly controlling, controlled by or under common control with such person.
            "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

            "Consolidated Federal Tax" shall mean the consolidated Federal Tax liability of the York Consolidated Group.

            "Distribution Date" shall mean the date on which York distributes to its shareholders all of the common stock of L.Co..

            "Federal Tax" shall mean any United States Federal Tax.

            "Final Determination" shall mean (i) with respect to Federal Taxes, (A) a "determination" as defined in Section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the Internal Revenue Service of Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund and/or the right of the Internal Revenue Service to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; (iii) any final disposition by reason of the expiration of the applicable statute of limitations; and (iv) the payment of Tax by York, L.Co., or any Affiliate of York or L.Co., whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the provisions of Section 8 hereof have been complied with, or, if such section is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.

            "L.Co. Group" shall mean the corporations which are members of the affiliated group of corporations of which L.Co. is the common parent (within the meaning of Section 1504 of the Code) immediately after the Distribution Date and any predecessors or successors thereto.

            "Other Taxes" are defined in Section 4.

            "York Consolidated Group" shall mean, with respect to any Taxable period, the corporations which are members of the affiliated group of corporations of which York is the common parent (within the meaning of Section 1504 of the Code).

            "York Group" shall mean the corporations which are members of the York Consolidated Group during any Taxable period, excluding the corporations which are the members of the L.Co. Group.

            "Piedmont Stockholders" shall mean the lineal descendants of Lunsford Richardson Sr., their spouses, trusts established for the benefit of, corporations controlled by, or charitable organizations established by such descendants.

            "Post-Distribution Period" shall mean any taxable period beginning after the Distribution Date.

            "Pre-Distribution Period" shall mean any Taxable period ending on or before the Distribution Date.

            "Pre-Distribution Tax Liability" shall mean the Federal Tax liability of York and each corporation included in the York Consolidated Group for any period as to which a consolidated Federal Tax Return is filed by York for such group for all Pre-Distribution Periods and for the portions (up to the Distribution Date) of any Taxable periods including but not ending on the Distribution Date regardless of whether any such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date hereof, or whether such liability is or was imposed on the York Consolidated Group collectively or on any corporation included within any such group separately.

            "Preliminary Federal Tax Return" shall mean the preliminary Federal Tax Return setting forth the Federal Tax Liability of the York Consolidated Group for the taxable year ending on the Distribution Date.

            "Prime" shall mean the rate announced from time to time as "prime" by Morgan Guaranty Trust Company of New York as its prime rate.

            "Pro Forma Federal Return" means the pro forma Federal Tax return setting forth the Federal Tax liability of the L.Co. Group for the Taxable year ending on the Distribution Date.

            "Referee" is defined in Section 16.

            "Return" shall mean any Tax Return, statement, report or form (including estimated Tax Returns and reports and information Returns and reports) required to be filed with any Taxing Authority.

            "Tax" (and the correlative meaning, "Taxes," "Taxing" and "Taxable") shall mean (A) any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; (B) any liability of York, L.Co. or any Affiliate of York or L.Co. (or, in each case, any successor in interest thereto by merger or otherwise), as the case may be, for the payment of any amounts of the type described in clause (A) for any Taxable period resulting from the application of Treasury Regulation Section 1.1502-6 or, in the case of any similar provision applicable under state law; and (C) any liability of York, L.Co. or any Affiliate of York or L.Co. (or, in each case, any successor in interest thereto by merger or otherwise) for the payment of any amounts described in clause (A) as a result of any express or implied obligation to indemnify any other party.

            "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute, including additions to basis of property, which could reduce Federal Taxes including, without limitation, deductions, credits, or alternative minimum net operating loss carryforwards related to alternative minimum Taxes.

            "Taxing Authority" shall mean any governmental authority responsible for the imposition of any Tax.

            (b) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder.

            2.    Federal Taxes--Administrative and Compliance Matters.

            (a) Sole Tax Sharing Agreement. The parties acknowledge that there has not been a Final Determination of the Pre-Distribution Tax Liability, and that the members of the L.Co. Group are includible in the York Consolidated Group for the Pre-Distribution Period. Any and all existing Tax sharing agreements or arrangements, written or unwritten, between the York Group and the L.Co. Group shall be terminated as of December 31, 1994, and after such date this Agreement shall constitute the sole Tax sharing agreement between the York Group and each member of the L.Co. Group.

            (b) Intent. Treasury regulations designate York as the sole agent of all members of the York Consolidated Group with respect to all Federal Tax matters. Notwithstanding Section 2(c) hereof, if the Internal Revenue Service District Director (or a corresponding state official) deals directly with any member of the L.Co. Group in respect of its Tax liability for a Pre-Distribution Period (as is the District Director's right), such member of the L.Co. Group shall have full authority to act, provided however, that L.Co. must promptly notify York of any such communications or dealings.

            (c) Designation of Agent. L.Co. and each member of the L.Co. Group hereby irrevocably designate York as its agent, coordinator, and administrator for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Federal Tax Return, any amended Federal Tax Return or any claim for refund (even where an item or Tax Asset giving rise to an amended Return or refund claim arises in a Post-Distribution Period), credit or offset of Tax or any other proceedings in each case relating to any Pre-Distribution Period. York, as agent, shall be responsible to see that all such administrative matters relating thereto shall be handled promptly and appropriately. York shall be L.Co.'s agent with respect to making payments to, or collecting Refunds from, any Taxing Authority with respect to Pre-Distribution Tax Liabilities. L.Co. will then reimburse York, or York will reimburse L.Co., as the case may be, for the L.Co. allocable share. York shall inform and consult with L.Co. prior to taking any action on behalf of, or which will have any material impact on, any member of the L.Co. Group, including, without limitation, strategies relating to waivers of any statute of limitations.

            (d) 1995 Returns. York will prepare and file the consolidated Federal Tax Return for the taxable years ending on the Distribution Date. L.Co. shall deliver to York the Pro Forma Federal Return 90 days prior to the due date for filing the Consolidated Federal Tax Return of The York Group (including extensions). York shall deliver to L.Co. the Preliminary Federal Tax Return (the "Preliminary Return") 60 days prior to the due dates for filing (including extensions). Such Preliminary Return shall set forth all necessary and required information (including, without limitation, schedules, statements and such supporting documentation as L.Co. may reasonably request from time to time) in such form as would be required for filing with the Internal Revenue Service and shall correctly reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon. Such Preliminary Return shall be prepared taking into account elections and methods of accounting that are consistent with those made or used by the York Consolidated Group. L.Co. may (at its expense) review all work papers and procedures used to prepare each Preliminary Return. L.Co. shall notify York in writing of any proposed adjustments to a Preliminary Return within 30 days of the date upon which it receives such Preliminary Return from York. In the event that York shall, within 10 days following the receipt of such notification from L.Co., disagree with any proposed adjustment made under the above provision, such disagreement shall be referred to the Referee whose decision with respect to such adjustment shall be final and binding, and the Preliminary Return as adjusted (if at all) pursuant to the decision of the Referee shall be deemed to be a final Return for purposes of this Agreement.

            3.    Federal Taxes -- Allocation of Taxes.

            (a) 1995 Federal Taxes. In its capacity as agent, York shall pay all Federal Taxes due in connection with the filing of its 1995 Returns or with any request for extension of time within which to file any such Return. Within 20 days of filing of any such Returns, York shall send a statement to L.Co. showing the amount of the unpaid or overpaid portion of the L.Co. Group's allocable share of the total Federal Tax liability, if any, as shown on such Returns as filed.

            (b)   Amended Returns with Amounts Due by L.Co..   Subject to
Section 8(e)(v), York will not file an amended Return on behalf of the York Consolidated Group for any Pre-Distribution Period if such Return results in an increase in the Pre-Distribution Tax Liability attributable to any member of the L.Co. Group or any L.Co. Affiliate for such period.

            (c)   Calculation and Payments of Amounts Due.

            (i) Responsible Party. Calculations required to be made pursuant to this Section 3 and the relevant portion of Section 6(c) shall be made by York. Upon receipt of such calculations, L.Co. shall have 21 days to review (at L. Co.'s expense) the computations and to notify York of any disagreements. During L.Co.'s review and in the event that L.Co. has notified York of a disagreement, for an additional 10 days both L.Co. and York shall make reasonable efforts to resolve any questions or disputes. In the event the parties cannot agree, their disputes will be resolved pursuant to Section 16.

          (ii) Method of Calculation. Except as otherwise provided, L.Co.'s share of any Federal Tax shall be calculated pursuant to the method described in Exhibit A hereto.

         (iii) Payments Due. Except as otherwise provided, all payments required by this Section 3 and the relevant portions of Section 6(c) will be due 30 days after the fixing of liability or the resolution of a dispute (as provided for in 3(c)(i)).

          (iv) Interest. Any amount not paid when due under Section 3(c)(iii) shall bear interest at Prime until the date on which payment is made.

            (v) Duplicative Payments Not Required. Notwithstanding the foregoing, no payment shall be required under any provision of this Agreement to the extent it is duplicative of any payment required by any other provision of this Agreement.

            4.    Other Taxes.

            (a) Liability for all Taxes other than Federal Taxes ("Other Taxes"), attributable to any member of the L.Co. Group, and the responsibility for filing of all Returns relating to such Other Taxes, shall be the sole responsibility of the L.Co. Group. Liability for all Other Taxes, attributable to any member of the York Group and the responsibility for filing all Returns relating to such Other Taxes, shall be the sole responsibility of the York Group. Each party agrees to indemnify and hold the other harmless in accordance with the undertakings contained in this Section 4(a).

            (b) The L.Co. Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the L.Co. Group, and the York Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the York Group.

            5.    Certain Representations and Covenants.

            (a) (I) L.Co. Representations. L.Co. represents that, as of the date hereof, and covenants that on the Distribution Date there is no plan or intention (A) to liquidate L.Co. or to merge or consolidate L.Co. with any other person subsequent to the Distribution or (B) to sell or otherwise dispose of any asset of L.Co. subsequent to the Distribution, except in the ordinary course of business.

            (II) L.Co. and York Representations: L.Co. and York each represents that, as of the date hereof, and covenants that on the Distribution
Date:

            (i) Except as disclosed in the Merger Agreement, having made inquiries of the trustees of certain trusts established for the benefit of the descendants of Lunsford Richardson, Sr. and certain other shareholders of York who own 5% or more of the common stock of York, neither L.Co. nor York (as applicable) is aware of any present plan or intention by the current shareholders of York to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, York, L.Co. or Stamford subsequent to the Distribution, (ii) the Center for Creative Leadership owns approximately [7.8%] of the Piedmont common stock and has owned such shares throughout the five-year period ending on the Distribution Date (assuming conversion of the Preferred Stock but excluding the issuance of Common Stock to certain holders of York Stock Options pursuant to Section 2.1(d) of the Merger Agreement), and (iii) the Piedmont Stockholders other than the Center for Creative Leadership own approximately [45%] of the Piedmont common stock (assuming conversion of the Preferred Stock but excluding the issuance of Common Stock to certain holders of York Stock Options pursuant to Section 2.1(d) of the Merger Agreement).

            (b) L.Co. Covenants. L.Co. covenants to York that (i) during the three-year period following the Distribution Date it will not liquidate, merge or consolidate with any other person, or sell, exchange, distribute or otherwise dispose of its assets other than in the ordinary course of business and (ii) following the Distribution, L.Co. will, for a minimum of three years, continue the active conduct of the historic business conducted by L.Co. throughout the five year period prior to the Distribution.

            (c) Exceptions. Notwithstanding the foregoing, L.Co. may take actions inconsistent with the covenants contained in Section 5(b) above if:

            (i) L.Co. obtains a ruling from the Internal Revenue Service to the effect that such actions will not result in the Distribution being taxable to York or its shareholders; or

          (ii) L.Co. obtains an opinion of recognized counsel acceptable to York to the same effect as in Section 5(c)(i).

            6.    Indemnities.

            (a) L.Co. Indemnity. L.Co. and each member of the L.Co. Group will jointly and severally indemnify York and each member of the York Group against and hold them harmless from

            (i) any Pre-Distribution Tax Liability assessed after the Distribution Date pursuant to a Final Determination, solely to the extent attributable to an adjustment of any item of income, gain, gross receipts, loss, credit, deduction or other tax attribute of any member of the L.Co. Group, or a L.Co. Affiliate; and

          (ii) any liability resulting from a breach by L.Co. or any member of the L.Co. Group after the Distribution Date of any representation or covenant made by L.Co. herein.

            (b) York Indemnity. York and each member of the York Group will jointly and severally indemnify L.Co. and each member of the L.Co. Group against and hold them harmless from

            (i) any Pre-Distribution Tax Liability, or Tax liability resulting from the Distribution, other than any such liabilities described in Sections 6(a)(i) and (ii) hereof,

          (ii) any liability resulting from a breach by York or any member of the York Group after the Distribution Date of any representation or covenant made by York herein, and

         (iii) any liability resulting from a breach by Stamford of any representation or warranty contained in Section 3.1(o) of the Merger Agreement.

            (c) Discharge of Indemnity. L.Co. and each member of the L.Co. Group, and York and each member of the York Group, shall discharge their obligations under Sections 6(a)(ii), 6(b)(i) and 6(b)(ii) hereof, respectively, by paying the relevant amount within 30 days of demand therefor. Within 20 days of a Final Determination of an obligation of L.Co. and each member of the L.Co. Group under Section 6(a)(i), York shall send a statement to L.Co. showing the amount due thereunder. Calculation and payment mechanics relating to items described in Section 6(a)(i) are set forth in Section 3(c). Notwithstanding the foregoing, if either L.Co. or York disputes in good faith the fact or the amount of its obligation under Section 6(a) or Section 6(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 16 hereof; provided, however, that any amount not paid within 30 days of demand therefor shall bear interest as provided in Section 3(c)(iv).

            (d) Method of Calculation. Except as otherwise provided, the amount of L.Co.'s liability under Section 6(a)(i) and York's liability under
Section 6(b)(i), including the calculation of any party's share of any Federal Tax shall be calculated pursuant to the method described in Exhibit A hereto.

            (e) Refunds. Any refunds of Tax received by York relating to a Pre-Distribution Period, to the extent attributable to any item of income, loss, credit, deduction or other tax attribute of any member of the L.Co. Group or a L.Co. Affiliate shall be paid by York to L.Co. within 30 days of receipt. If York disputes the fact or the amount of any L.Co. claim pursuant to the preceding sentence, then no payment of the amount in dispute shall be required until any such dispute is resolved in accordance with Section 16 hereof.

            7.    Communication and Cooperation.

            (a) Consult and Cooperate. L.Co. and York shall consult and cooperate (and shall cause each of their Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation,

            (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information, any necessary explanations of information, and access to personnel, until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);

          (ii) the execution of any document that may be necessary or helpful in connection of any required Return or in connection with any audit, proceeding, suit or action; and

         (iii) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

            (b) Provide Information. York and L.Co. shall keep each other fully informed with respect to any material development relating to all matters subject to this Agreement.

            (c) Tax Attribute Matters. York and L.Co. shall advise and consult with each other with respect to any proposed Tax adjustments relating to the York Consolidated Group which are the subject of an Internal Revenue Service audit or investigation, or are the subject of any proceeding or litigation, and which may affect any Tax attribute of York, L.Co. or any Affiliate of York or L.Co. (including, but not limited to, basis in an asset or the amount of earnings and profits).

            8.    Audits and Contests.

            (a) Notice. York shall promptly notify L.Co. in writing of any inquiries from the Internal Revenue Service or any other Taxing Authority which relate or may relate to matters described in Section 3(c) or 6(a).
L.Co. shall promptly notify York in writing of any inquiries from the Internal Revenue Service or other Taxing Authority which relate or may relate to matters described in Section 3(c) or 6(b). Each party shall forward to the other party relevant portions of any reports or other communications which relate to such matters.

            (b) Settlement of Issues. No settlement of any audit, examination, action, suit or other judicial or administrative proceeding involving an amount in controversy in excess of $50,000 relating to matters described in Section 6(a) for any Pre-Distribution Period shall be accepted or entered into by or on behalf of the York Consolidated Group unless L.Co. has consented thereto in writing (which consent shall not be unreasonably withheld); provided, however, that in the event that L.Co. does not consent and York believes that the withholding of consent was unreasonable, the parties shall resolve their disagreement under the procedures provided in
Section 16. In the process of resolving such a disagreement, the Referee (or other applicable arbiter) shall consider the magnitude and size of the item in question, the impact of the resolution on other L.Co. Taxable periods and the likelihood of L.Co.'s position ultimately prevailing.

            (c) Venue. In the event that a notice of deficiency (or similar notice) is received from the Internal Revenue Service or other Taxing Authority by the York Consolidated Group for a Pre-Distribution Period and such notice relates in whole or in part to a matter involving an amount in controversy in excess of $50,000 described in Section 6(a), then;

            (i) York, upon receiving a written request from L.Co., which shall be given no later than a date reasonably required to permit timely filing of a petition in the United States Tax Court, for redetermination of the deficiency, shall timely file such petition; provided, however, that, notwithstanding such request, after consultation with L.Co., York shall have the option, if the notice also relates to matters described in Section 6(b), to pay the amount of the deficiency, to file a claim for the refund thereof, and, if the claim is denied, to bring an action in a court of competent jurisdiction seeking the refund of such Tax. If a Final Determination does not provide for a refund of an amount covered by Section 6(a) and contested under this Section, L.Co. shall pay York such amount plus interest from the time of York's payment of the deficiency at a rate equal to Prime. L. Co. shall also pay any reasonable out-of-pocket costs of York incurred in the prosecution of such suit or refund claim;

            (ii) If (A) L.Co. does not request York to file a petition in the United States Tax Court for redetermination of the deficiency pursuant to this Section 8(c)(i), (B) York does not, on its own initiative, timely file such a petition, and (C) L.Co. requests that York file a claim for refund, then York shall pay the deficiency, file a claim for refund thereof, and, if the claim is denied, bring an action in a court of competent jurisdiction seeking such refund; provided that, in such case, L.Co. shall pay to York, (i) on or before the date on which the deficiency is paid by York, the amount as if the notice of deficiency were a Final Determination (that L.Co. would otherwise be responsible for with respect to matters described in Section 6(a)) and any such payment shall be credited against the payment required with appropriate adjustment to be made promptly upon a Final Determination with respect to such proceedings for refund and (ii) within 30 days of demand, any reasonable out-of-pocket costs incurred by York in the prosecution of such refund claim. Notwithstanding anything to the contrary herein, if as a result of a Final Determination the amount due by L.Co. pursuant to the preceding sentence (the "Final Liability") is less than the amount previously paid by L.Co. pursuant hereto (the "Prepaid Amount"), York shall pay to L.Co. within 30 days after such Final Determination an amount based upon an amount equal to the excess of the Prepaid Amount over the Final Liability, together with interest attributable to such excess and received by York with respect thereto (reduced by the excess of any tax imposed on the receipt of such interest over the amount of any Tax savings realized by York upon any payment made to L.Co. pursuant to this sentence). Notwithstanding the foregoing, no payment shall be required under this provision to the extent it is duplicative of any payment required by any other provision of this Agreement.

            (d) Judicial Appeals. In the event that a judgment of the United States Tax Court or other court of competent jurisdiction results in an adverse determination with respect to a matter described in Section 6(a) then:

            (i)   in the case an appeal of the adverse       determination in
      a case involves no material issues other than matters described in
      Section 6(a), L.Co. shall have the right to cause York to appeal from such adverse determination if L.Co. delivers to York an opinion from an independent tax counsel selected by L.Co. that such appeal has a reasonable chance of success and the amount in controversy exceeds $100,000;

          (ii) in the case of an appeal of any other adverse determination which involves material issues other than those described in Section 6(a), L.Co. shall have the right to cause York to appeal from such adverse determination if L.Co. delivers to York an opinion from an independent tax counsel selected by L.Co. and reasonably acceptable to York that it is more likely than not that such appeal will succeed and the amount in controversy exceeds $100,000;

         (iii) in the case of an adverse determination which involves matters described in Section 6(b) and within such determination material matters described in Section 6(a) were favorably disposed, L.Co. shall have the right, to prevent York from appealing from such adverse determination, unless York delivers to L.Co. an opinion from an independent tax counsel selected by York and reasonably acceptable to L.Co. that it is more likely than not that such appeal will succeed.

          (iv) if L.Co. causes York to appeal any adverse determination pursuant to this Section 8(d), L.Co. will pay the reasonable out-of-pocket costs of York incurred in such appeal.

            (e) Participation and Closing. (i) L.Co. and its representatives, at L.Co.'s expense, shall be entitled to participate in all conferences, meetings, or proceedings with any Taxing Authority, the subject matter of which is or includes matters described in Section 6(a); provided however, that if (A) less than $100,000 of the amount of the total of annual proposed adjustment is attributable to matters described in Section 6(a) and the proposed adjustments do not cause significant prejudice to the L.Co. Group in other Taxable periods and (B) York, in good faith, determines that the commencement or continuance of any such discussions or submissions by L.Co. would extend the audit or review of the Tax Return of the York Consolidated Group for such Taxable year beyond the period such audit or review would require but for the commencement or continuance of such discussions or submissions then, upon receipt of notice by L.Co. from York to such effect, L.Co. shall have no further right to commence or continue such discussions or submissions with respect to the audit or review for such Taxable year, and York shall have the right to compromise such issues and cause such audit or review to be closed.

          (ii) If York suspends L.Co.'s rights to commence or continue discussions or submissions with respect to a Taxable year under Section 8(e)(i) and compromises the proposed adjustments thereunder, York will not be entitled to indemnity under Section 6(a) for any such items if it is more likely than not that L.Co.'s position on any such item would have prevailed in a court of competent jurisdiction. If York believes it is entitled to an indemnity for such an item under Section 6(a) and L.Co. disagrees (on the grounds that L.Co. believes that the item is more likely than not to prevail) the parties shall resolve the disagreement provided in Section 16.

          (iii) L.Co. and its representatives, at L.Co.'s expense, shall be entitled to participate (at L. Co.'s expense) in all appearances before any court, the subject matter of which includes matter described in Section 6(a).

          (iv) The participation referred to in Sections 8(e)(i) and (ii) shall include the right to control the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments or presentations, the selection of witnesses and the negotiation of stipulations of fact, all as may be deemed appropriate by L.Co., but solely with respect to a matter described solely in Section 6(a). With respect to matters described in both Sections 6(a) and 6(b), the parties agree to consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact. If the parties cannot agree with respect to the matters described in the preceding sentence, such dispute shall be referred to the Referee and decided pursuant to Section 16.

            (v) Notwithstanding the provisions of Section 3(b) and 8(d)(iii), Piedmont may file an amended Return or appeal certain determinations under circumstances where such action could result in an increase in a Pre-Distribution Tax Liability attributable to any member of the L. Co. Group or any L. Co. affiliate if the amount of the increased Tax Liability, in the aggregate, does not exceed the "Cap Amount". For purposes of the preceding sentence, the "Cap Amount" at the time each determination is made shall mean $75,000 less the amount of any previous increase or increases in the Pre-Distribution Tax Liability of the L. Co. Group or any L. Co. affiliate that resulted from an action taken by York or any member of the York Group pursuant to Sections 3(b) and 8(d)(iii).

            9.    Payments.

            All payments to be made hereunder shall be made in immediately available funds. Payments shall be deemed made when received.

            10.    Notices.

            Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, Return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

            If to York, to:






                  Attn:

            If to L.Co., to:






                  Attn:

            11.   Costs and Expenses.

            Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, "out-of-pocket" expenses shall include reasonable attorney's fees, accountant's fees and other related professional fees and disbursements.

            12.   Effectiveness; Termination and Survival.

            This Agreement shall become effective upon the consummation of the Distribution. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

            13.   Section Headings.

            The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.

            14.   Entire Agreement; Amendments and Waivers.

            (a) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of York and L.Co., or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

            15. Governing Law and Interpretation. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York.

            16.   Dispute Resolution.

            (a) CEO's. If the parties hereto are unable to resolve any disagreement or dispute, either party may refer the matter to the Chief Executive Officers (CEOs) of the parties by giving the other party written notice ("Notice") within 60 days of the failure of the parties to resolve such dispute. Within 20 days after delivery of Notice, the CEOs of both parties shall meet at a mutually acceptable time and place to exchange relevant information and attempt to resolve the dispute within 45 days after delivery of Notice. All negotiations pursuant to this Section 16(a) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

            (b) Referees. Any disagreement not resolved by mutual agreement of the parties or under Section 16(a) shall be resolved by an independent referee that is mutually acceptable to the parties hereto (a "Referee"). In the event the parties cannot agree on a Referee within 120 days of the date of the Notice described in paragraph (a) above, each party shall select within 30 days an independent nationally recognized law firm or accounting firm expert in tax matters and such firms shall jointly choose the Referee. A Referee so chosen shall resolve any such disagreement pursuant to such procedures as it may deem advisable. Any such resolution shall be binding on the parties hereto without further recourse.

            (c) Costs. The costs of any Referee shall be apportioned between York and L.Co. as determined by such Referee in such manner as the Referee deems reasonable, taking into account the circumstances of the dispute, the conduct of the parties and the result of the dispute.

            17.   Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            18.  Assignments; Third Party Beneficiaries.
This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. Upon consummation of the Merger, Stamford shall succeed to the rights and obligations of York under this Agreement. This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                              York on its own behalf and on
                              behalf of the companies
                              listed on Schedule 1 hereto.

                              By:__________________________


                              Title:_______________________


                              L.Co. on its own behalf and on
                              behalf of the companies
                              listed on Schedule 2 hereto.


                              By:__________________________


                              Title:_______________________



                                   Exhibit A


1. If a Pre-Distribution Tax liability is assessed after the Distribution Date pursuant to a Final Determination, solely to the extent that such Tax liability is attributable to an adjustment of any item of income, loss, credit deduction or other tax attribute of any member of the L.Co. Group, then such liability shall be the sole responsibility of the L.Co. Group.

2. The L.Co. Group's share of any Consolidated Federal Tax liability for the 1995 taxable year or any portion thereof shall be calculated by multiplying such liability by a fraction, the numerator of which shall be the taxable income of the L.Co. Group and the denominator of which shall be the total taxable income of the York Consolidated Group.

3. For purposes of paragraphs 1 and 2 above, "Tax liability" (1) shall exclude any liability for the payment of alternative minimum tax; and
      (2) shall refer to an actual out-of-pocket payment to any Taxing Authority, after taking into account the utilization of net operating losses and any other Tax Assets.

4. Any alternative minimum Tax liability (and any Tax Assets attributable to such liability) shall be allocated to L.Co. in the event that the preference items giving rise to such alternative minimum tax liability are attributable to any member of the L.Co. Group, and shall be allocated to York in the event that the preference items giving rise to such alternative minimum tax liability are attributable to any member of the York Group.


                                                                    Exhibit C



                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           CHARTWELL RE CORPORATION



            FIRST:      The name of the Corporation is Chartwell Re
Corporation (hereinafter the "Corporation").

            SECOND:     The address of the registered office of the
Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD:      The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

            FOURTH:     The total number of shares of stock which the
Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

            Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

            FIFTH:      The business and affairs of the Corporation shall be
managed by or under the direction of the Board of Directors consisting of not less than one director nor more than fourteen directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class
I directors shall terminate on the date of the 1996 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1997 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

            Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

            SIXTH:      Subject to the rights, if any, of the holders of
shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

            SEVENTH:    Elections of directors at an annual or special meeting
of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

            EIGHTH:     Any action required or permitted to be taken at any
annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

            NINTH:      Special meetings of the stockholders of the
Corporation for any purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

            TENTH:      The officers of the Corporation shall be chosen in
such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

            ELEVENTH: The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

            TWELFTH:    The provisions set forth in Article II, Section 2
(except for the first paragraph thereof) and Section 3; Article III, Section 1 (except for the first paragraph thereof); and Article IX, Section 1 of the By-laws or any provision contained in this Certificate of Incorporation may be repealed, altered, amended or rescinded, in whole or in part, or a new Certificate of Incorporation may be adopted by a majority of the entire Board of Directors then in office with the consent of stockholders of the Corporation holding at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all outstanding securities which by their terms may be voted on all matters submitted to stockholders of the Corporation generally.




                                                                  Exhibit D

     Article FOURTH, Section B of the Piedmont Charter will be amended to add new subparagraph 6(j), to read as follows:

     "(j) Conversion Upon Merger. Notwithstanding any other provision of this Article FOURTH, immediately prior to the record date established by the Board of Directors of the Corporation for the issuance of the CI Notes ;(as defined in t;he Agreement and Plan of Merger, dated as of August __, 1995 (the "Merger Agreement"), between the Corporation and Chartwell Re Corporation, a Delaware corporation), each share of Series A shall be automatically converted into two fully paid and nonassessable shares of Common Stock. Upon such conversion, the Series A shall be automatically converted into two fully paid and nonassessable shares of Common Stock. Upon such conversion, the Series A shall have no further rights to receive dividends other than those dividends provided for in Section 2.1(c) of the Merger Agreement."

     Promptly following approval of the foregoing amendment at the Piedmont Stockholders Meeting, Piedmont shall file a Certificate of Amendment with the appropriate offices in Delaware to make effective the foregoing amendment.


                                                                    Exhibit E


                         AMENDED AND RESTATED BY-LAWS

                                      OF

                           CHARTWELL RE CORPORATION

                    (hereinafter called the "Corporation")

                                   ARTICLE I

                                    OFFICES

            Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
            Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

            Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual Meetings. The annual meetings of stockholders (the "Annual Meeting") shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders, subject to the provisions of the Certificate of Incorporation, shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

            No business may be transacted at an Annual Meeting, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.

            In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

            To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting
(i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

            No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2, provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be discussed or transacted.

            Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders ("Special Meetings"), for any purpose or purposes, may be called by the Board of Directors, the Chairman, if there be one, or the President. Special Meetings may not be called by any other person or persons. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

            Section 4. Quorum. Except as otherwise required by law, these By-laws or by the Certificate of Incorporation, holders of a majority of the capital stock issued and entitled to vote thereat present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

            Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.
The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

            Section 6.        Consent of Stockholders in Lieu of Meeting.
Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

            Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III

                                   DIRECTORS

            Section 1. Number and Election of Directors. Subject to the rights, if any, of holders of preferred stock of the Corporation to elect directors of the Corporation, the Board of Directors shall consist of not less than one nor more than fourteen members with the exact number of directors to be determined from time to time by resolution duly adopted by the Board of Directors. Directors shall be elected by a plurality of the votes cast at the Annual Meeting, and, unless otherwise provided by the Certificate of Incorporation, each director so elected shall hold office until the Annual Meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. Directors need not be stockholders.

            Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting or at any Special Meeting called by the Board of Directors, Chairman or the President for the purpose of electing directors (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of stockholders entitled to vote at such Annual or Special Meeting and (ii) who complies with the notice procedures set forth in this Section 1. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

            To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

            To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and
(iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

            No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

            Section 2. Vacancies. Any vacancy on the Board of Directors, however created, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a newly created directorship resulting from an increase in any class of directors shall hold office for a term that shall coincide with the remaining term of the other directors of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor.

            Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

            Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

            Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

            Section 7.        Meetings by Means of Conference Telephone.
Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

            Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

            Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE IV

                                   OFFICERS

            Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

            Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

            Section 3.        Voting Securities Owned by the Corporation.
Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

            Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

            Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chairman of the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

            Section 6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

            Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

            Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

            Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

            Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

            Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                     STOCK

            Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

            Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

            Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VI

                                    NOTICES

            Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

            Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII

                              GENERAL PROVISIONS

            Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

            Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

            Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

            Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII

                                INDEMNIFICATION

            Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

            Section 4. Good Faith Defined. For purposes of any determination under Section 1 or 2 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

            Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

            Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

            Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

            Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

            Section 9.        Certain Definitions.  For purposes of this
Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

            Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

            Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                  ARTICLE IX

                                  AMENDMENTS

            Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of two-thirds of the votes entitled to be cast by the holders of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office; provided, however, Article II, Section 2 (except for the first paragraph thereof) and Section 3; Article III, Section 1 (except for the first paragraph thereof); and this Article IX, Section 1 may be altered, amended or repealed only with approval of the holders of two-thirds of the votes entitled to be cast by the holders of the outstanding capital stock entitled to vote thereon and a majority of the entire Board of Directors then in office.

            Section 2.        Entire Board of Directors.  As used in this
Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


                                                                    EXHIBIT F



                            STOCKHOLDERS AGREEMENT



              STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of ________ __, 1995, among Chartwell Re Corporation, a Delaware corporation ("Chartwell"), and the security holders named in the schedule of holders (the "Schedule of Holders") attached hereto and any future security holder of Chartwell that becomes a party to this Agreement in accordance with the terms hereof (collectively, the "Stockholders", and individually a "Stockholder").

              WHEREAS, as of the date hereof, Piedmont Management Company Inc. ("Piedmont") will be merged with and into Chartwell, with Chartwell as the surviving corporation, pursuant to the Merger Agreement (as defined below); and

              WHEREAS, the Stockholders as of the date of this Agreement consist of certain holders of the common stock, par value $.01 per share (the "Common Stock"), of Chartwell (such Stockholders, the "Chartwell
Stockholders"), and of the common stock, par value $.50 per share (the "Piedmont Common Stock"), of Piedmont (such Stockholders, the "Piedmont Stockholders").

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

              SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                     "CRC Threshold" shall mean a percentage equal to the sum of (i) 10% and (ii) the aggregate percentage of the total voting power of all Voting Securities which is held by the Chartwell Stockholders as of the Effective Time.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                     "Individual Threshold" shall mean, with respect to any Person, a percentage equal to the sum of (i) 10% and
(ii) the percentage of the total voting power of all Voting Securities which is held by such Person as of the Effective Time.

                     "Majority Stockholders" shall have the meaning given such term in Section 5.1(b) hereof.

                     "Majority Stockholders' Notice" shall have the meaning given such term in Section 5.1(b) hereof.

                     "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of __________, 1995 between Piedmont and Chartwell.

                     "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

                     "PMC Threshold" shall mean a percentage equal to the sum of (i) 10% and (ii) the aggregate percentage of the total voting power of all Voting Securities which is held by the Piedmont Stockholders as of the Effective Time.

                     "Prospective Sale Date" shall have the meaning given such term in Section 5.1(b) hereof.

                     "Prospective Sale Shares" shall have the meaning given such term in Section 5.1(b) hereof.

                     "Prospective Transferee" shall have the meaning given such term in Section 5.1(b) hereof.

                     "Securities Act" shall mean the Securities Act of 1933, as amended.

                     "Tag-Along Shares" shall have the meaning given such term in Section 5.1(c) hereof.

                     "Voting Securities" shall mean the Common Stock and any other security then entitled to vote generally in the election of directors of Chartwell.

                     "Warrants" shall mean those warrants issued by Chartwell to purchase shares of Common Stock which are outstanding as of the date of the Merger Agreement.

                     "Warrantholder" shall mean any Person owning outstanding Warrants as of the date of the Merger Agreement and any future holder of Warrants that becomes a party to this Agreement in accordance with the terms hereof.

All capitalized terms used and not defined herein shall have the meanings assigned to them in the Merger Agreement.

                                  ARTICLE II

                                REPRESENTATIONS

              SECTION 2.1. Chartwell represents to the Stockholders that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by Chartwell. This Agreement is a valid, binding and enforceable agreement of Chartwell.

              SECTION 2.2. Each Stockholder represents to Chartwell that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by such Stockholder. This Agreement is a valid, binding and enforceable agreement of such Stockholder.


                                  ARTICLE III

                             STANDSTILL PROVISIONS

              SECTION 3.1. Covenants of the Stockholders. Each Stockholder hereby covenants and agrees that such Stockholder, acting alone or in concert with others, shall not:

              (a) during the six-month period commencing at the Effective Time, except upon the exercise of Warrants or settlement of CI Notes currently owned by such Stockholder or as a result of a stock split, stock dividend or similar recapitalization by Chartwell, acquire or offer or agree to acquire, directly or indirectly, any Voting Securities or any material portion of the consolidated assets of Chartwell; provided, that during such six-month period any Stockholder may acquire additional Voting Securities if as a result of such acquisition (i) such Stockholder would not hold Voting Securities having a percentage of the total voting power of all Voting Securities higher than the Individual Threshold and (ii) if the acquiror is (x) a Chartwell Stockholder, the Chartwell Stockholders would not hold Voting Securities having a percentage of such total voting power higher than the CRC Threshold or (y) a Piedmont Stockholder, the Piedmont Stockholders would not hold Voting Securities having a percentage of such total voting power higher than the PMC Threshold; or

              (b) during the three-year period commencing at the Effective Time, deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement (other than this Agreement) with respect to the voting of such Voting Securities, except that Voting Securities held or acquired by any Stockholder which is designated as a trust in the Schedule of Holders (collectively, the "Trust Stockholders") may be held, voted or transferred subject to the applicable trust documents.

              SECTION 3.2. Remedies for Violation of Standstill Provisions. Each Stockholder acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Article III were not performed in accordance with their specific terms or were otherwise breached, and that Chartwell shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction. The foregoing is in addition to any other remedy to which Chartwell may be entitled at law or equity.


                                  ARTICLE IV

                               VOTING AGREEMENT

              SECTION 4.1.  Board Representation.

              (a) Piedmont Stockholder Nominees. At each annual or special meeting of shareholders of Chartwell, or in the event of any solicitation of written consents in lieu thereof, at or pursuant to which persons are being elected to fill positions on the Board of Directors of Chartwell, the Piedmont Stockholders shall be entitled to designate up to four persons for election to Chartwell's Board of Directors. Notwithstanding the foregoing, if at any time prior to the mailing of the proxy statement relating to any such election to the shareholders of Chartwell, the total number of shares of Common Stock then held by the Piedmont Stockholders is reduced, regardless of any subsequent increase in such number of shares held, to an amount of the then issued and outstanding shares of Common Stock that is less than:

                       (i) sixteen percent (16%) but equal to or greater than twelve percent (12%) of the total number of such shares, then the Piedmont Stockholders shall be entitled to designate up to three persons for election to Chartwell's Board of Directors;

                       (ii) twelve percent (12%) but equal to or greater than eight percent (8%) of the total number of such shares, then the Piedmont Stockholders shall be entitled to designate up to two persons for election to Chartwell's Board of Directors;

                      (iii) eight percent (8%) but equal to or greater than five percent (5%) of the total number of such shares, then the Piedmont Stockholders shall be entitled to designate up to one person for election to Chartwell's Board of Directors; or

                      (iv) five percent (5%) of the total number of such shares, then the Piedmont Stockholders shall no longer be entitled to designate any person for election to Chartwell's Board of Directors and the provisions of this Section 4.1(a) shall terminate.

              The number of persons that the Piedmont Stockholders shall be entitled to designate pursuant to the first sentence and clauses (i), (ii) and
(iii) of the second sentence of this Section 4.1(a) shall be that number which, given the number of Piedmont Stockholder designees sitting on Chartwell's Board of Directors at such time that were designated pursuant to this Agreement and whose terms of office do not expire until a date after the relevant meeting, would allow the Piedmont Stockholders, following such election of directors, to have that number of designees designated pursuant to this Agreement on Chartwell's Board of Directors which is equal to the maximum number of designees provided for under the applicable standard set forth in such first sentence and such clauses (i), (ii) and (iii). The designation by the Piedmont Stockholders of any person for election to Chartwell's Board of Directors shall be made after consultation with Chartwell; provided that, without Chartwell's consent, no person shall be so designated who is an officer, director or employee of, or who otherwise has a greater than ten percent (10%) ownership interest in, any competitor of Chartwell or any of its subsidiaries. The rights of the Piedmont Stockholders pursuant to this
Section 4.1(a) shall only be exercisable through action by or on behalf of the Piedmont Stockholders holding a majority of the then issued and outstanding shares of Common Stock owned by the Piedmont Stockholders.

              (b) Recommendations; Vacancies. Chartwell's nominating committee (or any committee serving a comparable function) shall recommend to Chartwell's Board of Directors that any Person designated by the Piedmont Stockholders (after consultation and agreement by Chartwell) for election to Chartwell's Board of Directors in accordance with the provisions of this
Section 4.1 be included in the slate of nominees recommended by such Board of Directors to Chartwell's shareholders for election as directors at each annual or special meeting of the shareholders of Chartwell or in any written consent executed in lieu thereof. In the event that any designee of the Piedmont Stockholders for election to Chartwell's Board of Directors pursuant to the foregoing provisions shall cease to serve as a director for any reason, the Piedmont Stockholders shall have the right to designate another Person for election to Chartwell's Board of Directors, and the resulting vacancy shall be filled pursuant to the provisions of this Article IV or by action of the Board of Directors to appoint such designee to complete the unexpired term of such director.

              SECTION 4.2. Voting. Each Stockholder will vote (whether by proxy or otherwise) all Common Stock and any other Voting Securities that such Stockholder beneficially owns or otherwise has the power to vote, and shall take all other actions within its power as may be reasonably necessary (including to satisfy any quorum requirement), to elect or appoint all designees of the Piedmont Stockholders included in Chartwell's slate for directors pursuant to Section 4.1 at each shareholders' meeting of Chartwell, or in any written consent executed in lieu thereof, at which such Stockholder shall be entitled to vote such shares for such purpose.

              SECTION 4.3. Subsidiary Directors. If at any time (i) any Piedmont Stockholder designee is sitting on Chartwell's Board of Directors, and (ii) the Board of Directors of any principal U.S. subsidiary of Chartwell has any member who is not an officer or employee of Chartwell or any of its subsidiaries, then Chartwell shall cause one Piedmont designee that is sitting on Chartwell's Board of Directors to be elected to the Board of Directors of such subsidiary as promptly as is practicable.


                                   ARTICLE V

                               TAG-ALONG RIGHTS

              5.1. (a) If, at any time, any Stockholder or Stockholders propose to sell a number of shares of Common Stock representing thirty percent (30%) or more of the then outstanding shares of Common Stock in one or a series of related transactions, other than (i) pursuant to an effective registration statement under the Securities Act, relating to an underwritten public offering of such shares, (ii) to a Person who has also offered to purchase the shares of Common Stock then held by all other Stockholders on the same terms offered to the Stockholder or Stockholders that propose to sell shares, or (iii) to an affiliate of such Stockholder or Stockholders, such Stockholder or Stockholders may only sell such shares subject to and in compliance with this Section 5.1. Any pledge of shares by any Stockholder or Stockholders shall not be deemed to be a sale for the purposes of this Section 5.1(a).

              (b) Prior to any such sale, the Stockholder or Stockholders proposing to sell shares of Common Stock (the "Majority Stockholders") shall first notify the other Stockholders in writing of such intended sale at least 15 days prior to the date thereof, which notice (the "Majority Stockholders' Notice") shall set forth, to the extent not set forth in any accompanying documents, all of the material terms of sale, including but not limited to the name and address of the prospective transferee (the "Prospective Transferee"), all information reasonably available to the Majority Stockholders regarding the Prospective Transferee that the other Stockholders would reasonably need to make a decision under this Section 5.1, the purchase price and other terms and conditions of payment, the date on or about which such sale is to be made (the "Prospective Sale Date") and the number of shares of Common Stock to be purchased by the Prospective Transferee from the Majority Stockholders (the "Prospective Sale Shares").

              (c) Within ten days of receipt of a Majority Stockholders' Notice, each other Stockholder may notify the Majority Stockholders that such other Stockholder desires to sell shares of Common Stock to the Prospective Transferee on the same terms and conditions as set forth in the Majority Stockholders' Notice. Upon giving such notice to the Majority Stockholders and subject to Section 6.11 hereof, such other Stockholder shall be entitled to sell to the Prospective Transferee, on the same terms and conditions as set forth in the Majority Stockholders' Notice, up to that number of shares (the "Tag-Along Shares") equal to the product of (i) the total number of shares of Common Stock agreed to be purchased by the Prospective Transferee and (ii) a fraction of which the numerator shall be the number of shares of Common Stock then owned by such other Stockholder and the denominator shall be the total number of shares of Common Stock then owned by the parties hereto. Such other Stockholder shall not be deemed to have entered into a legally binding agreement to sell the Tag Along Shares unless and until such other Stockholder shall have entered into a definitive stock purchase agreement with the Prospective Transferee, which shall include customary conditions precedent to such other Stockholder's obligations thereunder, including but not limited to obtaining all necessary regulatory approvals. If such other Stockholder is not afforded the right to participate in the transaction contemplated by the Majority Stockholders' Notice in accordance with the terms and conditions hereof, the Majority Stockholders may not consummate such transaction. The transaction that is the subject of the Majority Stockholders' Notice shall be consummated within 180 days of the expiration of the ten day period provided for in this Section 5.1(c) that relates to such Majority Stockholders' Notice.


                                  ARTICLE VI

                                 MISCELLANEOUS

              SECTION 6.1. Effective Date. This Agreement shall become effective as of the Effective Time of the Merger (each as defined in the Merger Agreement).

              SECTION 6.2. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

              SECTION 6.3. Entire Agreement; Further Assurances. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. In the event that after the date hereof, any further action by any party hereto is necessary to carry out the provisions of this Agreement, each such party shall take all such necessary action.

              SECTION 6.4. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally, sent by registered mail, postage prepaid, return receipt requested, by overnight courier service or by facsimile transmission (with appropriate confirmation) to the address or number of the party set forth below, or to such other address or number as the party to whom notice is to be given may provide in a written notice to Chartwell, a copy of which written notice shall be on file with the Secretary of Chartwell. No notice shall be effective except upon actual delivery.

              If to Chartwell:

              Chartwell Re Corporation
              300 Atlantic Street
              Suite 400
              Stamford, CT 06901

              Attention:  Chief Executive Officer

              Fax:  (203) 961-7310

              With a copy to:

              LeBoeuf, Lamb, Greene
                & MacRae, L.L.P.
              125 W. 55th Street
              New York, NY 10019

              Attention:  Peter R. O'Flinn

              Fax:  (212) 424-8500

              If to a Stockholder or Warrantholder, to the address for such holder as set forth in the Schedule of Holders, with copies to such other Persons as provided therein.

              SECTION 6.5. Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of law.

              SECTION 6.6. Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that Chartwell and the Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

              SECTION 6.7. Consent to Jurisdiction. Each party hereto agrees to the non-exclusive jurisdiction of any state or Federal court within the State of Delaware, with respect to any claim or cause of action, whether in law or equity, including specific performance, arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered mail, to the address of the party as set forth in Section 6.4, or to such other address as the party to whom notice is to be given may provide in a written notice to Chartwell, a copy of which written notice shall be on file with the Secretary of Chartwell and service so made shall be deemed to be completed when received. Each party hereto waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. Each party hereto waives trial by jury in any action brought hereunder. Each party hereto agrees that a final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of any party hereto to serve legal process in any other manner permitted by law. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby waives such immunity in respect of its obligations hereunder.

              SECTION 6.8. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

              SECTION 6.9. Agreement to be Filed. A copy of this Agreement shall be filed with the Secretary of Chartwell and kept with the records of Chartwell.

              SECTION 6.10. Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of the Common Stock imposed by, any other agreement.

              SECTION 6.11. Successors; Assigns; Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and, except as set forth below, their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Chartwell or any Stockholder except concurrently with a transfer of its Common Stock or Warrants in accordance with the provisions hereof. At or prior to the time of any transfer of Common Stock or Warrants (other than a transfer pursuant to a public offering under the Securities Act or pursuant to Rule 144 under the Securities Act or, at the option of any Trust Stockholder, upon a transfer by such Trust Stockholder under applicable governing instruments or, with respect to any Trust Stockholder, any withdrawal or distribution of Common Stock from the underlying trust) the Person to whom such transfer is proposed to be made shall execute a counterpart of this Agreement, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all terms and conditions of this Agreement. The rights of the Piedmont Stockholders pursuant to
Article IV shall not be assignable except, at the option of the transferring Stockholder, to any Person that so becomes a party to this Agreement and that is (i) a descendant of Lunsford Richardson, Sr., a spouse of any such descendant, or a trust for the benefit of, a corporation controlled by, or a charitable organization established by, any of the foregoing (each, a "Richardson Stockholder"), or (ii) a transferee of Common Stock or Warrants from a Richardson Stockholder which transferee, together with one or more Richardson Stockholders, forms a "person" or "group" (within the meaning of Rule 13d-5 under the Exchange Act) in which Richardson Stockholders hold a majority of the then issued and outstanding Common Stock held by such "person" or "group"; provided that such rights shall terminate as to such Person at such time as either (A) such Person ceases to be a part of such "person" or "group," or (B) Richardson Stockholders no longer hold a majority of the Common Stock held by such "person" or "group."

      SECTION 6.12. Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute or excuse a default by any other party.

      SECTION 6.13. Term. Subject to earlier termination of the provisions of Section 4.1 pursuant to that Section, this Agreement shall terminate upon the first to occur of (i) the written consent of Chartwell and all Stockholders, (ii) the liquidation or dissolution of Chartwell, (iii) the date which is the later of (A) the date on which settlement of the CI Notes occurs pursuant to the CI Indenture and (B) the first date on which the total number of shares of Common Stock held by the Piedmont Stockholders represents less than ten percent (10%) of the then issued and outstanding Common Stock, or
(iv) eleven years from the date of this Agreement. If, prior to the occurrence of any of the foregoing, the number of shares of Common Stock held by any Stockholder is less than (i) in the event that such Stockholder does not then have a representative on the Board of Directors of Chartwell, eight percent (8%) of the then issued and outstanding Common Stock or (ii) in any event, five percent (5%) of the then issued and outstanding Common Stock, then the obligations of such Stockholder under Section 4.2 shall terminate automatically at that time.

              SECTION 6.14. Amendments. This Agreement may be amended, modified, waived or supplemented only by written instrument executed by Chartwell and Stockholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the shares of Common Stock then subject to this Agreement; provided that Chartwell's consent and execution by Chartwell of such instrument shall not be required for any amendment of the provisions of
Article III or Article V hereof; and provided further that the sale or transfer by a Stockholder or Warrantholder of Common Stock or Warrants (and, as a result, the purchaser's or transferee's becoming a party hereto) shall not be deemed an amendment, modification, waiver or supplement of this Agreement. Notwithstanding the foregoing, any amendment, modification, waiver or supplement of this Agreement relating to Article IV or otherwise to the nomination or agreement to vote for the election of the directors designated by the Piedmont Stockholders shall require the written consent of Piedmont Stockholders holding sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding shares of Common Stock owned by the Piedmont Stockholders.

              SECTION 6.15. Waiver and Consent. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

              SECTION 6.16. Recapitalization, Exchanges, and Similar Actions Affecting the Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Common Stock and to any and all shares of capital stock of Chartwell or any successor which may be issued in respect of, in exchange for, or in substitution of the Common Stock.

              SECTION 6.17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    CHARTWELL RE CORPORATION



                                    By:____________________________
                                       Name:
                                       Title:



                                    VIRGINIA RETIREMENT SYSTEM

                                    By: Brinson Partners, Inc.
                                           under Power of Attorney



                                    By:____________________________
                                       Name:  Robert D. Blank
                                       Title: Partner

                                    Address:    Mr. Robert D. Blank
                                                Brinson Partners, Inc.
                                                209 South LaSalle
                                                12th Floor
                                                Chicago, IL  60604





                                    BRINSON TRUST COMPANY, AS
                                      TRUSTEE OF THE INSTITUTIONAL
                                      VENTURE CAPITAL FUND II



                                    By:____________________________
                                       Name:  Robert D. Blank
                                       Title: Assistant Trust Officer

                                    Address:    Mr. Robert D. Blank
                                                Brinson Partners, Inc.
                                                209 South LaSalle
                                                12th Floor
                                                Chicago, IL  60604



                                    MICHIGAN MUTUAL INSURANCE COMPANY



                                    By:___________________________
                                       Name:  Donald R. Mandich
                                       Title: President

                                    Address:    Mr. Donald R. Mandich
                                                Michigan Mutual Insurance
                                                          Company
                                                25200 Telegraph Road
                                                Southfield, MI  48086

                                    FIMA FINANCE MANAGEMENT INC.



                                    By:___________________________
                                       Name:
                                       Title:

                                    Address:    Mr. Gian Andrea Botta
                                                FIMA Finance Management
                                                 Co.
                                                c/o EXOR America Inc.
                                                375 Park Avenue
                                                New York, NY  10152






                                    WAND/CHARTWELL INVESTMENTS L.P.

                                    By:  WAND PARTNERS (CHARTWELL) L.P.
                                     General Partner

                                    By:  WAND PARTNERS INC.
                                            General Partner



                                    By:___________________________
                                       Name:  Bruce W. Schnitzer
                                       Title: Chairman

                                    Address:    Mr. Bruce W. Schnitzer
                                                Wand Partners Inc.
                                                630 Fifth Avenue
                                                Suite 2435
                                                New York, NY  10111


Note: Piedmont Stockholders to consist of (i) those trusts, represented by an aggregate of ten trustees, which are parties to the Voting Agreement among Chartwell and the Piedmont Stockholders listed on the signature pages thereof, dated as of the date of the Merger Agreement, (ii) the Center for Creative Leadership and (iii) certain other significant individual stockholders constituting the Richardson Stockholders (as defined in the Stockholders Agreement).


















                              Schedule of Holders

                             [DESIGNATE TRUSTS.]



                                                                    EXHIBIT G



                           CHARTWELL RE CORPORATION

                       1995 EMPLOYEE STOCK PURCHASE PLAN


            1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the requirements of said
Section 423.

            2.  Definitions.

                a.   "Board" shall mean the Board of Directors of the Company.

                b. "Change in Capitalization" shall mean any increase, reduction or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                c. "Change in Control of the Company" shall mean the occurrence of one of the following events:

                      (i) any "person" (as defined in Section 3(a)(9) of the Exchange Act and as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries, Michigan Mutual Insurance Company, Amerisure Company Inc. or Wand Partners Inc. (or any of its affiliates), a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
      Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                     (ii) during any period of not more than two (2) consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                    (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

                     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                e. "Committee" shall mean a committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

                f. "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

                g. "Company" shall mean Chartwell Re Corporation, a Delaware corporation.

                h. "Compensation" shall mean the fixed salary or wage paid by the Company to an Employee as reported by the Company to the United States government for federal income tax purposes, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, expenses or other special emolument or any credit or benefit under any employee plan maintained by the Company or any of its subsidiaries.

                i. "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military or sick leave), provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                j. "Designated Subsidiaries" shall mean the Subsidiary Corporations which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                k. "Employee" shall mean any person, including an officer, who is regularly employed by the Company or one of its Designated
Subsidiaries.

                l. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                m. "Exercise Date" shall mean the last business day of each Offering Period for which payroll deductions are made under the Plan.

                n. "Fair Market Value" per share of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock, on the national securities exchange on which the Common Stock is principally traded, on such date or on the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                o.   "Offering Date" shall mean January 1 of each Plan Year.

                p. "Offering Period" shall mean each Plan Year while the Plan is in effect, commencing on each Offering Date, provided that the Committee shall have the power to change the duration of Offering Periods.

                q. "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of an option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                r. "Participant" shall mean an Employee who participates in the Plan.

                s. "Plan" shall mean the Chartwell Re 1995 Employee Stock Purchase Plan, as amended from time to time.

                t.   "Plan Year" shall mean the calendar year.

                u. "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of an option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            3.  Eligibility.

                a. Subject to the requirements of Section 4.b. hereof, any person who is (i) an Employee as of an Offering Date, (ii) regularly scheduled to work at least twenty (20) hours per week and at least five (5) months per calendar year and (iii) at the commencement of such Offering Period has maintained Continuous Status as an Employee for at least one (1) year, shall be eligible to participate in the Plan and to be granted an option for the Offering Period commencing on such Offering Date (each, an "eligible Employee"); provided, however, that with respect to the Offering Period commencing on [Merger Closing Date], 1995, the condition set forth in clause
(iii) above shall be waived with respect to persons who are Employees as of such Offering Date.

                b. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation or Parent Corporation of the Company, or (ii) which permits such Employee's right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary Corporation or Parent Corporation of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.

            4.  Grant of Option; Participation.

                a. On each Offering Date the Company shall commence an offer by granting each eligible Employee an option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3.b. and 10 hereof.

                b. Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, solely by filing an agreement with the Company authorizing payroll deductions (as set forth in Section 5 hereof). Any such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

                c. The option price per share of Common Stock subject to an offering shall be the lesser of an amount equal to: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

                d. No option granted under the Plan shall be exercisable more than five (5) years after its grant date.

            5.  Payroll Deductions.

                a. A Participant may, in accordance with rules adopted by the Committee, authorize a payroll deduction of any whole percentage from two percent (2%) to ten percent (10%) of such Participant's Compensation for each pay period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) at any time but not more frequently than once each six (6) months, by filing a new authorization form with the Committee.

                b. All payroll deductions made by a Participant shall be credited to a recordkeeping account under the Plan maintained for such Participant. A Participant may not make any additional payments into such account.

            6.  Exercise of Option.

                a. Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant's election to purchase shares of Common Stock will be exercised automatically on the Exercise Date and the maximum number of full shares of Common Stock subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions and cash dividends (credited pursuant to Section 9 hereof) in such Participant's account. During a Participant's lifetime, a Participant's option to purchase shares hereunder shall be exercisable solely by such Participant.

                b. Any cash balance remaining in a Participant's account after the termination of an Offering Period will be carried forward to the Participant's account for the purchase of Common Stock during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise the Participant will receive a cash payment equal to the balance of his or her account.

                c. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares.

            7.  Delivery of Common Stock.

                a. As promptly as practicable after receipt by the Committee of a written request for withdrawal of Common Stock from any Participant, the Company shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Subject to paragraph b. of this Section 7, withdrawals (i) may be made no more frequently than once each Plan Year and (ii) cannot occur prior to two (2) years from the Exercise Date on which such shares of Common Stock were purchased. Shares of Common Stock received pursuant to stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

                b.  Notwithstanding anything in paragraph a. of this
Section 7 to the contrary, shares of Common Stock may be withdrawn by a Participant more than once during a Plan Year and prior to the second anniversary of the Exercise Date on which such shares were purchased under the following circumstances: (i) within sixty (60) days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion. Shares of Common Stock purchased pursuant to reinvestment of cash dividends shall not be subject to the restriction in
Section 7.a.(ii) hereof.

            8.  Withdrawal; Termination of Employment.

                a. A Participant may withdraw all, but not less than all, of the payroll deductions and cash dividends credited to such Participant's account (that have not been used to purchase shares of Common Stock) under the Plan at any time by giving written notice to the Company received thereby prior to the Exercise Date. All such payroll deductions and cash dividends credited to such Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock shall be made for such Participant during such Offering Period and any additional cash dividends during the Offering Period shall be distributed to the Participant.

                b. Upon termination of a Participant's Continuous Status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions and cash dividends credited to such Participant's account (that have not been used to purchase shares of Common Stock) shall be returned (and any future cash dividends shall be distributed) to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 12 hereof, and such Participant's option shall be automatically terminated.

                c. A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

            9.  Dividends and Interest.

                a. Cash dividends paid on Common Stock held in a Participant's account shall be credited to such Participant's account and used in addition to payroll deductions to purchase shares of Common Stock on the Exercise Date. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

                b. No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.

          10.   Stock.

                a. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 100,000, subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof. If the total number of shares of Common Stock which would otherwise be subject to options granted pursuant to Section 4.a. hereof on an Offering Date exceeds the number of such shares then available under the Plan (after deduction of all such shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                b. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

          11. Administration. The Plan shall be administered by the Committee and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

          12.   Designation of Beneficiary.

                a. A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares of Common Stock and cash remaining in such Participant's account under the Plan in the event of the Participant's death.

                b. Any such beneficiary designation may be changed by the Participant at any time by written notice filed with the Company on a form provided for such purpose by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          13. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

          14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

          15. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account will be given to participating Employees as soon as practicable following each Offering Period, which statements shall set forth the amounts of payroll deductions, the per share purchase price, the number of shares of Common Stock purchased, the aggregate number of such shares in the Participant's account and the remaining cash balance, if any.

          16. Effect of Certain Changes. In the event of a Change in Capitalization or the distribution of an extraordinary dividend on shares of Common Stock, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including, without limitation, adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, the Offering Period will terminate unless otherwise provided by the Committee.

          17. Amendment or Termination. The Board may at any time terminate or amend the Plan. Except as provided in Section 16 hereof, no such termination shall adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or to comply with any other law, regulation or stock exchange rule.

          18. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          19.   Regulations and Other Approvals; Governing Law.

                a. The Plan and the rights of all persons claiming entitlement to a benefit hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

                b. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                c. The Plan is intended to comply with Rule 16b-3 under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          20. Withholding of Taxes. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two (2) year period commencing on the day after the Offering Date or within the one (1) year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

          21. Effective Date. The Plan shall be effective as of the date determined by the Company subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date on which the Plan is adopted.


          CHARTWELL RE CORPORATION 1995 EMPLOYEE STOCK PURCHASE PLAN
                            SUBSCRIPTION AGREEMENT

                  Offering Period Commencing __________, 1995


Print Name of Employee: __________________________________

Social Security Number: __________________________________

1. I elect to participate in the Chartwell Re Corporation 1995 Employee Stock Purchase Plan (the "Plan") for this Offering Period (as defined in the Plan) and to subscribe to purchase shares of the Common Stock of Chartwell Re Corporation (the "Company"), par value $.01 per share, in accordance with this Subscription Agreement and the Plan.

2. I authorize payroll deductions from each paycheck during the Offering Period, in an amount equal to ____% of my Compensation (as defined in the Plan). I understand that my payroll deductions must be a whole percentage that cannot be less than 2% nor more than 10% of my compensation. I further understand that my payroll deduction authorization will continue in effect for future Offering Periods until it is modified or terminated by me.

3. I understand that my payroll deductions will be accumulated for the purchase of shares of the Company's Common Stock, at the price determined in accordance with the terms of the Plan. I further understand that, except as otherwise set forth in the Plan, such shares will be purchased for me automatically on the Exercise Date (as defined in the Plan) unless I withdraw from the Plan by giving written notice to the Company prior to the Exercise Date.

4. I have received a copy of the Plan and a description of the Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5.    Shares purchased for me under the Plan should be issued in the name(s)
      of:
      ____________________________________________________________
      ____________________________________________________________

6. If I dispose of any shares of the Company's Common Stock received by me pursuant to the Plan within 2 years after the Offering Date (as defined in the Plan) or 1 year after the Exercise Date with respect to such shares, I hereby agree to notify the Company in writing within 10 days after the date of any such disposition.

7. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


                                    Signature: _______________________

                                    Date: ____________________________






                                                                    EXHIBIT H



                                                                [Closing Date]

[Chartwell]

[Address]


Ladies and Gentlemen:

            I have been advised that as of the date of this letter I have been identified as a possible "affiliate" of Piedmont Managment Company Inc., a Delaware corporation ("Piedmont"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

            Pursuant to the terms of an Agreement and Plan of Merger dated as of ____________, 1995 (the "Merger Agreement"), by and between Piedmont and Chartwell Re Corporation, a Delaware corporation ("Chartwell"), Piedmont will be merged with and into Chartwell (the "Merger"). As a result of the Merger, I will receive Merger Consideration (as defined in the Merger Agreement), including shares of common stock, par value $.01 per share, of Chartwell (the "Common Stock") in exchange for shares of common stock, par value $.50 per share, of Piedmont owned by me at the Effective Time of the Merger (as defined in the Merger Agreement).

            A. In connection therewith, I represent, warrant and agree that:

            1. I shall not make any sale, transfer or other disposition of the Common Stock I receive as a result of the Merger in violation of the Securities Act or the Rules and Regulations.

            2. I have been advised that the issuance of the Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of Piedmont I may have been deemed an "affiliate" of Piedmont and the distribution by me of the shares of the Common Stock I receive as a result of the Merger has not been registered under the Securities Act, such shares must be held by me indefinitely unless i) such distribution of such shares has been registered under the Securities Act, ii) a sale of such shares is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or iii) such sale is pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Chartwell or as described in a "no-action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

            3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other applicable limitations upon the sale, transfer or other disposition of the shares of the Common Stock to be received by me in the Merger, to the extent I have felt necessary, with my counsel or with counsel for Chartwell.

            B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

            1. Except as set forth in the Registration Rights Agreement dated the date hereof, Chartwell is under no further obligation to register the sale, transfer or other disposition of the shares of the Common Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available, except as set forth in paragraph C below.

            2. Stop transfer instructions will be given to the transfer agents of Chartwell with respect to the shares of the Common Stock I will receive as a result of the Merger, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT
            DATED               , 1995 BETWEEN THE REGISTERED HOLDER HEREOF
            AND [Chartwell], A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF [Chartwell]."

            3. Unless the transfer by me of my shares of the Common Stock is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations or made pursuant to a registration under the Securities Act, Chartwell reserves the right to put the following legend on the certificates issued to my transferee:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

            It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends referred to above will be removed if
(i) two years shall have elapsed from the date the undersigned acquired the Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, upon delivery to Chartwell of appropriate evidence thereof, if so requested by Chartwell, (ii) three years shall have elapsed from the date the undersigned acquired the Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, upon delivery to Chartwell of appropriate evidence thereof, if so requested by Chartwell, or (iii) Chartwell has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Chartwell, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

            Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Piedmont as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

            C.    Chartwell hereby represents, warrants and agrees that:

            For as long as resales of any shares of the Common Stock owned by me are subject to Rule 145, Chartwell shall make all filings of the nature specified in paragraph (c)(1) or (c)(2) of Rule 144 of the Rules and Regulations.

                                          Very truly yours,



Accepted and agreed:

____________________
[Chartwell]




                                                                    EXHIBIT I



                         REGISTRATION RIGHTS AGREEMENT



              REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of ________ __, 1995, among Chartwell Re Corporation, a Delaware corporation ("Chartwell"), and the security holders named in the schedule of holders (the "Schedule of Holders") attached hereto and any future security holder of Chartwell that becomes a party to this Agreement in accordance with the terms hereof (collectively, the "Stockholders" and individually a "Stockholder").

              WHEREAS, as of the date hereof, Piedmont Management Company Inc. ("Piedmont") will be merged with and into Chartwell, with Chartwell as the surviving corporation, pursuant to the Merger Agreement (as defined below); and

              WHEREAS, the Stockholders as of the date of this Agreement represent certain of the current holders of the common stock, par value $.01 per share (the "Common Stock"), of Chartwell (the "Chartwell Stockholders"), and of the common stock, par value $.50 per share (the "Piedmont Common Stock"), of Piedmont (the "Piedmont Stockholders").

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

              SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                     "Affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Chartwell.

                     "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law or executive order to close.

                     "Disadvantageous Condition" shall have the meaning given such term in Section 3.1(a)(i) hereof.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                     "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of __________, 1995 between Piedmont and Chartwell.

                     "Minimum Registration Amount" shall mean that number of Registrable Securities represented by a number of shares of Common Stock which is not less than 400,000 (such number to be proportionally adjusted in the event of any stock split or stock dividend).

                     "NASD" shall mean the National Association of Securities Dealers, Inc.

                     "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                     "Original Stockholders Agreement" shall mean the Stockholders Agreement dated as of December 31, 1992, among Chartwell and the Chartwell Stockholders, as amended.

                     "Other Stockholders" shall have the meaning given such term in Section 3.1(a)(i) hereof.

                     "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

                     "Priority Securities" shall have the meaning given such term in Section 3.1(b)(i) hereof.

                     "Registrable Securities" shall mean shares of Common Stock (including shares of Common Stock issuable upon exercise of the Warrants) and any other security issued upon conversion or exchange of capital stock of Chartwell or issued as a dividend or otherwise in respect of the Common Stock, other than Rule 144 Securities (as defined herein) which may be distributed to the public pursuant to Rule 144(k) under the Securities Act; provided, however, that such securities shall cease to be Registrable Securities if and when (A) a registration statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (B) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by Chartwell, and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, or (C) such securities shall have ceased to be outstanding. Registrable Securities do not include any unexercised Warrants.

                     "Registration Expenses" shall mean all expenses incident to Chartwell's performance of or compliance with its obligations under Article III of this Agreement, including, without limitation, all SEC and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for Chartwell and all independent auditors (including the expenses of any "comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees of one counsel retained in connection with each such registration by the holders of a majority of the Registrable Securities being registered, and the reasonable fees and expenses of any special experts retained by Chartwell in connection with such registration (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities).

                     "Requesting Stockholders" shall have the meaning given such term in Section 3.1(a)(i) hereof.

                     "SEC" shall mean the Securities and Exchange Commission.

                     "Securities Act" shall mean the Securities Act of 1933, as amended.

                     "Warrants" shall mean those warrants issued by Chartwell to purchase shares of Common Stock which are outstanding as of the date of the Merger Agreement.

All capitalized terms used and not defined herein shall have the meaning assigned to them in the Merger Agreement.

                                  ARTICLE II

                                REPRESENTATIONS

              SECTION 2.1. Chartwell represents to the Stockholders that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by Chartwell. This Agreement is a valid, binding and enforceable agreement of Chartwell.

              SECTION 2.2. Each Stockholder represents to Chartwell that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by such Stockholder. This Agreement is a valid, binding and enforceable agreement of such Stockholder.

                                  ARTICLE III

                              REGISTRATION RIGHTS

              SECTION 3.1. Registration Rights. The Stockholders shall have the right to register their Registrable Securities in accordance with the following provisions.

              (a)  Registration on Request.

                  (i) At any time and from time to time commencing on the effective date hereof, upon the written request of Stockholders holding Registrable Securities equal to at least the Minimum Registration Amount (the "Requesting Stockholders") that Chartwell effect the registration under the Securities Act of an amount of Registrable Securities held by them equal to at least the Minimum Registration Amount, Chartwell will promptly give written notice to all other Stockholders of Registrable Securities (the "Other Stockholders") that a request for registration has been received with respect to the Minimum Registration Amount. For a period of 15 days following delivery of such notice, the Other Stockholders may request that Chartwell also register their Registrable Securities and after the expiration of such 15 day period, Chartwell shall notify all Stockholders of the number of Registrable Securities to be registered. Thereupon, Chartwell will use its best efforts to cause the prompt registration under the Securities Act, subject to the provisions of this Section 3.1, of (A) the Registrable Securities which the Requesting Stockholders have requested Chartwell to register and (B) all other Registrable Securities which Chartwell has been requested to register by the Other Stockholders, and in connection therewith, prepare and file on such appropriate form as Chartwell, in its reasonable discretion, shall determine, a registration statement under the Securities Act to effect such registration.

                     With respect to any registration statement filed, or to be filed, pursuant to this Section 3.1(a)(i), if Chartwell shall furnish to the Requesting Stockholders and the Other Stockholders a certified resolution of the Board of Directors stating that in the Board of Directors' good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or financing, merger, sale of assets, capitalization or other similar corporate activity, or the unavailability for reasons beyond Chartwell's control of any required audited financial statements, or any other event or condition of similar significance to Chartwell) be materially disadvantageous (a "Disadvantageous Condition") to Chartwell or its stockholders for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, Chartwell shall be entitled to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which Chartwell shall promptly deliver to the Requesting Stockholders and the Other Stockholders); provided, however, that Chartwell shall not be entitled to delay any such registration statement pursuant to the foregoing (A) for more than a total of 180 days or (B) more than once during any 12 month period. Upon receipt of any such notice of a Disadvantageous Condition, such Requesting Stockholders and Other Stockholders will forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by Chartwell, each such Stockholder will deliver to Chartwell all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities. In the event that Chartwell shall give any notice of a Disadvantageous Condition, Chartwell shall at such time as it in good faith deems appropriate file a new registration statement covering the Registrable Securities that were covered by such withdrawn registration statement, and such registration statement shall be maintained effective for such time as may be necessary so that the period of effectiveness of such new registration statement shall be such time as may be otherwise required by Section 3.1(a)(iii).

                     Requesting Stockholders holding a majority of the Registrable Securities held by all Requesting Stockholders may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Requesting Stockholders or the Other Stockholders, by providing a written notice to Chartwell revoking such request.

                 (ii) Number of Registrations; Expenses. Chartwell shall not be obligated to effect more than one registration in any nine-month period of Registrable Securities pursuant to requests from Requesting Stockholders under this Section 3.1(a) and, in any event, no more than four such registrations during the term of this Agreement; provided that if Piedmont Stockholders have not been Requesting Stockholders as to at least (A) one of the first two of any such registrations, then only Piedmont Stockholders shall be entitled to be the Requesting Stockholders with respect to the third and fourth such registrations, or (B) two of the first three of any such registrations, then only Piedmont Stockholders shall be entitled to be the Requesting Stockholders with respect to the fourth such registration; provided further, that Piedmont Stockholders shall not be Requesting Stockholders as to more than a total of two of any such registrations. Chartwell shall pay all Registration Expenses in connection with the four registrations which the Requesting Stockholders are entitled to request pursuant to this Section 3.1(a). However, each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to this Section 3.1(a). Notwithstanding any other provisions contained in this Section 3.1(a), Chartwell shall not be required to register any Registrable Securities pursuant to an effective registration statement in connection with a request for such registration made in accordance with this Section 3.1(a) if the previous registration statement with respect to any request made pursuant to this Section 3.1(a) became effective less than 180 days prior to such request.

                (iii) Effective Registration Statement. A registration requested pursuant to this Section 3.1(a) shall not be deemed to have been effected unless the registration statement relating thereto (A) has become effective under the Securities Act and at least 50% of the Registrable Securities of the Stockholders included in such registration have actually been sold thereunder, and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Requesting Stockholders and the Other Stockholders included in such registration have actually been sold thereunder); provided, however, that if any effective registration statement requested pursuant to this Section 3.1(a) is discontinued in connection with a Disadvantageous Condition, such registration statement shall not be included as one of the registrations which may be requested pursuant to Section 3.1(a) hereof if less than 80% of all the Registrable Securities included in such registration have been sold thereunder; provided further, that if after any registration statement requested pursuant to this Section 3.1(a) becomes effective (A) such registration statement is subject to any stop order, injunction or other order or requirement of the SEC or other government agency or court due to the actions or omissions to act of Chartwell and (B) less than 80% of all of the Registrable Securities included in such registration have been sold thereunder, or less than 80% of the Registrable Securities of a particular Requesting Stockholder included in such registration have been sold thereunder, such registration statement shall not be included as one of the registrations which such Requesting Stockholders are entitled to request pursuant to Section 3.1(a)(ii).

                 (iv) Selection of Underwriters. If any requested registration pursuant to this Section 3.1(a) is in the form of an underwritten offering, the Stockholders holding a majority of the Registrable Securities in respect of which registration has been requested shall have the right to select the investment banker and manager or co-managers that will administer the offering, subject to the consent of Chartwell, which consent shall not be unreasonably withheld.

                  (v) Pro Rata Participation in Requested Registrations. If a requested registration pursuant to this Section 3.1(a) involves an underwritten offering and the managing underwriter shall advise Chartwell that, in its view, the number of equity securities requested to be included in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such securities can be sold, the number of Registrable Securities requested to be registered by the Requesting Stockholders and the Other Stockholders included by Chartwell in such registration shall be allocated pro rata among the Requesting Stockholders and the Other Stockholders on the basis of the relative number of shares of Registrable Securities owned by them; provided, however, that if in any such underwritten offering Chartwell includes in such registration statement less than 80% of the Registrable Securities requested to be included therein by any Requesting Stockholder, then such registration statement shall not be included as one of the registrations which the Requesting Stockholders are entitled to request pursuant to Section 3.1(a)(ii).

              (b)    Incidental Registration

                  (i) If Chartwell at any time proposes to register any of its equity securities (the "Priority Securities") under the Securities Act (other than a registration (A) relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of Chartwell, (B) in connection with an acquisition by Chartwell of another company or (C) pursuant to
      Section 3.1(a) hereof) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (whether or not for sale for its own account), it shall each such time, subject to the provisions of Section 3.1(b)(ii) hereof, give prompt written notice to all holders of record of Registrable Securities of its intention to do so and of such Stockholders' rights under this Section 3.1(b), at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer all such Stockholders the opportunity to include in such registration statement such number of Registrable Securities as each such Stockholder may request. Upon the written request of any such Stockholder made within 20 days after the receipt of Chartwell's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), Chartwell will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Chartwell has been so requested to register by the Stockholders thereof; provided, that (A) if such registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in Chartwell's registration must sell their Registrable Securities to the underwriters selected by Chartwell on the same terms and conditions as apply to Chartwell; and (B) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 3.1(b)(i) and prior to the effective date of the registration statement filed in connection with such registration, Chartwell shall determine for any reason not to register such securities, Chartwell shall give written notice to all holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of Stockholders under Section 3.1(a) hereof). If a registration pursuant to this
      Section 3.1(b)(i) involves an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration. No registration effected under this Section 3.1(b) shall relieve Chartwell of its obligations to effect registrations upon request under Section 3.1(a) hereof. Chartwell shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1(b). However, each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 3.1(b).

                 (ii) Priority in Incidental Registrations. If a registration pursuant to this Section 3.1(b) involves an underwritten offering and the managing underwriter advises Chartwell that, in its good faith view, the number of equity securities (including all Registrable Securities) which Chartwell, the Stockholders and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold without having a material adverse effect on such offering, including the price at which such Registrable Securities can be sold, Chartwell will include in such registration (A) first, all the Priority Securities to be sold for Chartwell's own account; (B) second, to the extent that the number of Priority Securities is less than the number of Registrable Securities which the underwriter has advised Chartwell can be sold in such offering without having the material adverse effect referred to above, as many Registrable Securities requested to be included in such registration by the Stockholders pursuant to Section 3.1(b)(i) hereof, provided that if the number of Registrable Securities requested to be included in such registration by the Stockholders pursuant to Section 3.1(b)(i) hereof, together with the number of Priority Securities, exceeds the number which Chartwell has been advised can be sold in such offering without having the material adverse effect referred to above, the number of such Registrable Securities requested to be included in such registration by the Stockholders pursuant to Section 3.1(b)(i) hereof shall be allocated pro rata among all such requesting Stockholders on the basis of the relative number of Registrable Securities owned by them; and (C) third, to the extent that the number of Priority Securities and Registrable Securities, as contemplated by (A) and (B) above, is less than the number of Registrable Securities which the underwriter has advised Chartwell can be sold in such offering without having the material adverse effect referred to above, the number of equity securities requested to be included in such registration by Persons other than the Stockholders shall be allocated among such other Persons on a basis as determined (or to be determined) by Chartwell and such other Persons.

              (c)    Holdback Agreements.

                  (i) If any registration of Registrable Securities shall be in connection with an underwritten public offering, upon the request of the managing underwriter each holder of Registrable Securities agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144 or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of Chartwell or of any security convertible into or exchangeable or exercisable for any equity security of Chartwell (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 120 day period which begins on, the effective date of such registration statement (except as part of such registration), provided that each holder of Registrable Securities has received written notice of such registration at least two Business Days prior to the anticipated beginning of the seven day period referred to above.

                 (ii) If any registration of Registrable Securities shall be in connection with an underwritten public offering, Chartwell agrees (A) not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Chartwell (other than any such sale or distribution of such securities in connection with any merger or consolidation by Chartwell or any Affiliate or the acquisition by Chartwell or an Affiliate of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the seven days prior to, and during the 120 day period which begins on, the effective date of such registration statement (except as part of such registration) and (B) that any agreement entered into after the date hereof pursuant to which Chartwell issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

              (d) Registration Procedures. In connection with any offering of Registrable Securities registered pursuant to this Section 3.1, Chartwell shall:

                  (i) Prepare and file with the SEC within 90 days after receipt of a request for registration, a registration statement on any form for which Chartwell then qualifies or which counsel for Chartwell shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as provided herein, provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, Chartwell will (A) furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed for said counsel's review and comment and (B) notify each Stockholder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                 (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) and Rule 174 of the Securities Act, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

                (iii) Furnish to each holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as any Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

                 (iv) Use its best efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Stockholder; provided that Chartwell will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (v) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Chartwell to enable the holder or holders thereof to consummate the disposition of such Registrable Securities.

                 (vi) Immediately notify each holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to Chartwell's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and Chartwell will promptly prepare and furnish to such Stockholder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (vii) Use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange (including NASDAQ) and on each securities exchange on which similar securities issued by Chartwell may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

               (viii) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being covered by such registration statement or the underwriters retained by such Stockholders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

                 (ix) Make available for inspection by any holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Stockholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Chartwell and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Chartwell's and its Affiliates' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

                  (x) Use its best efforts to obtain a "comfort" letter from Chartwell's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the holders of a majority in interest of the Registrable Securities being sold reasonably request.

                 (xi) Use its best efforts to obtain an opinion of outside counsel for Chartwell covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and delivered to underwriters in underwritten public offerings of securities, and such other legal matters as the holders of a majority in interest of the Registrable Securities being sold reasonably request.

                (xii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Stockholders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities
      Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

              It shall be a condition precedent to the obligation of Chartwell to take any action with respect to securities of a holder of Registrable Securities that such Stockholder shall furnish to Chartwell such information regarding the securities held by such Stockholder and the intended method of disposition thereof as Chartwell shall reasonably request and as shall be required in connection with the action taken by Chartwell.

              Each holder of Registrable Securities agrees that, upon receipt of any notice from Chartwell of the happening of any event of the kind described in Section 3.1(d)(vi) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(d) (vi) hereof, and, if so directed by Chartwell, such Stockholder will deliver to Chartwell (at Chartwell's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Stockholder's possession of the existing prospectus covering such Registrable Securities. In the event Chartwell shall give any such notice, the period mentioned in Section 3.1(d)(ii) hereof shall be extended by the greater of (A) three months or (B) the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1(d)(vi) hereof to and including the date when each Stockholder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 3.1(d)(vi) hereof.

              (e)    Indemnification.

                  (i) Indemnification by Chartwell. In the event of any registration of any securities of Chartwell under the Securities Act pursuant to this Agreement, Chartwell will indemnify and hold harmless, to the full extent permitted by law, each of the holders of any Registrable Securities covered by such registration statement, their respective directors and officers, general partners, limited partners and managing directors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with any such Stockholder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling Persons, partners and managing directors of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Chartwell's consent, which consent will not be unreasonably withheld) to which such Stockholder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling Person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Chartwell of any federal, state or common law rule or regulation applicable to Chartwell and relating to action required of or inaction by Chartwell in connection with any such registration. Chartwell shall reimburse each such Stockholder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding, provided, that Chartwell shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Chartwell through an instrument duly executed by such Stockholder in its capacity as a Stockholder in Chartwell or any such director, officer, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and, provided further, that Chartwell shall not be liable to any holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Chartwell has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling Person and shall survive the transfer of such securities by such Stockholder.

                 (ii) Indemnification by the Stockholders and Underwriters. Chartwell may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with the provisions hereof, that Chartwell shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities (other than the State of Michigan Retirement System and the Virginia Retirement System) or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (i) above) Chartwell and its directors, officers, controlling Persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Chartwell or its representatives through an instrument duly executed by or on behalf of such Stockholder or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Chartwell or any of the Stockholders, underwriters, or any of their respective directors, officers, general or limited partners, managing directors or controlling Persons and shall survive the transfer of such securities by such Stockholder, provided, however, that no such Stockholder shall be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Stockholder.

                (iii) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding sections of this Section, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                 (iv) Other Indemnification. Indemnification similar to that specified in the preceding Sections of this Section (with appropriate modifications) shall be given by Chartwell and each holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (v) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, Chartwell, the Stockholders and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Chartwell, the Stockholders and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the prospectus bears to the initial public offering price appearing thereon and Chartwell and the Stockholders are responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between Chartwell and the Stockholders, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (A) the relative benefits received by Chartwell, on the one hand, and the holders of the Registrable Securities included in the offering on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and (B) the relative fault of Chartwell, on the one hand, and the holders of the Registrable Securities included in the offering, on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Chartwell, on the one hand, and the holders of the Registrable Securities on the other, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to Chartwell in respect of the Registrable Securities plus the total net proceeds from the offering of any securities included in such offering (net of underwriting discounts and commissions before deducting expenses) received by Chartwell bears to the amount by which the total net proceeds from the offering of Registrable Securities (net of underwriting discounts and commissions before deducting expenses) received by the holders of the Registrable Securities with respect to such offering exceeds the purchase price paid to Chartwell in respect of the Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth on the table to the cover page of the prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Chartwell or the holders of the Registrable Securities, the intent of the parties and their relative access to information and Chartwell and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, Chartwell and the Stockholders agree that any contribution required to be made by a Stockholder pursuant to this Section 3.1(e)(v) shall not exceed the net proceeds from the offering of Registrable Securities (net of underwriting discounts and commissions before deducting expenses) received by such Stockholder with respect to such offering. For purposes of this Section, each Person, if any, who controls a Stockholder or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Stockholder or underwriter, and each director of Chartwell, each officer of Chartwell who signed the registration statement, and each Person, if any, who controls Chartwell within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Chartwell.

                 (vi) Rule 144. Chartwell agrees that it will file in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, if at any time Chartwell is not required to file such reports, it will make available to the public, to the extent required to permit the sale of shares by any Stockholder pursuant to Rule 144, current information about itself and its activities as contemplated by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, Chartwell may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. For purposes of this Agreement "Rule 144 Securities" are Registrable Securities which are of a class which is registered under Section 12 of the Exchange Act and which may be publicly sold pursuant to the provisions of Rule 144 under the Securities Act.


                                  ARTICLE IV

                                 MISCELLANEOUS

              SECTION 4.1. Effective Date. This Agreement shall become effective as of the Effective Time of the Merger (each as defined in the Merger Agreement).

              SECTION 4.2. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

              SECTION 4.3. Entire Agreement; Further Assurances. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. In the event that after the date hereof, any further action by any party hereto is necessary to carry out the provisions of this Agreement, each such party shall take all such necessary action.

              SECTION 4.4. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally, sent by registered mail, postage prepaid, return receipt requested, by overnight courier service or by facsimile transmission (with appropriate confirmation) to the address or number of the party set forth below, or to such other address or number as the party to whom notice is to be given may provide in a written notice to Chartwell, a copy of which written notice shall be on file with the Secretary of Chartwell. No notice shall be effective except upon actual delivery.

              If to Chartwell:

              Chartwell Re Corporation
              300 Atlantic Street
              Suite 400
              Stamford, CT 06901

              Attention:  Chief Executive Officer

              Fax:  (203) 961-7310

              With a copy to:

              LeBoeuf, Lamb, Greene
                & MacRae, L.L.P.
              125 West 55th Street
              New York, NY 10019

              Attention:  Peter R. O'Flinn

              Fax:  (212) 424-8500

              If to a Stockholder or holder of Warrants, to the address for such holder as set forth in the Schedule of Holders, with copies to such other Persons as provided therein.

              SECTION 4.5. Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of law.

              SECTION 4.6. Consent to Jurisdiction. Each party hereto agrees to the non-exclusive jurisdiction of any state or Federal court within the State of Delaware, with respect to any claim or cause of action, whether in law or equity arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered mail, to the address of the party as set forth in Section 4.4, or to such other address as the party to whom notice is to be given may provide in a written notice to Chartwell, a copy of which written notice shall be on file with the Secretary of Chartwell and service so made shall be deemed to be completed when received. Each party hereto waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. Each party hereto waives trial by jury in any action brought hereunder. Each party hereto agrees that a final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of any party hereto to serve legal process in any other manner permitted by law. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby waives such immunity in respect of its obligations hereunder. The State of Michigan Retirement System shall not be bound by the provisions of this Section 4.6.

              SECTION 4.7. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

              SECTION 4.8. Agreement to be Filed. A copy of this Agreement shall be filed with the Secretary of Chartwell and kept with the records of Chartwell.

              SECTION 4.9. Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of the Common Stock imposed by, any other agreement. The parties to the Original Stockholders Agreement hereby acknowledge and agree that it shall terminate as of the Effective Time and be of no further force or effect.

              SECTION 4.10. Successors; Assigns; Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and, except as set forth below, their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Chartwell or any Stockholder except concurrently with a transfer of its Common Stock or Warrants (other than a transfer pursuant to a public offering under the Securities Act or pursuant to Rule 144 under the Securities
Act) and then only if, at such time, the Person to whom such transfer is proposed to be made shall execute a counterpart of this Agreement, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all terms and conditions of this Agreement.

              SECTION 4.11. Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute or excuse a default by any other party.

              SECTION 4.12. Term. This Agreement shall terminate upon the first to occur of (i) the liquidation or dissolution of Chartwell, or (ii) ten years from the date of this Agreement to the extent the registration rights hereunder have not theretofore been exercised.

              SECTION 4.13. Amendments. This Agreement may be amended, modified, waived or supplemented only by written instrument executed by Chartwell and any Stockholder whose rights hereunder would be adversely affected thereby; provided that the sale or transfer by a Stockholder or holder of Warrants of Common Stock or Warrants (and, as a result, the purchaser's or transferee's becoming a party hereto) shall not be deemed an amendment, modification, waiver or supplement of this Agreement.

              SECTION 4.14. Waiver and Consent. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

              SECTION 4.15. Recapitalization, Exchanges, and Similar Actions Affecting the Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Common Stock and to any and all shares of capital stock of Chartwell or any successor which may be issued in respect of, in exchange for, or in substitution of the Common Stock.

              SECTION 4.16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.



              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    CHARTWELL RE CORPORATION


                                    By:____________________________
                                       Name:
                                       Title:




                                    WAND PARTNERS (CHARTWELL) L.P.


                                    By:  WAND PARTNERS INC.
                                            General Partner



                                    By:____________________________
                                       Name:  Bruce W. Schnitzer
                                       Title: Chairman

                                    Address:  Mr. Bruce W. Schnitzer
                                              Wand Partners Inc.
                                              630 Fifth Avenue
                                              Suite 2435
                                              New York, NY  10111




                                    SWISS AMERICAN CORPORATION


                                    By:____________________________
                                       Name:  Salvatore R. DiDonna
                                       Title: Secretary

                                    Address:  Mr. Salvatore R. DiDonna
                                              Swiss American Corporation
                                              100 Wall Street
                                              New York, NY  10005



                                    VIRGINIA RETIREMENT SYSTEM

                                    By: Brinson Partners, Inc.
                                           under Power of Attorney


                                    By:____________________________
                                       Name:  Robert D. Blank
                                       Title: Partner

                                    Address:  Mr. Robert D. Blank
                                              Brinson Partners, Inc.
                                              209 South LaSalle
                                              12th Floor
                                              Chicago, IL  60604




                                    BRINSON TRUST COMPANY, AS
                   TRUSTEE OF THE INSTITUTIONAL
     VENTURE CAPITAL FUND II



                                    By:____________________________
                                       Name:  Robert D. Blank
                                       Title: Assistant Trust Officer

                                    Address:  Mr. Robert D. Blank
                                              Brinson Partners, Inc.
                                              209 South LaSalle
                                              12th Floor
                                              Chicago, IL  60604




                                    CANAAN CAPITAL LIMITED PARTNERSHIP

                                    By:  Canaan Capital Management L.P.



                                    By:____________________________
                                       Name:  Stephen L. Green
                                       Title: General Partner

                                    Address:  Mr. Stephen L. Green
                                              Canaan Partners
                                              105 Rowayton Avenue
                                              Rowayton, CT  06853



                                    CANAAN CAPITAL OFFSHORE
                                      LIMITED PARTNERSHIP C.V.

                                    By:  Canaan Capital Management L.P.


                                    By:____________________________
                                       Name:  Stephen L. Green
                                       Title: General Partner

                                    Address:  Mr. Stephen L. Green
                                              Canaan Partners
                                              105 Rowayton Avenue
                                              Rowayton, CT  06853




                                    YEOMAN LIMITED



                                    By:____________________________
                                       Name:
                                       Title:

                                    Address:  Mr. Gregory Kopchinsky
                                              c/o Canaan Partners
                                              105 Rowayton Avenue
                                              Rowayton, CT  06853




                                    QUAI LIMITED



                                    By:____________________________
                                       Name:
                                       Title:

                                    Address:  Mr. Gregory Kopchinsky
                                              c/o Canaan Partners
                                              105 Rowayton Avenue
                                              Rowayton, CT  06853






                                    BELJAM HOLDINGS LTD.



                                    By:____________________________
                                       Name:
                                       Title:

                                    Address:  Mr. Gregory Kopchinsky
                                              c/o Canaan Partners
                                              105 Rowayton Avenue
                                              Rowayton, CT  06853





                                    ________________________________
                                    LESLIE ABBEY

                                    Address:  Mr. Gregory Kopchinsky
                                              c/o Canaan Partners
                                              105 Rowayton Avenue
                                              Rowayton, CT  06853





                                    ________________________________
                                    JONATHAN ABBEY

                                    Address:  Mr. Gregory Kopchinsky
                                              c/o Canaan Partners
                                              105 Rowayton Avenue
                                              Rowayton, CT  06853




                                    MICHIGAN MUTUAL INSURANCE COMPANY



                                    By:___________________________
                                       Name:  Donald R. Mandich
                                       Title: President

                                    Address:  Mr. Donald R. Mandich
                                              Michigan Mutual Insurance
                                                Company
                                              25200 Telegraph Road
                                              Southfield, MI  48086



                                    STATE TREASURER OF THE STATE
                                    OF MICHIGAN CUSTODIAN OF
                                    PUBLIC SCHOOL EMPLOYEES'
                                    RETIREMENT SYSTEM; STATE
                                    EMPLOYEES' RETIREMENT SYSTEM;
                                    MICHIGAN STATE POLICE
                                    RETIREMENT SYSTEM; JUDGES'
                                    RETIREMENT SYSTEM



                                    By:____________________________
                                       Name:
                                       Title:

                                    Address:  State of Michigan
                                              Department of Treasury
                                              Treasury Building
                                              430 West Allegan
                                              Lansing, MI  48992




                                    FIMA FINANCE MANAGEMENT INC.



                                    By:____________________________
                                       Name:
                                       Title:

                                    Address:  Mr. Gian Andrea Botta
                                              FIMA Finance Management Co.
                                              c/o EXOR America Inc.
                                              375 Park Avenue
                                              New York, NY  10152




                                    FOREIGN & COLONIAL ENTERPRISE
                                      TRUST PLC



                                    By:____________________________
                                       Name:
                                       Title:

                                    Address:  Ms. Cecilia Astrup
                                              Foreign & Colonial
                                                Ventures
                                              8th Floor
                                              Exchange House
                                              Primrose Street
                                              London EC2A 2NY England




                                    WAND/CHARTWELL INVESTMENTS L.P.

                                    By:  WAND PARTNERS (CHARTWELL) L.P.
                                            General Partner

                                    By:  WAND PARTNERS INC.
                                            General Partner



                                    By:____________________________
                                       Name:  Bruce W. Schnitzer
                                       Title: Chairman

                                    Address:  Mr. Bruce W. Schnitzer
                                              Wand Partners Inc.
                                              630 Fifth Avenue
                                              Suite 2435
                                              New York, NY  10111


_______________
Note: Piedmont Stockholders to consist of (i) those trusts, represented by an aggregate of ten trustees, which are parties to the Voting Agreement among Chartwell and the Piedmont Stockholders listed on the signature pages thereof, dated as of the date of the Merger Agreement, (ii) the Center for Creative Leadership and (iii) certain other significant individual stockholders constituting the Richardson Stockholders (as defined in the Stockholders Agreement).








                              Schedule of Holders

                                   [TO COME]




                                                                    Exhibit J

               FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of ____________ __, 1995, among Piedmont Management Company Inc., a Delaware corporation (the "Company"), Chartwell Re Corporation, a Delaware corporation ("Chartwell"), and [TRUSTEE], a national association, as trustee under the Indenture referred to below (the "Trustee").


                             W I T N E S S E T H :

               WHEREAS, pursuant to the Indenture (the "Indenture"), dated as of ___________ __, 1995, between the Company and the Trustee, the Company has duly issued its Contingent Interest Notes Due June 30, 2006 (collectively, the "Securities"), which Securities consist of (i) an aggregate principal amount of $1,000,000 plus interest accreting thereon from the date of issuance as provided in the Indenture at a rate of 8.0% per annum, compounded annually;

               WHEREAS, the Company and Chartwell have entered into an Agreement and Plan of Merger dated as of August 7, 1995 (the "Merger Agreement") pursuant to which, at the Effective Time (as defined in the Merger Agreement), the Company will be merged with and into Chartwell, with Chartwell being the surviving corporation (the "Merger");

               WHEREAS, upon consummation of the Merger, all of the debts, liabilities, duties and obligations of the Company will become the debts, liabilities, duties and obligations of Chartwell, including, without limitation, the debts, liabilities, duties and obligations of the Company under the Indenture;

               WHEREAS, Section 5.1 of the Indenture provides in pertinent part that the Company may consummate the Merger subsequent to the issuance of the Securities, and in the event of such Merger, Chartwell shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Indenture;

               WHEREAS, Section 5.1 of the Indenture provides in pertinent part that in connection with the Merger, the Company is required to deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and the supplemental indenture in respect thereto comply with the provisions described in the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with;

               WHEREAS, Section 5.2 of the Indenture provides in pertinent part that upon the Merger, the successor Person into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein;

               WHEREAS, Section 9.1 of the Indenture provides in pertinent part that the Company and the Trustee may supplement the Indenture without the consent of any Holder of a Security to provide for the assumption of the Company's obligations under the Indenture to the Holders in the case of a merger pursuant to Article 5 of the Indenture upon request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of such supplemental indenture; and

               WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of Chartwell in accordance with its terms have been done;

               NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities as follows:

               SECTION 1. Chartwell hereby expressly assumes all of the obligations of the Company under the Indenture, including the obligation to make due and punctual payment of the Payment Amount and the performance of every covenant, agreement and obligation on the part of the Company under the Indenture.

               SECTION 2. Pursuant to Section 5.2 of the Indenture, Chartwell hereby succeeds to, and is substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if Chartwell had been named as the Company therein.

               SECTION 3. After the execution and delivery of this Supplemental Indenture, any Securities authenticated and delivered in substitution for, or in lieu of, Securities then outstanding and all Securities presented or delivered to the Trustee on and after such date for such purpose shall be stamped, typed or otherwise affixed with a notation as follows:

               CHARTWELL RE CORPORATION, A DELAWARE CORPORATION, HAS EXPRESSLY ASSUMED ALL OF THE OBLIGATIONS OF PIEDMONT MANAGEMENT COMPANY INC. UNDER THE INDENTURE, INCLUDING THE OBLIGATION TO MAKE DUE AND PUNCTUAL PAYMENT OF THE PAYMENT AMOUNT (AS DEFINED IN THE INDENTURE) AND THE PERFORMANCE OF EVERY COVENANT, AGREEMENT AND OBLIGATION ON THE PART OF PIEDMONT MANAGEMENT COMPANY INC. UNDER THE INDENTURE. REFERENCE IS HEREBY MADE TO THE FIRST SUPPLEMENTAL INDENTURE, DATED AS OF ____________ __, 1995, COPIES OF WHICH ARE ON FILE WITH THE TRUSTEE.

               SECTION 4. The Trustee accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

               SECTION 5. The Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

               SECTION 6. The recitals contained in this Supplemental Indenture shall be taken as the statements of Chartwell and the Company, and the Trustee shall have no responsibility for their correctness.

               SECTION 7. This Supplemental Indenture shall become effective upon, and simultaneously with, the Effective Date of the Merger.

               SECTION 8. The internal laws of the State of New York shall govern this Supplemental Indenture.

               SECTION 9. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 10. Capitalized terms not otherwise defined herein are defined as set forth in the Indenture.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                              PIEDMONT MANAGEMENT COMPANY
                                         INC.


                              By:__________________________
                                 Name:
                                 Title:
[CORPORATE SEAL]

Attest:



By:_________________________
   Name:
   Title:

                              CHARTWELL RE CORPORATION


                              By:__________________________
                                 Name:
                                 Title:
[CORPORATE SEAL]

Attest:



By:_________________________
   Name:
   Title:



                              [TRUSTEE]



                              By:__________________________
                                 Name:
                                 Title:
[CORPORATE SEAL]

Attest:


By:_________________________
   Name:
   Title:



STATE OF _____________     )
                           )
COUNTY OF ____________     )


               BEFORE ME, the undersigned authority, on this __ day of ________, 1995, personally appeared ____________, ____________ of Piedmont
Management Company Inc., a Delaware corporation, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such corporation for the purposes and consideration herein expressed and in the capacity therein stated.

               GIVEN UNDER MY HAND AND SEAL THIS ____ DAY OF ________, 1995.

(SEAL)

                                 ________________________________
                                 NOTARY PUBLIC, STATE OF ________
                                 Print Name:_____________________
                                 Commission Expires:_____________

STATE OF ___________       )
                           )
COUNTY OF ___________      )


               BEFORE ME, the undersigned authority, on this __ day of ________, 1995, personally appeared ____________, ____________ of Chartwell
Re Corporation, a Delaware corporation, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such corporation for the purposes and consideration herein expressed and in the capacity therein stated.

               GIVEN UNDER MY HAND AND SEAL THIS ____ DAY OF ________, 1995.

(SEAL)

                                 ________________________________
                                 NOTARY PUBLIC, STATE OF ________
                                 Print Name:_____________________
                                 Commission Expires:_____________

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )


               BEFORE ME, the undersigned authority, on this _______ day of ________, 1995, personally appeared _________________, _______________ of
[Trustee], a national association, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such trust for the purposes and consideration herein expressed and in the capacity therein stated.

               GIVEN UNDER MY HAND AND SEAL THIS _____ DAY OF ________, 1995.

(SEAL)
                                 ________________________________
                                 NOTARY PUBLIC, STATE OF NEW YORK
                                 Print Name:_____________________
                                 Commission Expires:_____________